Exhibit 10.10
65 HAYDEN AVENUE
LEXINGTON, MASSACHUSETTS
LEASE SUMMARY SHEET

Execution Date:	December 21, 2017
Tenant:	CONCERT PHARMACEUTICALS, INC., a Delaware corporation
Tenant’s Mailing Address Prior to Occupancy:	99 Hayden Avenue, Suite 500 Lexington, Massachusetts 02421
Landlord:	HCP/KING HAYDEN CAMPUS LLC, a Delaware limited liability company
Building:
65 Hayden Avenue, Lexington, Massachusetts. The Building consists of approximately 213,005 rentable square feet, including a four-story garage with 298 spaces (the “Garage”). The land (the “Land”) on which the Building and the Garage are located is described as “Parcel Three” and “Parcel Four” on Exhibit 2 attached hereto and made a part hereof.

Campus:
All of the land described on Exhibit 2 attached hereto and made a part hereof (including the Land described above), together with the Building described above, the buildings now known as and number 45 Hayden Avenue and 55 Hayden Avenue, and any other building and/or improvements constructed on the Land.

Premises:
Areas on the first (1st) and third (3rd) floors of the North portion of the Building, containing approximately 55,522 rentable square feet in the aggregate. The Premises consist of:
Prime Premises, which are located on the third (3rd) floor.
Chemical Storage Premises: The Chemical Storage Premises will be located within the Prime Premises.
Hazardous Waste Storage Premises: The Hazardous Waste Storage Premises will be a part of the Prime Premises unless Tenant exercises its rights with respect to the First Floor Hazardous Waste Storage RFO Premises in accordance with Exhibit 11 of this Lease in which event the Hazardous Waste Storage Premises shall also be located on the first floor of the Building.

Nitrogen Tank Premises: The Nitrogen Tank Premises shall be located on on the Land in the location shown on Exhibit 3.
Non-HM Storage Premises: The Non-HM Storage Premises shall be located on the first (1st) floor in the vicinity of the loading dock serving the Building in the location shown on Exhibit 12.
The term “Premises” shall mean the Prime Premises, Chemical Storage Premises, Hazardous Waste Storage Premises, Nitrogen Tank Premises, the Non-HM Storage Premises, as applicable. The Premises are shown on the Lease Plans attached hereto as Exhibit 1A, Exhibit 1B, Exhibit 3, and Exhibit 12 and made a part hereof (the “Lease Plans”).
As appurtenant to Tenant’s lease of the Premises, Tenant shall, in accordance with Section 1.7 of the Lease, have a license to install its Acid Neutralization Tank in the PH System Area, which is located in the PH System Room (which contains the PH systems of other tenants who have the right to use the PH System Room), all as shown on Exhibit 1B.

Property:	The Building, the Garage, the Land, and other improvements located on, and to be constructed on, the Land.
Parking Areas:
The parking structures (surface lots and parking decks) located on the Campus (excluding the parking areas labeled “Shire Areas” on Exhibit 3 attached hereto and made a part hereof), that Landlord provides for parking by all tenants of space on the Property, as the same may be changed, from time to time, by Landlord.

Term Commencement Date:
The earlier of (i) the date that Tenant first commences to use the Premises, or any portion thereof, for any Permitted Use or (ii) the later of: (x) the Substantial Completion, as hereinafter defined, of Landlord’s Work, as defined herein, or (y) August 1, 2018 (the “Estimated Term Commencement Date”).

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Rent Commencement Dates:
Base Rent Commencement Date: The later of: (i) January 1, 2019, or (ii) the Term Commencement Date.
Additional Rent Commencement Date (Tenant’s Share of Operating Costs, Taxes, & Utilities): The later of: (i) November 1, 2018, or (ii) the Term Commencement Date.

Expiration Date:
Ten (10) years after the Base Rent Commencement Date, except that if the Base Rent Commencement Date does not occur on the first day of calendar month, then the Expiration Date shall the last day of the calendar month in which the tenth anniversary of the Base Rent Commencement Date occurs.

Extension Term(s):	Subject to Section 1.2 below, two (2) extension term(s) of five (5) year(s) each.
Landlord’s Contribution:	Up to $4,996,980.00.
Permitted Uses:	Subject to Legal Requirements, general office, research, development and laboratory use, and other ancillary uses (including, but not limited to, vivarium uses) related to the foregoing.
Base Rent:	PERIOD	ANNUAL BASE RENT	MONTHLY PAYMENT
	Commencement Date to day prior to Base Rent Commencement Date	$-0-	$-0-
	Rent Year 1	$2,776,100.00	$231,341.67
	Rent Year 2*	$2,859,383.00	$238,281.92
	Rent Year 3	$2,945,164.40	$245,430.37
	Rent Year 4	$3,033,519.40	$252,793.29
	Rent Year 5	$3,124,524.90	$260,377.08
	Rent Year 6	$3,218,260.80	$268,188.40
	Rent Year 7	$3,314,808.60	$276,234.05
	Rent Year 8	$3,414,252.80	$284,521.07
	Rent Year 9	$3,516,680.40	$293,056.70
	Rent Year 10	$3,622,180.80	$301,848.40

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Rent Year:
Rent Year 1 shall be the twelve month period commencing as of the Base Rent Commencement Date, except that if the Base Rent Commencement Date occurs on other than the first day of a calendar month, then Rent Year 1 shall commence as of the Base Rent Commencement Date and shall end on the last day of the calendar year in which the first anniversary of the Base Rent Commencement Date occurs. Each Rent Year after Rent Year 1 shall be a twelve month period immediately following the preceding Rent Year.

*Notwithstanding anything in this Section of the Lease to the contrary, so long as there is no Event of Default (as defined in Section 20) by Tenant under this Lease, Tenant shall be entitled to an abatement of Base Rent in the total amount of $476,563.84 (the “Abated Base Rent”) for the first two full calendar months of Rent Year 2 (the “Base Rent Abatement Period”). During the Base Rent Abatement Period, only Base Rent shall be abated, and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

Operating Costs and Taxes:	See Sections 5.2 and 5.3.
Tenant’s Share:
A fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the Building. As of the Execution Date, Tenant’s Share with respect to the Premises is 26.07%.

Security Deposit/ Letter of Credit:	One Million One Hundred Fifty-Six Thousand Seven Hundred Eight and 35/100 ($1,156,708.35) Dollars.
Guarantor:	None.

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LIST OF EXHIBITS

EXHIBIT 1A	LEASE PLAN - PRIME PREMISES AND COMMON MECHANICAL CLOSETS
EXHIBIT 1B	LEASE PLAN - PH SYSTEM AREA AND PH SYSTEM ROOM
EXHIBIT 1C, SHEET 1 SHEET 2 SHEET 3 EXHIBIT 1D	LEASE PLANS – RFO PREMISES LEASE PLAN – RFO PREMISES (SECOND FLOOR) LEASE PLAN – RFO PREMISES (THIRD FLOOR) LEASE PLAN – NON-HM STORAGE PREMISES LEASE PLAN – STROBIC FAN
EXHIBIT 2	LEGAL DESCRIPTION - LAND
EXHIBIT 3	LEASE PLAN – CURRENT PARKING AREAS AND NITROGEN PREMISES
EXHIBIT 4	WORK LETTER
EXHIBIT 4-1	INITIAL PLAN OF LANDLORD’S WORK
EXHIBIT 4-2	EQUIPMENT LIST
EXHIBIT 4-3	LANDLORD/TENANT RESPONSIBILITY MATRIX
EXHIBIT 5	EXISTING BASE BUILDING SYSTEMS AND CAPACITIES
EXHIBIT 6	FORM OF LETTER OF CREDIT
EXHIBIT 6-1	ELEVATION SHOWING LOCATION OF TENANT’S MONUMENT SIGN
EXHIBIT 7	LANDLORD’S SERVICES
EXHIBIT 8	TENANT’S HAZARDOUS MATERIALS LIST
EXHIBIT 9-1	BUILDING RULES AND REGULATIONS
EXHIBIT 9-2	CONSTRUCTION BUILDING RULES AND REGULATIONS
EXHIBIT 10	TENANT WORK INSURANCE REQUIREMENTS
EXHIBIT 11	ADDITIONAL PROVISIONS
EXHIBIT 12	PLAN--LOADING DOCKS, RECEIVING AREA, FREIGHT ELEVATORS, AND NON-HM STORAGE PREMISES
EXHIBIT 13	LIST OF REQUIRED REMOVABLES
EXHIBIT 14-1	MASTER DEED OF THE HAYDEN SCIENCE CENTER CONDOMINIUM
EXHIBIT 14-2	DECLARATION OF TRUST OF THE HAYDEN SCIENCE CENTER CONDOMINIUM
EXHIBIT 14-3	THE HAYDEN SCIENCE CENTER CONDOMINIUM PLANS

5

TABLE OF CONTENTS

1.	LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS	1
1.1	Lease Grant	1
1.2	Extension Terms	1
1.3	Appurtenant Rights	2
1.4	Tenant’s Access	5
1.5	No recording // Notice of Lease	6
1.6	Exclusions	6
1.7	Acid Neutralization Tank	6
1.8	Nitrogen Tank	8
1.9	Non-HM Storage Premises	9
2.	RIGHTS RESERVED TO LANDLORD	10
2.1	Additions and Alterations	10
2.2	Additions to the Property	10
2.3	Name and Address of Building	11
2.4	Landlord’s Access	11
2.5	Pipes, Ducts and Conduits	12
2.6	Common Mechanical Closets	12
2.7	Minimize Interference	13
3.	CONDITION OF PREMISES; CONSTRUCTION	13
3.1	Condition of Premises	13
3.2	Landlord’s Work	13
3.3	Tenant’s Remedies in the Event of Delays in Term Commencement Date	14
4.	USE OF PREMISES	15
(a)	Permitted Uses	15
4.2	Prohibited Uses	15
4.3	Transportation of Animals	16
4.4	MWRA Permit	17
4.5	Parking and Traffic Demand Management Plan	17
4.6	Vivarium	17
5.	RENT; ADDITIONAL RENT	17
5.1	Base Rent	17
5.2	Operating Costs	18
5.3	Taxes	21
5.4	Late Payments	22
5.5	No Offset; Independent Covenants; Waiver	23
5.6	Audit Right	24
5.7	Survival	24
6.	INTENTIONALLY OMITTED	25

i

7.	LETTER OF CREDIT	25
7.1	Amount	25
7.2	Application of Proceeds of Letter of Credit	25
7.3	Transfer of Letter of Credit	26
7.4	Cash Proceeds of Letter of Credit	26
7.5	Return of Security Deposit or Letter of Credit	26
7.6	Reduction of the Cash Security Deposit and/or Letter of Credit.	26
8.	INTENTIONALLY OMITTED	27
9.	UTILITIES, LANDLORD’S SERVICES	27
9.1	Electricity	27
9.2	Water	28
9.3	Gas	28
9.4	Other Utilities	28
9.5	Interruption or Curtailment of Utilities	28
9.6	Landlord’s Services	29
10.	MAINTENANCE AND REPAIRS	29
10.1	Maintenance and Repairs by Tenant	29
10.2	Maintenance and Repairs by Landlord	29
10.3	Accidents to Sanitary and Other Systems	30
10.4	Floor Load--Heavy Equipment	30
10.5	Premises Cleaning	30
10.6	Pest Control	31
10.7	Service Interruptions	31
11.	ALTERATIONS AND IMPROVEMENTS BY TENANT	32
11.1	Procedures for Performing Alterations	32
11.2	Landlord Approval of Alterations	33
11.3	Removal of Alterations by Tenant	33
11.4	After-Hours	34
11.5	Harmonious Relations	34
11.6	Liens	34
11.7	General Requirements	35
12.	SIGNAGE	35
12.1	Restrictions	35
12.2	Monument Signage	35
12.3	Building Directory/Premises Signage	35
13.	ASSIGNMENT, MORTGAGING AND SUBLETTING	35
13.1	Landlord’s Consent Required	36
13.2	Landlord’s Recapture Right	36
13.3	Standard of Consent to Transfer	36
13.4	Listing Confers no Rights	37

13.5	Profits In Connection with Transfers	37
13.6	Prohibited Transfers	37
13.7	Exceptions to Requirement for Consent	37
14.	INSURANCE; INDEMNIFICATION; EXCULPATION	38
14.1	Tenant’s Insurance	38
14.2	Indemnification	39
14.3	Property of Tenant	40
14.4	Limitation of Landlord’s Liability for Damage or Injury	40
14.5	Waiver of Subrogation; Mutual Release	41
14.6	Tenant’s Acts--Effect on Insurance	41
14.7	Landlord’s Insurance	41
15.	CASUALTY; TAKING	42
15.1	Damage	42
15.2	Termination Rights	43
15.3	Rent Abatement	44
15.4	Taking for Temporary Use.	44
15.5	Disposition of Awards	44
16.	ESTOPPEL CERTIFICATE	44
17.	HAZARDOUS MATERIALS	45
17.1	Prohibition	45
17.2	Environmental Laws	46
17.3	Hazardous Material Defined	46
17.4	Chemical Safety Program	47
17.5	Testing	47
17.6	Indemnity; Remediation	47
17.7	Disclosures	49
17.8	Removal	49
17.9	Landlord Obligations with respect to Hazardous Materials	49
18.	RULES AND REGULATIONS	51
18.1	Rules and Regulations	51
18.2	Energy Conservation	51
18.3	Recycling	52
19.	LAWS AND PERMITS	52
19.1	Legal Requirements	52
20.	DEFAULT	53
20.1	Events of Default	53
20.2	Remedies	55
20.3	Damages - Termination	55
20.4	Landlord’s Self-Help; Fees and Expenses	56
20.5	Waiver of Redemption, Statutory Notice and Grace Periods	57

20.6	Landlord’s Remedies Not Exclusive	57
20.7	No Waiver	57
20.8	Restrictions on Tenant’s Rights	58
20.9	Landlord Default	58
21.	SURRENDER; ABANDONED PROPERTY; HOLD-OVER	58
21.1	Surrender	58
21.2	Abandoned Property	60
21.3	Holdover	60
21.4	Warranties	61
22.	MORTGAGEE RIGHTS	61
22.1	Subordination	61
22.2	Notices	61
22.3	Mortgagee Consent	61
22.4	Mortgagee Liability	61
23.	QUIET ENJOYMENT	62
24.	NOTICES	62
25.	MISCELLANEOUS	63
25.1	Separability	63
25.2	Captions	63
25.3	Broker	63
25.4	Entire Agreement	63
25.5	Governing Law	63
25.6	Representation of Authority	63
25.7	Expenses Incurred by Landlord Upon Tenant Requests	64
25.8	Survival	64
25.9	Limitations of Liability	64
25.10	Binding Effect	65
25.11	Landlord Obligations upon Transfer	65
25.12	No Grant of Interest	65
25.13	Financial Information	65
25.14	OFAC Certificate and Indemnity	65
25.15	Confidentiality	66
25.16	Force Majeure	66

THIS INDENTURE OF LEASE (this “Lease”) is hereby made and entered into on the Execution Date by and between Landlord and Tenant.
Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease Summary Sheet which is attached hereto and incorporated herein by reference.
1.    LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS
1.1    Lease Grant. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises upon and subject to terms and conditions of this Lease, for a term of years commencing on the Term Commencement Date and, unless earlier terminated or extended pursuant to the terms hereof, ending on the Expiration Date (the “Initial Term”; the Initial Term and any duly exercised Extension Terms are hereinafter collectively referred to as the “Term”).
1.2    Extension Terms.
(a)    Provided that the following conditions, which may be waived by Landlord in its sole discretion, are satisfied (i) Tenant, an Affiliated Entity (hereinafter defined) and/or a Successor (hereinafter defined) is/are then occupying sixty (60%) percent of the Premises; and (ii) no Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default has occurred (1) as of the date of the Extension Notice (hereinafter defined), and (2) at the commencement of the applicable Extension Term (hereinafter defined), Tenant shall have the option to extend the Term for two (2) additional terms of five (5) years each (each, an “Extension Term”), commencing as of the expiration of the Initial Term, or the prior Extension Term, as the case may be. Tenant must exercise such option to extend, if at all, by giving Landlord written notice (the “Extension Notice”) on or before the date that is nine (9) months prior to the expiration of the then-current term of this Lease, time being of the essence. Upon the timely giving of such notice, the Term shall be deemed extended upon all of the terms and conditions of this Lease, except that Base Rent during each Extension Term shall be calculated in accordance with this Section 1.2, Landlord shall have no obligation to construct or renovate the Premises, and Tenant shall have one (1) fewer option to extend the Term. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the Term. Notwithstanding the fact that Tenant’s proper and timely exercise of such option to extend the Term shall be self-executing, the parties shall promptly execute a mutually agreed upon lease amendment reflecting such Extension Term after Tenant exercises such option. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Section 1.2.
(b)    The Base Rent during each Extension Term (the “Extension Term Base Rent”) shall be determined in accordance with the process described hereafter. Extension Term Base Rent shall be the fair market rental value of the Premises then demised to Tenant as of the commencement of the applicable Extension Term as determined in accordance with the process described below, for renewals and new leases of Class A office/research/laboratory building/campus in the Lexington/Waltham real estate market (“Market Area”) and all relevant factors, including, without limitation, tenant improvement funds and free rent, to be taken into account. Landlord and Tenant acknowledge that Tenant is paying a premium rent based on other buildings in the Market Area. Within thirty (30) days after receipt of the Extension Notice, Landlord shall deliver to Tenant written notice of its determination of the Extension Term Base Rent for the applicable Extension Term. Tenant shall, within thirty (30) days after receipt of such notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Extension Term Base Rent (“Tenant’s Response Notice”). If Tenant fails timely to deliver Tenant’s Response Notice, Landlord’s determination of the Extension Term Base Rent shall be binding on Tenant.
(c)    If and only if Tenant’s Response Notice is timely delivered to Landlord and indicates both that Tenant rejects Landlord’s determination of the Extension Term Base Rent and desires to submit the matter to arbitration, then the Extension Term Base Rent shall be determined in accordance with the procedure set forth in this Section 1.2(c). In such event, within ten (10) days after receipt by Landlord of Tenant’s Response Notice indicating Tenant’s desire to submit the determination of the Extension Term Base Rent to arbitration, Tenant and Landlord shall each notify the other, in writing, of their respective selections of an appraiser (respectively, “Landlord’s Appraiser” and “Tenant’s Appraiser”). Landlord’s Appraiser and Tenant’s Appraiser shall then jointly select a third appraiser (the “Third Appraiser”) within ten (10) days of their appointment. All of the appraisers selected shall be individuals with at least ten (10) consecutive years’ commercial appraisal experience for office and laboratory space in the area in which the Premises are located, shall be members of the Appraisal Institute (M.A.I.), and, in the case of the Third Appraiser, shall not have acted in any capacity for either Landlord or Tenant within five (5) years of his or her selection. The three appraisers shall determine the Extension Term Base Rent in accordance with the requirements and criteria set forth in Section 1.2(b) above, employing the method commonly known as Baseball Arbitration, whereby Landlord’s Appraiser and Tenant’s Appraiser each sets forth its determination of the Extension Term Base Rent as defined above, and the Third Appraiser must select one or the other (it being understood that the Third Appraiser shall be expressly prohibited from selecting a compromise figure). Landlord’s Appraiser and Tenant’s Appraiser shall deliver their determinations of the Extension Term Base Rent to the Third Appraiser within five (5) days of the appointment of the Third Appraiser and the Third Appraiser shall render his or her decision within ten (10) days after receipt of both of the other two determinations of the Extension Term Base Rent. The Third Appraiser’s decision shall be binding on both Landlord and Tenant. Each party shall bear the cost of its own appraiser and the cost of the Third Appraiser shall be paid by the party whose determination is not selected.
1.3    Appurtenant Rights.
(a)    Common Areas. Subject to the terms of this Lease and the Rules and Regulations (hereinafter defined), Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto, the following areas (such areas are hereinafter referred to as the “Common Areas”): (i) the common loading docks, hallways, lobby, and elevator of the Building serving the Premises, (ii) the common lavatories located on the floor(s) on which the Premises are located, (iii) common walkways and driveways necessary for access to the Building, (iv) the Parking Areas, and (v) other areas and facilities located in the Building, on the Land, or elsewhere on the Campus designated by Landlord from time to time for the common use of tenants of the Building and other entitled thereto; and no other appurtenant rights or easements. “Rules and Regulations” shall be defined as rules and regulations promulgated by Landlord pursuant to, and subject to, the provisions of Section 18.1 of the Lease. The three (3) loading docks, receiving area, and freight elevators shown on the attached Exhibit 12, attached hereto and incorporated herein, are available for the use of the tenants in the Building and are part of the Common Areas. Tenant and its authorized contractors and cleaning personnel shall have 24-hour access to the freight elevators and loading docks and disposal areas, subject to Landlord’s reasonable security procedures and Rules and Regulations.
(b)    Parking. During the Term, Landlord shall, subject to the terms hereof, make available up to one hundred thirty-nine (139) parking spaces for Tenant’s use free of charge (except that the costs of maintenance and repair of the parking areas shall, subject to the provisions of Section 5.2, be included in Operating Costs) in the Parking Areas serving the Building (up to 81 parking spaces in the adjacent Garage with the balance to be located on the surface portions of the Parking Areas), of which (x) three (3) parking spaces shall be designated for visitor parking and located near the entrance of the Building and (y) three (3) parking spaces shall be designated for visitor parking and located in the adjacent Garage. The number of parking spaces in the parking areas reserved for Tenant, as modified pursuant to this Lease or as otherwise permitted by Landlord, are hereinafter referred to as the “Parking Spaces.” Tenant shall have no right to hypothecate or encumber the Parking Spaces, and shall not sublet, assign, or otherwise transfer the Parking Spaces other than to employees of Tenant occupying the Premises or to a Successor (hereinafter defined), an Affiliated Entity (hereinafter defined), or a transferee pursuant to an approved Transfer under Section 13 of this Lease. Subject to Landlord’s right to reserve parking for other tenants of the Building, said Parking Spaces will be on an unassigned, non-reserved basis, and shall be subject to such Rules and Regulations, as may be in effect for the use of the parking areas from time to time. Reserved and handicap parking spaces must be honored. Notwithstanding anything to the contrary contained herein, Landlord shall have the right during any period of time that Landlord is performing construction or maintenance work on the Campus, upon at least three (3) months’ prior written notice to Tenant, to temporarily relocate all or any portion of the Parking Spaces in to other portions of the Property and/or parking areas owned, controlled or leased by Landlord and located on Hayden Avenue in Lexington. If Landlord elects to relocate Tenant’s Parking Spaces, Landlord (at its sole cost and expense) shall provide, for the duration of such temporary relocation, shuttle service to and from such temporary parking location. In addition, Landlord may, at its election, implement valet parking in order to accommodate the parking needs of the Property from time to time.
(c)    Rooftop Premises. During the Term, Tenant shall have the right to use a portion of the rooftop of the Building designated by Landlord (the “Rooftop Premises”) for the installation of certain equipment approved by Landlord and purchased and installed by Tenant in accordance with the terms of this Lease (any equipment installed within the Rooftop Premises, as the same may be modified, altered or replaced during the Term, is collectively referred to herein as “Tenant’s Rooftop Equipment”). Landlord’s approval of such equipment shall not be unreasonably withheld, conditioned or delayed provided Tenant demonstrates to Landlord’s reasonable satisfaction that the proposed equipment (i) does not interfere with any base building equipment operated by Landlord on the roof; (ii) will not affect the structural integrity of the Building or impact the roof or the roof membrane in any manner; (iii) shall be adequately screened (excluding a wimax (internet) antenna) so as to minimize the visibility of such equipment; and (iv) shall be adequately sound-proofed to meet all requirements of Legal Requirements and Landlord’s specified maximum decibel levels for equipment operations. Tenant shall not install or operate Tenant’s Rooftop Equipment until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses, and authorizations necessary for the installation and operation thereof. In addition, Tenant shall comply with the Tenant Construction Building Rules and Regulations set forth in Exhibit 9-2, and all future Tenant Construction Building Rules and Regulations in connection with the installation, maintenance and operation of Tenant’s Rooftop Equipment. Landlord shall have no obligation to provide any services including, without limitation, electric current or gas service, to the Rooftop Premises or to Tenant’s Rooftop Equipment, provided, however, that Tenant, at Tenant’s sole cost, shall, subject to the provisions of this Lease (including, without limitation, Section 11 hereof) have the right to install wiring in locations designated by Landlord in order to connect Tenant’s Rooftop Equipment to Tenant’s electrical system serving the Prime Premises. Tenant shall be responsible for the cost of repairing and maintaining Tenant’s Rooftop Equipment and the cost of repairing any damage to the Building, or the cost of any necessary improvements to the Building, caused by or as a result of the installation, replacement and/or removal of Tenant’s Rooftop Equipment. Landlord makes no warranties or representations to Tenant as to the suitability of the Rooftop Premises for the installation and operation of Tenant’s Rooftop Equipment. In the event that at any time during the Term, Landlord determines, in its sole but good faith business judgment, that the operation and/or periodic testing of Tenant’s Rooftop Equipment interferes with the operation of the Building or the business operations of any of the occupants of the Building, then Tenant shall, upon notice from Landlord, cause all further testing of Tenant’s Rooftop Equipment to occur after normal business hours (hereinafter defined).
(d)    Cafeteria. During the Term, Tenant, its employees, contractors, and visitors shall have the right to use the Cafeteria, as hereinafter defined, in common with others entitled thereto (the “Cafeteria”). The “Cafeteria” shall be defined as a food services facility which provides food to tenants and occupants of the Campus. As of the Execution Date, the Cafeteria is located in Building 55. Tenant hereby acknowledges that the Cafeteria may be relocated, from time to time, to other buildings located on the Campus. A third party provider is currently contemplated to operate the Cafeteria. Any amounts paid by Landlord on account of the operation of the Cafeteria in excess of the net revenues derived from the operation of the Cafeteria shall be included in Operating Costs, as shall all of Landlord’s costs of cleaning, maintaining, and repairing the Cafeteria. Card readers shall, at no cost to Tenant, be installed and maintained at appropriate access points to the Cafeteria and identification cards shall be authorized users.

(e)    Fitness Center. During the Term, Tenant, its employees and visitors shall have the right to use the Fitness Center, as hereinafter defined, in common with others entitled thereto. The “Fitness Center” shall be a work-out facility for the use of tenants and occupants of the Campus. As of the Execution Date, the Fitness Center is located in the Building. Tenant acknowledges that the Fitness Center may be relocated, from time to time, to other buildings located on the Campus. Card readers shall, at no cost to Tenant, be installed and maintained at appropriate access points to the Fitness Center and identification cards shall be authorized users. Users of the fitness center shall be required to execute such liability waivers as Landlord shall reasonably require. Any amounts paid by Landlord on account of the operation of the Fitness Center in excess of any net revenues derived from the operation of the Fitness Center shall be included in Operating Costs, as shall all of Landlord’s costs of cleaning, maintaining, and repairing the Fitness Center. If for any reason Landlord decides to cease operating a Fitness Center, then, within thirty (30) days after delivery of written notice from Landlord to Tenant of Landlord’s decision, then Tenant shall no longer have the right to use the Fitness Center.
(f)    Strobic Fan. In addition to Tenant’s use of the Rooftop Premises for Tenant’s Rooftop Equipment, as set forth in Section 1.3 (c) above, Tenant shall have the right, during the Term of the Lease, to use an existing 17,000 CFM Strobic EF Fan (the “Strobic Fan”). The Strobic Fan is located on the roof of the Building in the area (the “Strobic Premises”) shown on Exhibit 1D, attached hereto and incorporated herein. Landlord shall have no obligation to provide any services including, without limitation, electric current or gas service, to the Fan Premises or to the Strobic Fan, provided, however, that Tenant, at Tenant’s sole cost, shall, subject to the provisions of this Lease (including, without limitation, Section 11 hereof) have the right to install wiring in locations designated by Landlord in order to connect the Strobic Fan to Tenant’s electrical system serving the Prime Premises. Tenant shall be responsible for the cost of repairing and maintaining the Strobic Fan and the Fan Premises and the cost of repairing any damage to the Building caused by the operation, replacement and/or removal of the Strobic Fan. Landlord makes no warranties or representations to Tenant as to the suitability of the Fan Premises for the installation and operation of the Strobic Fan, and the Fan Premises and the Strobic Fan shall be taken in their as-is condition. In the event Tenant determines that the Strobic Fan is no longer functioning sufficiently to meet Tenant’s needs, Tenant shall have the option, at Tenant’s sole cost, to either: (x) replace the Strobic Fan or (y) remove the Strobic Fan from the Fan Premises; provided, however, that in either event, Tenant shall be responsible for the cost of repairing any damage to the Building caused by such replacement or removal. Tenant shall not be obligated to remove the Strobic Fan from the roof upon the expiration or prior termination of the Term of the Lease.
1.4    Tenant’s Access.
From and after the Term Commencement Date and until the end of the Term, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to Landlord’s reasonable Building security requirements, causes beyond Landlord’s reasonable control, Legal Requirements, the Rules and Regulations, the terms of this Lease, Force Majeure (hereinafter defined) and matters of record. Tenant and its employees shall have access to the Building after normal business hours by means of a card reader access system.

1.5    No recording // Notice of Lease. Neither party shall record this Lease. Landlord agrees to join in the execution, in recordable form, of a statutory notice of lease and/or written declaration in which shall be stated the Term Commencement Date, the Rent Commencement Date, the number and length of the Extension Term(s) and the Expiration Date, which notice of lease may be recorded by Tenant with the Middlesex South Registry of Deeds and/or filed with the Middlesex South Registry District of the Land Court, as appropriate (alternatively and collectively, the “Registry”) at Tenant’s sole cost and expense. If a notice of lease was previously recorded with the Registry, upon the expiration or earlier termination of this Lease, Landlord shall deliver to Tenant a notice of termination of lease and Tenant shall promptly execute, acknowledge, and deliver the same (together with any other instrument(s) that may be necessary in order to record and/or file same with the Registry) to Landlord for Landlord’s execution and recordation with the Registry, which obligation shall survive the expiration or earlier termination of the Lease.
1.6    Exclusions. The following are expressly excluded from the Premises and reserved to Landlord: all the perimeter walls of the Premises (except the inner surfaces thereof), the Common Areas, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use of all of the foregoing, except as expressly permitted pursuant to Section 1.3(a) above.
1.7    Acid Neutralization Tank.
(a)    Tenant shall have a license during the Term of this Lease to install in the PH Premises Area a separate acid neutralization tank for Tenant’s exclusive use (“Tenant’s Acid Neutralization Tank”) in accordance with the provisions of this Lease, including, without limitation, Section 11 hereof. Tenant shall have the right, throughout the Term of the Lease, as the same may be extended, to (i) use Tenant’s Acid Neutralization Tank in accordance with Legal Requirements and (ii) subject to Force Majeure, access Tenant’s Acid Neutralization Tank in the PH Premises Area 24 hours per day, 7 days per week, Tenant acknowledging, however, that since access to Tenant’s Acid Neutralization Tank is only possible through the premises of another tenant, such access by Tenant must satisfy the reasonable security and confidentiality concerns of such other tenant. Tenant shall provide Landlord reasonable advance notice of each visit by any Tenant Party to Tenant’s Acid Neutralization Tank, and Landlord shall have the right to have a representative escorting any Tenant Party during his or her access to Tenant’s Acid Neutralization Tank. Tenant shall obtain, and maintain, all governmental permits and approvals necessary for the operation and maintenance of Tenant’s Acid Neutralization Tank. Tenant shall be responsible for all costs, charges and expenses incurred from time to time in connection with or arising out of the operation, use, maintenance, repair, refurbishment, and decommissioning of Tenant’s Acid Neutralization Tank.
(b)    Tenant shall be responsible for assuring that the installation, maintenance, operation and removal of Tenant’s Acid Neutralization Tank shall in no way damage any portion of the Building or Property. To the maximum extent permitted by Law, Tenant’s Acid Neutralization Tank and all appurtenances thereto shall be at the sole risk of Tenant, and

Landlord shall, subject to Section 14.5 hereof, except in circumstances arising from Landlord’s negligence or willful misconduct, have no liability to Tenant if Tenant’s Acid Neutralization Tank or any appurtenant installations are damaged for any reason. Except for Landlord’s negligence or willful misconduct and subject to Section 14.5, Tenant agrees to be responsible for any damage caused to the Building or Property in connection with the installation, maintenance, operation or removal of Tenant’s Acid Neutralization Tank. Except with respect to Claims, to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Parties, subject to Section 14.5, Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Parties, as hereinafter defined, harmless from and against any and all Claims (as hereinafter defined), including (i) diminution in value of the Premises or any portion thereof, (ii) damages for the loss of or restriction on use of rentable or usable space of the Premises, (iii) damages arising from any adverse impact on marketing of space in the Premises or any portion thereof, and (iv) sums paid in settlement of Claims that arise during or after the Term, in each case resulting from Tenant’s improper use of Tenant’s Acid Neutralization Tank in violation of applicable Legal Requirements. This indemnification by Tenant includes costs actually incurred by Landlord: (1) in connection with any investigation required by any Governmental Authority of site conditions, (2) in connection with any investigation reasonably required by Landlord pursuant to which it is reasonably determined that Tenant has breached its obligations with respect to Tenant’s Acid Neutralization Tank, and (3) for any clean-up, remediation, and/or removal of any Hazardous Materials and/or restoration of the Property required by any Governmental Authority, in each case to the extent caused by Tenant’s improper use of Tenant’s Acid Neutralization Tank.
(c)    Tenant shall be responsible for the installation, operation, cleanliness, maintenance and removal of Tenant’s Acid Neutralization Tank and the appurtenances, all of which shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of the Lease. Subject to Section 14.5, Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where Tenant’s Acid Neutralization Tank and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant shall take Tenant’s Acid Neutralization Tank Premises “as is” in the condition in which Tenant’s Acid Neutralization Tank Premises is in as of the Commencement Date, without any obligation on the part of Landlord to prepare or construct Tenant’s Acid Neutralization Tank Premises for Tenant’s use or occupancy. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of Tenant’s Acid Neutralization Tank Premises for the installation and operation of Tenant’s Acid Neutralization Tank. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to Tenant’s Acid Neutralization Tank Premises without Landlord’s prior written consent which shall not be unreasonably withheld, conditioned or delayed. Tenant agrees to maintain Tenant’s Acid Neutralization Tank in good condition and repair, reasonable wear and tear excluded.
(d)    Landlord shall have no obligation to provide any services, including, without limitation, electric current, to Tenant’s Acid Neutralization Tank, provided, however, that Tenant, at Tenant’s cost, provided, however, that Tenant, at Tenant’s sole cost, shall, subject to the provisions of this Lease (including, without limitation, Section 11 hereof) shall have the right to install wiring in locations designated by Landlord in order to connect the Nitrogen Tank to Tenant’s electrical system serving the Prime Premises.
1.8    Nitrogen Tank.
(a)    Tenant, subject to Landlord’s review and approval of Tenant’s plans therefor (which approval shall not be unreasonably withheld, conditioned, or delayed), shall have the right to install a nitrogen tank (the “Nitrogen Tank”) in the location set forth on Exhibit 3 (the “Nitrogen Tank Premises”). The Nitrogen Tank shall be installed in accordance with plans and specifications therefor that have been approved in advance, in writing, by Landlord and otherwise in accordance with the provisions of this Lease, including, without limitation, Section 11 hereof. Tenant’s plans for the Nitrogen Tank shall include a secondary containment system to protect against and contain any release of Hazardous Materials. Tenant shall inspect such secondary containment system, on a periodic basis which is sufficient to avoid leaks. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Nitrogen Tank. Landlord shall cooperate with Tenant with respect to obtaining such approvals. Tenant shall not install or operate the Nitrogen Tank until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses and authorizations necessary for the installation and operation of the Nitrogen Tank. In addition to, and without limiting Tenant’s obligations under the Lease, Tenant shall comply with all applicable environmental and fire prevention laws pertaining to the Nitrogen Tank. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Nitrogen Tank.
(b)    Tenant shall be responsible for assuring that the installation, maintenance, operation and removal of the Nitrogen Tank shall in no way damage any portion of the Building or Property, provided that Landlord shall be responsible for all snow removal from the area immediately surrounding the Nitrogen Tank. To the maximum extent permitted by Law, the Nitrogen Tank and all appurtenances thereto shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant if the Nitrogen Tank or any appurtenant installations are damaged for any reason. Except for Landlord’s negligence or willful misconduct and subject to Section 14.5, Tenant agrees to be responsible for any damage caused to the Building or Property in connection with the installation, maintenance, operation or removal of the Nitrogen Tank. Except with respect to Claims, to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Parties, subject to Section 14.5, Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Parties, as hereinafter defined, harmless from and against any and all Claims (as hereinafter defined), including (i) diminution in value of the Premises or any portion thereof, (ii) damages for the loss of or restriction on use of rentable or usable space of the Premises, (iii) damages arising from any adverse impact on marketing of space in the Premises or any portion thereof, and (iv) sums paid in settlement of Claims, in each case resulting from Tenant’s improper use of Tenant’s Nitrogen Tank in violation of applicable Legal Requirements. This indemnification by Tenant includes costs actually incurred by Landlord: (1) in connection with any investigation required by any Governmental Authority of site conditions, (2) in connection with any investigation reasonably required by Landlord pursuant to which it is reasonably determined that Tenant has breached its obligations with respect to Tenant’s Nitrogen Tank, and (3) any clean-up, remediation, and/or removal of any Hazardous Materials and/or restoration of the Property required by any Governmental Authority, in each case, to the extent caused by Tenant’s improper use of Tenant’s Nitrogen. In addition to, and without limiting Tenant’s obligations under the Lease, Tenant covenants and agrees that the installation and use of the Nitrogen Tank and appurtenances shall not adversely affect the insurance coverage for the Building. If for any reason, the installation or use of the Nitrogen Tank and/or the appurtenances shall result in an increase in the amount of the premiums for such coverage, then Tenant shall be liable for the full amount of any such increase.
(c)    Tenant shall be responsible for the installation, operation, cleanliness, maintenance and removal of the Nitrogen Tank and the appurtenances, all of which shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of the Lease. Subject to Section 14.5, Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the Nitrogen Tank and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant shall take the Nitrogen Tank Premises “as is” in the condition in which the Nitrogen Tank Premises is in as of the Commencement Date, without any obligation on the part of Landlord to prepare or construct the Nitrogen Tank Premises for Tenant’s use or occupancy. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of the Nitrogen Tank Premises for the installation and operation of the Nitrogen Tank. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to the Nitrogen Tank Premises without Landlord’s prior written consent which shall not be unreasonably withheld, conditioned or delayed. Tenant agrees to maintain the Nitrogen Tank in good condition and repair, provided that the aesthetics of the Nitrogen Tank shall be subject to reasonable wear and tear.
(d)    Tenant shall have access to the Nitrogen Tank and the Nitrogen Tank Premises, and the surrounding area for the purpose of installing, repairing, maintaining and removing said Nitrogen Tank.
(e)    Landlord shall have no obligation to provide any services, including, without limitation, electric current, to the Nitrogen Tank; provided, Tenant shall, at Tenant’s cost, have the right to bring such electric current to the Nitrogen Tank from the Prime Premises.
1.9    Non-HM Storage Premises. During the Term, Landlord shall lease and demise the Non-HM Storage Premises, as shown on Exhibit 1C, Sheet 3, to Tenant, and Tenant shall hire and take the Non-HM Storage Premises from Landlord. The demise of the Non-HM Storage Premises shall be upon all of the same terms and conditions applicable to the demise of the other portions of the Premises, except:

(a)    The Base Rent and Additional Rent payable by Tenant with respect to the Non-HM Storage Premises is included in the Base Rent and Additional Rent payable by Tenant with respect to the other portions of the Premises.
(b)    Any improvements desired by Tenant with respect to the Non-HM Storage Premises shall be included in Landlord’s Work, and paid for as part of, Landlord’s Work. Otherwise, the Non-HM Storage Premises shall be leased by Tenant “as-is”, in the condition in which the Non-HM Storage Premises are in as of the Term Commencement Date, without any obligation on the part of Landlord to prepare or construct the Non-HM Storage Premises for Tenant
(c)    Tenant shall use the Non-HM Storage Premises for the sole purpose of storing personal property and equipment used by Tenant in connection with its use of the other portions of the Premises, provided however, that in no event shall Hazardous Materials be stored in the Non-HM Storage Premises, and for no other purpose whatsoever.
(d)    Landlord shall have no obligation to provide any services to the Non-HM Storage Premises.
2.    RIGHTS RESERVED TO LANDLORD
2.1    Additions and Alterations. Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Property (including the Premises but, with respect to the Premises, only for purposes of repairs, maintenance, replacements and the exercise of any other rights expressly reserved to Landlord herein) and the fixtures and equipment therein, as well as in or to the street entrances and/or the Common Areas, as it may deem necessary or desirable, provided, however, that there be no material obstruction of permanent access to, or material interference with the use and enjoyment of, the Premises by Tenant. Subject to the foregoing, Landlord expressly reserves the right to temporarily close all, or any portion, of the Common Areas for the purpose of making repairs or changes thereto.
2.2    Additions to the Property.
(a)    Landlord may at any time or from time to time (i) construct additional building(s) and improvements and related site improvements (collectively, “Future Development”) in all or any part of the Property and/or (ii) change the location or arrangement of any improvement outside the Building in or on the Property or all or any part of the Common Areas, or add or deduct any land to or from the Property; provided that there shall be no material increase in Tenant’s obligations or material interference with Tenant’s rights under this Lease or any material obstruction of permanent access to, or material interference with, the use and enjoyment of the Premises by Tenant in connection with the exercise of the foregoing reserved rights.
(b)    In case any excavation shall be made for building or improvements or for any other purpose upon the land adjacent to or near the Premises, Tenant will afford without charge to Landlord, or the person or persons, firms or corporations causing or making such excavation, license to enter upon the Premises for the purpose of doing such work as Landlord or such person or persons, firms or corporation shall deem to be necessary to preserve the walls or structures of the Building from injury, and to protect the Building by proper securing of foundations.
(c)    Tenant acknowledges and agrees that this Lease is subject and subordinate to (i) The Hayden Science Center Condominium, which was established by Master Deed dated December 1, 2017, recorded in Book 70325, Page 108, in the Middlesex South District Registry of Deeds and filed as Document No. 195793 in the Middlesex South Registry District of the Land Court, (ii) the Condominium Floor Plans and Site Plans dated December 1, 2017, and filed with the Middlesex Registry of Deeds, Southern District, as Plan No. 1090, Pages 1 through 13, and (iii) the Declaration of Trust of The Hayden Science Center Condominium Trust dated December 1, 2017, recorded in Book 70325, Page 148, in the Middlesex South District Registry of Deeds and filed as Document No. 195794 in the Middlesex South Registry District of the Land Court (the Master Deed, Declaration of Trust, and the Plans are being referred to herein as the “Condominium Documents”). Tenant agrees that the Condominium Documents may be amended and that this Lease shall remain subject to and subordinate to the Condominium Documents, as so amended, so long as such amendments do not materially adversely affect Tenant’s rights or obligations under this Lease.
(d)    Landlord and Tenant each hereby acknowledges and agrees that in connection with any Future Development, (i) Landlord shall have the right to enter into, and subject the Property to the terms and conditions of, a commercially reasonable reciprocal easement agreement with any one or more of the neighboring property owners in order to create a commercial campus-like setting (“REA”); (ii) upon Landlord’s request in connection with the recording of the REA, Tenant shall execute a commercially reasonable instrument in recordable form making this Lease subject and subordinate to the REA; (iii) Landlord shall have the right to subdivide the Property so long as Tenant continues to have all of the rights and obligations contained in this Lease (e.g. the appurtenant right to use all Common Areas); and (iv) Tenant shall execute such reasonable documents (which may be in recordable form) evidencing the foregoing within ten (10) business days of Landlord’s request.
2.3    Name and Address of Building. Landlord reserves the right at any time and from time to time to change the name or address of the Building and/or the Property, provided Landlord gives Tenant at least three (3) months’ prior written notice thereof.
2.4    Landlord’s Access. Subject to the terms hereof, Tenant shall (a) upon reasonable advance notice, which may be oral (except that no notice shall be required in emergency situations), permit Landlord and any holder of a Mortgage (hereinafter defined) (each such holder, a “Mortgagee”), and the agents, representatives, employees and contractors of each of them, to have reasonable access to the Premises at all reasonable hours for the purposes of inspection, making repairs, replacements or improvements in or to the Premises or the Building or equipment therein (including, without limitation, sanitary, electrical, heating, air conditioning or other systems), complying with all applicable laws, ordinances, rules, regulations, statutes, by-

laws, court decisions and orders and requirements of all public authorities (collectively, “Legal Requirements”), or exercising any right reserved to Landlord under this Lease (including without limitation the right to take upon or through, or to keep and store within the Premises all necessary materials, tools and equipment); (b) permit Landlord and its agents and employees, at reasonable times, upon reasonable advance notice, to show the Premises during normal business hours (i.e. Monday – Friday 7 A.M. - 6 P.M., Saturday 7 A.M. – 12 P.M., excluding holidays) to any prospective Mortgagee or purchaser of the Building and/or the Property or of the interest of Landlord therein, and, during the last twelve (12) months of the Term, to prospective tenants; and (c) upon reasonable prior written notice from Landlord, permit Landlord and its agents, at Landlord’s sole cost and expense, to perform environmental audits, environmental site investigations and environmental site assessments (“Site Assessments”) in, on, under and at the Premises and the Land, it being understood that Landlord shall repair any damage arising as a result of the Site Assessments, and such Site Assessments may include both above and below the ground testing and such other tests as may be necessary or appropriate to conduct the Site Assessments. In addition, to the extent that it is necessary to enter the Premises in order to access any area that serves any portion of the Building outside the Premises, then Tenant shall, upon as much advance notice as is practical under the circumstances, and in any event at least twenty-four (24) hours’ prior notice (except that no notice shall be required in emergency situations), permit contractors engaged by other occupants of the Building to pass through the Premises in order to access such areas but only if: (i) accompanied by a representative of Landlord, and (ii) provided that Landlord has given Tenant such prior notice (if any) as is required in the circumstances so that Tenant can arrange to have a representative also accompany such contractor. The parties agree and acknowledge that, despite reasonable and customary precautions (which Landlord agrees it shall exercise), any property or equipment in the Premises of a delicate, fragile or vulnerable nature may nevertheless be damaged in the course of performing Landlord’s obligations. Accordingly, Tenant shall take reasonable protective precautions with unusually fragile, vulnerable or sensitive property and equipment. Notwithstanding any provision of this Lease that grants or reserves to Landlord the right to enter the Premises: (i) any such access to the Premises by Landlord or its agents shall be subject to Tenant’s reasonable security and confidentiality precautions and restrictions, (ii) Tenant may designate certain areas within the Premises as secured areas containing valuable property or confidential information that may not be accessed by Landlord without at least ten (10) days’ prior written notice to Tenant, except in the event of an emergency, and (iii) at Tenant’s option, Tenant’s representatives may accompany Landlord or Landlord’s agents or contractors during any such access to the Premises, unless an event of emergency has occurred and there is insufficient time under the circumstances to defer entry until a representative of Tenant is available.
2.5    Pipes, Ducts and Conduits. Tenant shall permit Landlord to erect, use, maintain and relocate pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance of the Premises.
2.6    Common Mechanical Closets. Reference is made to the mechanical closets (“Common Mechanical Closets”) located in the Prime Premises. The Common Mechanical Closets are shown on Exhibit 1A. Tenant confirms and agrees that Landlord shall have the right to locate equipment serving common building systems (fire/life safety, telecommunications, etc.). Landlord shall have the right, subject to Sections 2.4 and 2.7 hereof, to access the Common Mechanical Closets for the purposes of installing, maintaining, and replacing such equipment in the Common Mechanical Closets.
2.7    Minimize Interference. Except in the event of an emergency, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s business operations and use and occupancy of the Premises in connection with the exercise any of the foregoing rights under this Section 2.
3.    CONDITION OF PREMISES; CONSTRUCTION.
3.1    Condition of Premises. Tenant acknowledges and agrees that Tenant is leasing the Premises in their “AS IS,” “WHERE IS” condition and with all faults on the Execution Date, without representations or warranties, express or implied, in fact or by law, of any kind, and without recourse to Landlord, except: (i) Landlord represents to Tenant that, as of the Term Commencement Date, the Building has the systems and capacities set forth on Exhibit 5, (ii) such base building systems shall be in good working condition and repair, and (iii) Landlord shall perform Landlord’s Work in accordance with the provisions of this Section 3 and Exhibit 4.
3.2    Landlord’s Work.
(a)    Subject to Force Majeure, as defined in Section 25.16 and any Tenant Delay, as hereinafter defined, Landlord shall perform Landlord’s Work in order to prepare the Premises for Tenant’s use and occupancy in accordance with Exhibit 4 attached hereto. Landlord shall use best efforts to substantially complete Landlord’s Work by the Estimated Term Commencement Date (i.e., August 1, 2018). Landlord shall advise Tenant periodically of the progress of Landlord’s Work, and if requested by Tenant in writing, Landlord will implement measures (e.g., overtime) reasonably determined by Landlord as appropriate to accelerate the performance of Landlord’s Work, Tenant expressly agreeing that the cost of any such measures requested by Tenant shall be included in the Cost of Landlord’s Work, as defined in Exhibit 4. However, except to the extent that such failure constitutes a delay in the occurrence of the Term Commencement Date (as provided in the definition of the Term Commencement Date), and, except for Tenant’s remedies set forth in Section 3.2 hereof: (i) Tenant’s sole remedies shall be a delay in the Term Commencement Date and, if applicable, the Expiration Date, (ii) Tenant shall have no claim or rights against Landlord, and Landlord shall have no liability or obligation to Tenant in the event of delay in Landlord’s Work, and (iii) no delay in Landlord’s Work shall have any effect on the parties rights or obligations under this Lease.
(b)    Definitions.
(i)    “Tenant Delay” shall mean any act or omission by Tenant and/or Tenant’s agents, employees or contractors (collectively with Tenant, the “Tenant Parties”) which causes an actual delay in the performance and timely completion of Landlord’s Work. Notwithstanding the foregoing, except where a Tenant Delay arises from Tenant’s failure timely to act within on or before a date or time period expressly set forth in the Lease (in which event no Tenant Delay Notice shall be required): (x) in no event shall any act or omission be deemed to be a Tenant Delay until and unless Landlord has given Tenant written notice (the “Tenant Delay Notice”) advising Tenant (a) that a Tenant Delay is occurring, and (b) of the basis on which Landlord has determined that a Tenant Delay is occurring, and (y) no period of time prior to the time that Tenant receives a Tenant Delay Notice shall be included in the period of time charged to Tenant pursuant to such Tenant Delay Notice.
(ii)    “Substantially Complete” or “Substantial Completion,” when referring to Landlord’s Work shall mean that: (1) Landlord’s Work is completed, other than Punchlist Items (defined below) which do not materially affect Tenant’s use of, or access to, the Premises, (2) the Premises and those portions of the Common Areas of the Building which affect Tenant’s occupancy are in conformance with all applicable building codes, permits, laws and regulations, including without limitation, ADA, (3) all structural elements and subsystems of the Building, including but not limited to HVAC, mechanical, electrical, lighting, plumbing, and life safety systems, will be in good working condition and repair, (4) Landlord has delivered to Tenant a certificate of substantial completion from Landlord’s architect stating that Landlord’s Work is substantially complete, and (5) such evidence (the “Town Approval”) as is customarily provided by the Town of Lexington to evidence its acceptance of Landlord’s Work and Tenant’s right to lawfully occupy the Premises (e.g., sign-offs on the Building permit by all applicable Town of Lexington departments or a certificate of occupancy, which may be a temporary certificate of occupancy) has been provided by the Town of Lexington. No costs incurred by Landlord in satisfying the definition of Substantial Completion shall be included in Operating Costs. Notwithstanding anything to the contrary herein contained, in the event that Landlord’s Work is delayed by reason of any Tenant Delay, then Landlord shall be deemed to have achieved Substantial Completion of Landlord’s Work on the date that Landlord would have achieved Substantial Completion of Landlord’s Work, but for such Tenant Delay.
(iii)    Punchlist. Promptly following Substantial Completion of Landlord’s Work, Landlord shall provide Tenant with a punchlist prepared by Landlord’s architect (the “Punchlist”) incorporating those items jointly identified by Landlord and Tenant during their joint inspection of Landlord’s Work, of outstanding items (the “Punchlist Items”). Promptly after Substantial Completion of Landlord’s Work, Landlord and Tenant shall jointly inspect the Premises. Subject to Landlord’s Force Majeure and Tenant Delays, Landlord shall complete all Punchlist Items within thirty (30) days of the date of the Punchlist (other than seasonal items, such as landscaping, requiring a longer period), provided that Tenant reasonably cooperates in connection with the completion of such Punchlist Items.
3.3    Tenant’s Remedies in the Event of Delays in Term Commencement Date.
If the Term Commencement Date does not occur on or before the Outside Termination Date, as hereinafter defined, then Tenant shall have the right to terminate the Lease, which shall be exercisable by a written thirty-(30)-day termination notice given on or after the Outside Termination Date but before the date that the Term Commencement Date occurs. If the Term Commencement Date occurs on or before the thirtieth (30th) day after Landlord receives such termination notice, Tenant’s termination notice shall be deemed to be void and of no force or effect. If the Term Commencement Date does not occur on or before such thirtieth (30th) day, this Lease shall terminate and shall be of no further force or effect, and, except for provisions of the lease which are intended to survive termination of the Lease (e.g., indemnification provisions), Landlord shall promptly refund to Tenant any Security Deposit paid by Tenant to Landlord and neither party shall have any further obligation to the other party. For the purposes hereof, the “Outside Termination Date” shall be defined as November 1, 2018, provided however, that the Outside Termination Date shall be extended by the lesser of: (x) ninety (90) days, or (y) the length of any delays in Landlord’s Work arising from Force Majeure.
4.    USE OF PREMISES
(a)    Permitted Uses. During the Term, Tenant shall use the Premises only for the Permitted Uses and for no other purposes. Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they are designed. Tenant shall, to the extent required by applicable laws and insurance requirements, keep the Premises equipped with those safety appliances which are Tenant’s responsibility, as set forth on Exhibit 4-3, the parties hereby acknowledging that Landlord’s responsible for the maintenance and repair of those safety appliances which are Landlord’s responsibility, as set forth on Exhibit 4-3.
(b)    Landlord’s Vacancy Recapture Right. If Tenant abandons or vacates all or a substantial portion of the Premises for a period of in excess of 180 consecutive days, other than by reason of casualty or the performance of Alterations in the Premises, Landlord shall have the right to terminate the Lease by giving written notice to Tenant, Landlord hereby agreeing that if Landlord exercises its termination right under this Section 4(b) solely based upon the abandonment and vacancy of the Premises by Tenant, and not based upon any other default by Tenant in its obligations under the Lease, then termination shall not be deemed to be based upon the default of Tenant hereunder.
4.2    Prohibited Uses.
(a)    Notwithstanding any other provision of this Lease, Tenant shall not use the Premises or the Building, or any part thereof, or suffer or permit the use or occupancy of the Premises or the Building or any part thereof by any of the Tenant Parties (i) in a manner which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or otherwise applicable to or binding upon the Premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord (taking into account the use of the Building as a combination laboratory, research and development and office building and the Permitted Uses) shall (a) impair the appearance or reputation of the Building; (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises, or the use or occupancy of any of the Common Areas; (c) occasion discomfort, inconvenience or annoyance in any material respect (and Tenant shall not install or use any electrical or other equipment of any kind (including, without limitation, Tenant’s Rooftop Equipment) which, in the reasonable judgment of Landlord, will cause any such impairment, interference, discomfort, inconvenience, annoyance or injury), or cause any injury or damage to any occupants of the Premises or other tenants or occupants of the Building or their property; or

(d) cause harmful air emissions, laboratory odors or noises or any reasonably objectionable odors, noises or emissions to emanate from the Premises, Tenant hereby agreeing that if another tenant or occupant of the Building or the Campus notifies Landlord that it objects to an air emission, odor or noise emanating from the Premises, then such air emission, odor, noise shall be deemed to be objectionable, if reasonable given the circumstances (Tenant expressly agreeing that if Landlord’s objection is based upon the complaint of another tenant or occupant of the Premises or the Complex, then Landlord’s objection shall be deemed to be reasonable); (iv) in a manner which is inconsistent with the operation and/or maintenance of the Building as a first-class combination office, research, development and laboratory facility; (v) for any fermentation processes whatsoever; or (vi) in a manner which shall increase such insurance rates on the Building or on property located therein (and Landlord shall provide Tenant with evidence documenting that Tenant’s use is the cause of such increase in the insurance rates) over that applicable when Tenant first took occupancy of the Premises hereunder, provided that Tenant’s use of the Premises for the Permitted Uses, as opposed to the manner of use of the Premises by Tenant, shall never be deemed a violation of this Section 4.2(a).
With respect to the use and occupancy of the Premises and the Common Areas, Tenant will not: (i) place or maintain any signage (except as set forth in Section 12.2 below), trash, refuse or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises, nor obstruct any driveway, corridor, footwalk, parking area, mall or any other Common Areas; (ii) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises; (iii) permit the parking of vehicles so as to interfere with (x) the ability of others, entitled thereto, to park in the common parking areas, or (y) the use of any driveway, corridor, footwalk, parking area, or other Common Areas; (iv) receive or ship articles of any kind outside of those areas reasonably designated by Landlord; (v) conduct or permit to be conducted any auction, going out of business sale, bankruptcy sale (unless directed by court order), or other similar type sale in or connected with the Premises; (vi) use the name of Landlord, or any of Landlord’s affiliates in any publicity, promotion, trailer, press release, advertising, printed, or display materials without Landlord’s prior written consent; or (vii) except in connection with Alterations (hereinafter defined) approved by Landlord in accordance with Section 11 or cosmetic alterations including, without limitation, artwork or whiteboards, which shall not require Landlord’s approval, cause or permit any hole to be drilled or made in any part of the Building.
4.3    Transportation of Animals. No animals, animal waste, food or supplies relating to the animals maintained from time to time in the animal storage areas of the Premises shall be transported within the Building except as provided in this Section 4.3. All deliveries of animals or animal food or supplies to Tenant at the Building shall be made prior to 11:00 a.m. No transportation of animals, animal waste, food or supplies within the Building shall occur between the hours of 11:00 a.m. and 1:00 p.m. At all times that animals are transported within the Common Areas, they shall be transported in an appropriate cage or other container. At no time shall any animals, animal waste, food or supplies relating to the animals be brought into, transported through, or delivered to the lobby of the Building or be transported within the Building in elevators other than the freight elevator.

4.4    MWRA Permit. Tenant shall establish and maintain with respect to its use of wastewater facilities exclusively serving the Leased Premises, an MWRA waste water discharge program administered by a qualified individual (which individual may be (i) a third party contractor/consultant approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed, or (ii) an employee of Tenant or Tenant’s affiliate) in accordance with the requirements of the Massachusetts Water Resources Authority (“MWRA”) and any other applicable governmental authority. Tenant shall be solely responsible for all costs incurred in connection with such MWRA waste water program, and Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with the requirements of (a) the MWRA and any other applicable governmental authority with respect to such chemical safety program and (b) this Section. Tenant shall obtain and maintain during the Term (i) any permit required by the MWRA (“MWRA Permit”) and (ii) a wastewater treatment operator license from the Commonwealth of Massachusetts with respect to Tenant’s use of Tenant’s Acid Neutralization Tank. Tenant shall not introduce anything into Tenant’s Acid Neutralization Tank: (x) in violation of the terms of the MWRA Permit, (y) in violation of Legal Requirements or (z) that would interfere with the proper functioning of any such Acid Neutralization Tank.
4.5    Parking and Traffic Demand Management Plan. The Property is subject to a Parking and Traffic Demand Management Plan with the Town of Lexington (the “Initial PTDM”). Tenant agrees, at its sole expense, to comply with the requirements of the Initial PTDM, only insofar as they apply to the Premises and/or Tenant’s use and occupancy thereof. In the event that the Initial PTDM is ever modified, supplemented, amended or replaced (“PTDM Modifications”), Tenant agrees, at its sole expense, to comply with the requirements of the PTDM Modifications, only insofar as they apply to the Premises and/or Tenant’s use and occupancy thereof.
4.6    Vivarium. Tenant shall be responsible, at its sole expense, for the operations of its vivarium in accordance with all Legal Requirements and with best industry practices. Without limiting the general application of the foregoing, Tenant shall separately dispose of all waste products from the operation of Tenant’s vivarium, including, without limitation, dead animals, strictly in accordance with Legal Requirements. Landlord shall have the right, from time to time by written notice to Tenant, to promulgate Rules and Regulations with respect to the operation of Tenant’s vivarium so as to minimize any adverse effects that such operation may have on other occupants of the Building, including without limitation, regulations as to noise mitigation.
5.    RENT; ADDITIONAL RENT
5.1    Base Rent. Commencing as of the Base Rent Commencement Date and continuing thereafter throughout the remainder of the Term, Tenant shall pay Base Rent to Landlord in equal monthly installments, in advance and without demand on the first day of each month for and with respect to such month. Commencing as of the Additional Rent Commencement Date and continuing thereafter throughout the remainder of the Term, Tenant shall pay Tenant’s Share of Operating Costs, Tenant’s Share of Taxes, and utility costs

(collectively “Additional Rent”) to Landlord in accordance with this Section 5. Base Rent shall be pro-rated for any partial months. Tenant shall be responsible to pay any other (i.e., other than Base Rent and Additional Rent) charges due under the Lease. Rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord’s agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment.
5.2    Operating Costs.
(a)    “Operating Costs” shall mean all costs incurred and expenditures made by Landlord in the operation, management, repair, replacement, maintenance and insurance (including, without limitation, environmental liability insurance and property insurance on Landlord-supplied leasehold improvements for tenants, but not property insurance on tenants’ equipment) of the Property or allocated to the Property, including without limitation all costs incurred by Landlord (compensation, fringe benefits, worker’s compensation insurance premiums, and payroll taxes, etc.) with respect to all persons directly engage in managing the Building up to and including the Property Manager, however denominated, any costs for utilities supplied to exterior areas and the Common Areas, and any costs for repair and replacements, cleaning and maintenance of exterior areas and the Common Areas, related equipment, facilities and appurtenances and HVAC equipment, security services, a management fee in the amount of four percent (4%) of gross Building revenues (increased, if applicable, in accordance with Section 5.2(f)), the costs, including, without limitation, a commercially reasonable rental factor, of Landlord’s management office for the Property, which management office may be located outside the Property and which may serve other properties in addition to the Property (in which event such costs shall be equitably allocated among the properties served by such office), the cost of operating any amenities in the Property available to all tenants of the Property and any subsidy provided by Landlord for or with respect to any such amenity, and all costs of applying and reporting for the Building or any part thereof to seek or maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard. For costs and expenditures made by Landlord in connection with the operation, management, repair, replacement, maintenance and insurance of the Building as a whole, Landlord shall make a reasonable allocation thereof between the retail and non-retail portions of the Building, if applicable. Prior to the creation of the Condominium in accordance with Section 2.2, Landlord shall allocate Operating Costs which are incurred with respect to the Common Areas of the Campus on a fair and equitable basis. Landlord shall not collect any item of cost more than once. Since the Garage is located on the Land is for the exclusive benefit of the tenants of the Building, all Operating Costs incurred by Landlord with respect to the Garage shall be allocated to the Property. After the creation of the Condominium, such allocation shall be made in accordance with the Condominium Documents establishing the Condominium. Operating Costs shall not include Excluded Costs (hereinafter defined).
(b)    “Excluded Costs” shall be defined as (i) any fixed or percentage ground rent payable to any ground lessor, or any mortgage charges (including interest, principal, points and fees); (ii) brokerage commissions; (iii) salaries of executives and owners not directly employed in the management/operation of the Property; (iv) the cost of work done by Landlord for a particular tenant; (v) the cost of items which, by generally accepted accounting principles, would be capitalized on the books of Landlord or are otherwise not properly chargeable against income, except to the extent such capital item is (A) required by any Legal Requirements (not in effect on the date of this Lease), or (B) reasonably projected to reduce Operating Costs, but only to the extent of the reasonably anticipated savings in Operating Costs from such capital item; (vi) the costs of Landlord’s Work and any contributions made by Landlord to any tenant of the Property in connection with the build-out of its premises; (vii) franchise or income taxes imposed on Landlord; (viii) costs paid directly by individual tenants to suppliers, including tenant electricity, telephone and other utility costs; (ix) increases in premiums for insurance when such increase is caused by the use of the Building by Landlord or any other tenant of the Building; (x) depreciation of the Building; (xi) costs relating to maintaining Landlord’s existence as a corporation, partnership or other entity; (xii) advertising and other fees and costs incurred in procuring tenants; (xiii) the cost of any items for which Landlord is reimbursed by insurance, condemnation awards, refund, rebate or otherwise, and any expenses for repairs or maintenance to the extent covered by warranties, guaranties and service contracts; (xiv) costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants; (xv) Taxes; (xvi) costs of services or other benefits that are not offered to Tenant; (xvii) costs for services, supplies or repairs paid to any entities affiliated with Landlord in excess of costs that would be payable in an “arm’s length” or unrelated situation for comparable services, supplies, or repairs; (xviii) costs incurred in connection with: (1) the survey or testing of asbestos or any other Hazardous Materials at the Building or elsewhere (provided however, that the survey or testing of Hazardous Materials which is required by any Legal Requirement which first becomes effective after the Execution Date of this Lease shall not be excluded from Operating Costs pursuant to this clause (1), and (2) the remediation or removal of Excluded Hazardous Materials, as hereinafter defined); (xix) reserves for repairs, maintenance or replacements; (xx) the cost of any “tap fees” or one-time lump-sum sewer or water connection fees for the Building; (xxi) liability costs, not related to property damage, directly resulting from the negligence or willful misconduct of Landlord or Landlord’s agents, employees, or contractors; or (xxii) acquisition costs for sculptures, paintings, and other art objects. “Excluded Hazardous Materials” shall be defined as all Hazardous Materials, other than: (A) any material or substance located in the Building or the Property on the Execution Date which, as of the Execution Date, is not considered under then existing Legal Requirements, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material by reason of a Legal Requirement which first becomes effective after the Execution Date of this Lease, and (B) any material or substance is introduced to the Building or the Property after the Execution Date which, when introduced to the Building or the Property, was not then (i.e., at the time of introduction to the Building or the Property) considered, as a matter of any Legal Requirement, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material by reason of Legal Requirements which first becomes effective after the date of introduction of such material or substance to the Building or the Property.
(c)    Payment of Operating Costs. Commencing as of the Additional Rent Commencement Date and continuing thereafter throughout the remainder of the Term of the

Lease, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share of Operating Costs. Landlord may make a good faith estimate of Tenant’s Share of Operating Costs for any fiscal year or part thereof during the term, and Tenant shall pay to Landlord, on the Additional Rent Commencement Date and on the first (1st) day of each calendar month thereafter, an amount equal to Tenant’s Share of Operating Costs for such fiscal year and/or part thereof divided by the number of months therein. Landlord may estimate and re-estimate in good faith Tenant’s Share of Operating Costs and deliver a copy of the estimate or re-estimate to Tenant, provided that Landlord shall not re-estimate more than once in any twelve-(12)-month period. Thereafter, the monthly installments of Tenant’s Share of Operating Costs shall be appropriately adjusted in accordance with the estimations so that, by the end of the fiscal year in question, Tenant shall have paid all of Tenant’s Share of Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each fiscal year. As of the Execution Date, the Property’s fiscal year is January 1 – December 31.
(d)    Annual Reconciliation. Landlord shall, within one hundred twenty (120) days after the end of each fiscal year, deliver to Tenant a reasonably detailed statement of the actual amount of Operating Costs for such fiscal year (“Year End Statement”). Failure of Landlord to provide the Year End Statement within the time prescribed shall not relieve Tenant from its obligations hereunder. If the total of such monthly remittances on account of any fiscal year is greater than Tenant’s Share of Operating Costs actually incurred for such fiscal year, then, provided no Event of Default has occurred nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of Additional Rent on account of Operating Costs due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than Tenant’s Share of Operating Costs actually incurred for such fiscal year, Tenant shall pay the difference to Landlord, as Additional Rent hereunder, within ten (10) days of Tenant’s receipt of an invoice therefor. Landlord’s estimate of Operating Costs for the next fiscal year shall be based upon the Operating Costs actually incurred for the prior fiscal year as reflected in the Year-End Statement plus a reasonable adjustment based upon estimated increases in Operating Costs. The provisions of this Section 5.2(d) shall survive the expiration or earlier termination of this Lease.
(e)    Part Years. If the Additional Rent Commencement Date or the Expiration Date occurs in the middle of a calendar year, Tenant shall be liable for only that portion of the Operating Costs with respect to such calendar year within the Term.
(f)    Gross-Up. If, during any fiscal year, less than 95% of the Building is occupied by tenants or if Landlord was not supplying all tenants with the services being supplied to Tenant hereunder, actual Operating Costs incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to the reasonable Operating Costs that would have been incurred if the Building was 95% occupied and such services were being supplied to all tenants, and such extrapolated Operating Costs shall, for all purposes hereof, be deemed to be the

Operating Costs for such fiscal year. This “gross up” treatment shall be applied only with respect to variable Operating Costs arising from services provided to Common Areas or to space in the Building being occupied by tenants (which services are not provided to vacant space or may be provided only to some tenants) in order to allocate equitably such variable Operating Costs to the tenants receiving the benefits thereof.
5.3    Taxes.
(a)    “Taxes” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the Land, and upon any personal property of Landlord used in the operation thereof, or on Landlord’s interest therein or such personal property; charges, fees and assessments for transit, housing, police, fire or other services or purported benefits to the Building and the Land (including without limitation any community preservation assessments); service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operation, use or occupancy of the Building and the Land or based upon rentals derived therefrom, which are or shall be imposed by federal, state, county, municipal or other governmental authorities. Taxes shall not include (i) any inheritance, estate, succession, gift, transfer, franchise, rental, income or profit tax, capital stock tax, capital levy or excise, or any income taxes arising out of or related to the ownership and operation of the Building and the Land, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute Taxes, whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute Taxes, but only to the extent calculated as if the Building and the Land were the only real estate owned by Landlord, (ii) penalties or interest for late payment of Taxes, except to the extent that such late payment is caused by Tenant’s failure time to pay such Taxes and the penalties and interest imposed by the Taxing authority as the result of late payment exceeds the interest and late fees due from Tenant under the Lease as the result of such late payment of Taxes. “Taxes” shall also include reasonable expenses (including without limitation legal and consultant fees) of tax abatement or other proceedings contesting assessments or levies.
Landlord shall allocate Taxes which are incurred with respect to the Common Areas of the Campus on a reasonable basis. From and after substantial completion of any occupiable improvements constructed as part of a Future Development, if such improvements are not separately assessed, Landlord shall reasonably allocate Taxes between the Building and such improvements and the land area associated with the same. From and after the creation of the Condominium for the Campus, such allocation shall be effected based upon the Taxes payable by Landlord with respect to the unit in the Condominium in which the Property is located.
(b)    “Tax Period” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority (i.e., as mandated by the governmental taxing authority), any portion of which period occurs during the Term of this Lease.

(c)    Payment of Taxes. Commencing as of the Additional Rent Commencement Date and continuing thereafter throughout the remainder of the Term of the Lease, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share of Taxes. Landlord may make a good faith estimate of the Taxes to be due by Tenant for any Tax Period or part thereof during the Term, and Tenant shall pay to Landlord, on the Rent Commencement Date and on the first (1st) day of each calendar month thereafter, an amount equal to Tenant’s Share of Taxes for such Tax Period or part thereof divided by the number of months therein. Landlord may estimate and re-estimate in good faith Tenant’s Share of Taxes and deliver a copy of the estimate or re-estimate to Tenant, provided that Landlord shall not re-estimate more than once in any twelve-(12)-month period. Thereafter, the monthly installments of Tenant’s Share of Taxes shall be appropriately adjusted in accordance with the estimations so that, by the end of the Tax Period in question, Tenant shall have paid all of Tenant’s Share of Taxes as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Taxes are available for each Tax Period. If the total of such monthly remittances is greater than Tenant’s Share of Taxes actually due for such Tax Period, then, provided no Event of Default has occurred nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of Additional Rent on account of Taxes due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than Tenant’s Share of Taxes actually due for such Tax Period, Tenant shall pay the difference to Landlord, as Additional Rent hereunder, within ten (10) days of Tenant’s receipt of an invoice therefor. Landlord’s estimate for the next Tax Period shall be based upon actual Taxes for the prior Tax Period plus a reasonable adjustment based upon estimated increases in Taxes. The provisions of this Section 5.3(c) shall survive the expiration or earlier termination of this Lease.
(d)    Effect of Abatements. Appropriate credit against Taxes shall be given for any refund obtained by reason of a reduction in any Taxes by the assessors or the administrative, judicial or other governmental agency responsible therefor after deduction of Landlord’s expenditures for reasonable legal fees and for other reasonable expenses incurred in obtaining the Tax refund.
(e)    Part Years. If the Additional Rent Commencement Date or the Expiration Date occurs in the middle of a Tax Period, Tenant shall be liable for only that portion of the Taxes, as the case may be, with respect to such Tax Period within the Term.
5.4    Late Payments.
(a)    Any payment of Rent due hereunder not paid when due shall bear interest for each month or fraction thereof from the due date until paid in full at the annual rate of ten percent (10%) per annum, or at any applicable lesser maximum legally permissible rate for debts of this nature (the “Default Rate”).

(b)    Additionally, if Tenant fails to make any payment within five (5) business days after the due date therefor, Landlord may charge Tenant a fee, which shall constitute liquidated damages, equal to three (3%) of any such late payment.
(c)    For each Tenant payment check to Landlord that is returned by a bank for any reason, Tenant shall pay a returned check charge equal to the amount as shall be customarily charged by Landlord’s bank at the time.
(d)    Money paid by Tenant to Landlord shall be applied to Tenant’s account in the following order: first, to any unpaid Additional Rent, including without limitation late charges, returned check charges, legal fees and/or court costs chargeable to Tenant hereunder; and then to unpaid Base Rent.
(e)    The parties agree that the late charge referenced in Section 5.4(b) represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.
5.5    No Offset; Independent Covenants; Waiver. Rent shall be paid without notice or demand, and without setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction, except as expressly provided herein. TENANT WAIVES ALL RIGHTS (I) TO ANY ABATEMENT, SUSPENSION, DEFERMENT, REDUCTION OR DEDUCTION OF OR FROM RENT, AND (II) TO QUIT, TERMINATE OR SURRENDER THIS LEASE OR THE PREMISES OR ANY PART THEREOF, EXCEPT AS EXPRESSLY PROVIDED HEREIN. TENANT HEREBY ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL BE SEPARATE AND INDEPENDENT COVENANTS AND AGREEMENTS, THAT RENT SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS AND THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL CONTINUE UNAFFECTED, UNLESS THE REQUIREMENT TO PAY OR PERFORM THE SAME SHALL HAVE BEEN TERMINATED PURSUANT TO AN EXPRESS PROVISION OF THIS LEASE. LANDLORD AND TENANT EACH ACKNOWLEDGES AND AGREES THAT THE INDEPENDENT NATURE OF THE OBLIGATIONS OF TENANT HEREUNDER REPRESENTS FAIR, REASONABLE, AND ACCEPTED COMMERCIAL PRACTICE WITH RESPECT TO THE TYPE OF PROPERTY SUBJECT TO THIS LEASE, AND THAT THIS AGREEMENT IS THE PRODUCT OF FREE AND INFORMED NEGOTIATION DURING WHICH BOTH LANDLORD AND TENANT WERE REPRESENTED BY COUNSEL SKILLED IN NEGOTIATING AND DRAFTING COMMERCIAL LEASES IN MASSACHUSETTS, AND THAT THE ACKNOWLEDGEMENTS AND AGREEMENTS CONTAINED HEREIN ARE MADE

WITH FULL KNOWLEDGE OF THE HOLDING IN WESSON V. LEONE ENTERPRISES, INC., 437 MASS. 708 (2002). SUCH ACKNOWLEDGEMENTS, AGREEMENTS AND WAIVERS BY TENANT ARE A MATERIAL INDUCEMENT TO LANDLORD ENTERING INTO THIS LEASE.
5.6    Audit Right. Provided there is no Event of Default nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may, upon at least thirty (30) days’ prior written notice, inspect or audit Landlord’s records relating to Operating Costs for any periods of time within the previous calendar year before the audit or inspection. However, no audit or inspection shall extend to periods of time before the calendar year in which the Additional Rent Commencement Date occurs. If Tenant fails to object to the calculation of Tenant’s Share of Operating Costs on the Year-End Statement within sixty (60) days after such statement has been delivered to Tenant and/or fails to complete any such audit or inspection within ninety (90) days after Tenant’s objection to the Year End Statement, then Tenant shall be deemed to have waived its right to object to the calculation of Tenant’s Share of Operating Costs for the year in question and the calculation thereof as set forth on such statement shall be final. Tenant’s audit or inspection shall be conducted only at Landlord’s offices or the offices of Landlord’s property manager during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection. Tenant may not conduct an inspection or have an audit performed more than once during any fiscal year. If such inspection or audit reveals that an error was made in the calculation of Tenant’s Share of Operating Costs previously charged to Tenant, then, provided there is no Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of additional rent on account of Operating Costs due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If such inspection or audit reveals an underpayment by Tenant, then Tenant shall pay to Landlord, as additional rent hereunder, any underpayment of any such costs, as the case may be, within thirty (30) days after receipt of an invoice therefor. If, after such inspection or audit is made, it is finally determined or agreed that there was an error made in the calculation of Tenant’s Share of Operating Costs previously charged to Tenant so that the amount billed to Tenant was in error in excess of five percent (5%) of the actual costs, then Landlord shall pay to Tenant the reasonable cost of such an audit. Tenant shall maintain the results of any such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (A) reasonably acceptable to Landlord, (B) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection, and (C) which executes a commercially reasonable confidentiality agreement whereby it shall agree to maintain the results of such audit or inspection confidential. The provisions of this Section 5.6 shall survive the expiration or earlier termination of this Lease.
5.7    Survival. Any obligations under this Section 5 which shall not have been paid at the expiration or earlier termination of the Term shall survive such expiration or earlier termination and shall be paid when and as the amount of same shall be determined and be due.

6.    INTENTIONALLY OMITTED.
7.    LETTER OF CREDIT
7.1    Amount. Contemporaneously with the execution of this Lease, Tenant shall deliver to Landlord either (i) cash in the amount specified in the Lease Summary Sheet (the “Cash Security Deposit”), which shall be held by Landlord in accordance with Section 7.4 below, or (ii) an irrevocable letter of credit (the “Letter of Credit”) that shall (a) be in the initial amount of One Million One Hundred Fifty-Six Thousand Seven Hundred Eight and 35/100 ($1,156,708.35) Dollars; (b) be issued on the form attached hereto as Exhibit 6; (c) name Landlord as its beneficiary; (d) be drawn on an FDIC insured financial institution reasonably satisfactory to Landlord that both (x) has an office in the greater Boston metropolitan area that will accept presentation of, and pay against, the Letter of Credit and (y) satisfies both the Minimum Rating Agency Threshold and the Minimum Capital Threshold (as those terms are defined below). The “Minimum Rating Agency Threshold” shall mean that the issuing bank has outstanding unsecured, uninsured and unguaranteed senior long-term indebtedness that is then rated (without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation) “Baa” or better by Moody’s Investors Service, Inc. and/or “BBB” or better by Standard & Poor’s Rating Services, or a comparable rating by a comparable national rating agency designated by Landlord in its discretion. The “Minimum Capital Threshold” shall mean that the issuing bank has combined capital, surplus and undivided profits of not less than $10,000,000,000. The Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than one (1) year. If the issuer of the Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period, Tenant shall be required to deliver a substitute Letter of Credit satisfying the conditions hereof at least thirty (30) days prior to the expiration of the term of such Letter of Credit. If the issuer of the Letter of Credit fails to satisfy either or both of the Minimum Rating Agency Threshold or the Minimum Capital Threshold, Tenant shall be required to deliver a substitute letter of credit from another issuer reasonably satisfactory to the Landlord and that satisfies both the Minimum Rating Agency Threshold and the Minimum Capital Threshold not later than ten (10) business days after Landlord notifies Tenant of such failure. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least thirty (30) days after the Expiration Date. If Tenant fails to furnish such renewal or replacement at least thirty (30) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Article 7. Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by a national bank reasonably satisfactory to Landlord at the time of the issuance thereof.
7.2    Application of Proceeds of Letter of Credit. Upon an Event of Default, or if any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any

Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors (and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days) or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, Landlord at its sole option may draw down all or a part of the Letter of Credit. The balance of any Letter of Credit cash proceeds shall be held in accordance with Section 7.4 below. Should the entire Letter of Credit, or any portion thereof, be drawn down by Landlord, Tenant shall, upon the written demand of Landlord, deliver a replacement Letter of Credit in the amount drawn, and Tenant’s failure to do so within ten (10) days after receipt of such written demand shall constitute an additional Event of Default hereunder. The application of all or any part of the cash proceeds of the Letter of Credit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord.
7.3    Transfer of Letter of Credit. In the event that Landlord transfers its interest in the Premises, Tenant shall upon notice from and at no cost to Landlord, deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit naming Landlord’s successor as the beneficiary thereof. If Tenant fails to deliver such amendment or replacement within ten (10) days after written notice from Landlord, Landlord shall have the right to draw down the entire amount of the Letter of Credit and hold the proceeds thereof in accordance with Section 7.4 below.
7.4    Cash Proceeds of Letter of Credit. Landlord shall hold the Cash Security Deposit and/or the balance of proceeds remaining after a draw on the Letter of Credit (each hereinafter referred to as the “Security Deposit”) as security for Tenant’s performance of all its Lease obligations. After an Event of Default, Landlord may apply the Security Deposit, or any part thereof, to Landlord’s damages without prejudice to any other Landlord remedy. Landlord has no obligation to pay interest on the Security Deposit and may co-mingle the Security Deposit with Landlord’s funds. If Landlord conveys its interest under this Lease, the Security Deposit, or any part not applied previously, may be turned over to the grantee in which case Tenant shall look solely to the grantee for the proper application and return of the Security Deposit.
7.5    Return of Security Deposit or Letter of Credit. Provided that Tenant is not then in default under this Lease, the Security Deposit and/or Letter of Credit or the remaining proceeds therefrom, as applicable, shall (less any portion thereof which may have been utilized by Landlord to cure any default or applied to any actual damage suffered by Landlord) be returned to Tenant within thirty (30) days after the latest to occur of: (i) the end of the Term, (ii) the delivery by Tenant to Landlord of the Premises free and clear of all parties claiming under Tenant and in compliance with Section 21 of the Lease, and (iii) delivery to Landlord of an acceptable Surrender Report, as defined in Section 21 of the Lease.
7.6    Reduction of the Cash Security Deposit and/or Letter of Credit.
a.On the conditions (the “Reduction Conditions”) that as of the Effective Reduction Date, as hereinafter defined, (x) Tenant is then in full compliance with its obligations under the Lease and not in default under the Lease and (y) there has not been an Event of Default during the twelve-month period immediately preceding the Effective Reduction Date, as it may delayed, as hereinafter set forth (“Prior Default Condition”), then the amount of the Cash Security Deposit/Letter of Credit may be reduced in accordance with the below-listed schedule:
Effective Reduction Date        New Reduced Security Deposit Amount

Second (2nd) anniversary of
Commencement Date:                    $694,025.01

(2)    The reduction in the Security Deposit shall be accomplished as follows: (a) for a Cash Security Deposit, Tenant shall request such reduction in a written notice to Landlord (the “Reduction Notice”), and if Landlord, in good faith, determines that the Reduction Conditions have been met, Landlord shall, within ten (10) business days after Landlord’s receipt of such Reduction Notice, refund to Tenant a portion of the Cash Security Deposit which Landlord is then holding so that Landlord will be holding the reduced amount, as set forth above, and (b) for a Security Deposit in the form of a Letter of Credit, Tenant shall give a Reduction Notice to Landlord, and if Landlord, in good faith, determines that the Reduction Conditions have been met, Landlord shall, within five (5) business days of its receipt of such Reduction Notice, so notify Tenant, whereupon Tenant shall either deliver to Landlord either: (i) a Substitute Letter of Credit in the applicable reduced amount, in form satisfying the requirements of this Section 7, or (ii) an amendment to the existing Letter of Credit, in form and substance reasonably acceptable to Landlord, reducing the amount of the existing Letter of Credit to the applicable reduced amount. If Tenant delivers to Landlord a Substitute Letter of Credit satisfying the foregoing requirements, as aforesaid, then Landlord shall exchange the existing Letter of Credit which Landlord is then holding for such Substitute Letter of Credit within ten (10) business days after Landlord receives such Substitute Letter of Credit to Landlord. If Landlord declines to reduce the Security Deposit based upon the fact that any of the Reduction Conditions have not been satisfied, but Tenant subsequently satisfies the Reduction Conditions, then Tenant may submit a new Reduction Notice to Landlord for the reduction in the Security Deposit in accordance with the provisions of this Section 7.6. In such event, the Prior Default Condition shall be determined based the 12 month period immediately preceding the delayed Effective Reduction Date.
(3)    In no event shall the Cash Security Deposit/Letter of Credit ever be less than $694,025.01. The Security Deposit, as it may be reduced in accordance with the foregoing, shall continue to be held by Landlord throughout the Term of the Lease.

8.    INTENTIONALLY OMITTED.
9.    UTILITIES, LANDLORD’S SERVICES
9.1    Electricity. Landlord shall contract with the utility provider for electric service to the Property, including the Premises. Commencing on the Term Commencement Date, Tenant shall pay all charges for electricity furnished to the Premises and any equipment exclusively serving the Premises, as Additional Rent, based on the existing submeter for the Premises. At Tenant’s request, Landlord shall provide Tenant with reasonable back-up documentation regarding the total charges and the method of allocating the charges to Tenant. Tenant shall, at Tenant’s sole cost and expense, maintain and keep in good order, condition and repair the metering equipment used to measure electricity furnished to the Premises and any equipment exclusively serving the same, excluding reasonable wear and tear and damage caused by fire or other casualty.
9.2    Water. Landlord shall contract with the utility provider for water service to the Property, including the Premises. Except as otherwise provided below, the cost of providing water service to the Premises and all other portions of the Building (including, without limitation, the premises of other tenants or occupants of the Building) shall be included in Operating Costs. Notwithstanding the foregoing, if Landlord in good faith determines that Tenant is using water in excess of its proportionate share (by floor area) of the total water usage in the Building, Landlord may elect, at Landlord’s expense, to furnish and install in a location in or near the Premises metering equipment to measure water furnished to the Premises and any equipment exclusively serving the same, provided that if it is ultimately determined that Tenant is consuming water in excess of its proportionate share (by floor area), Tenant shall pay the cost of installing such separate metering equipment. In such event, Tenant shall, within thirty (30) days after Landlord’s written demand therefor from time to time, pay to Landlord, as Additional Rent, the full amount of any water service charges attributable to such meter.
9.3    Gas. Landlord shall contract with the utility provider for gas service to the Property, including the Premises. The cost of gas used to serve base building plumbing, mechanical and electrical systems shall be included in the costs reimbursed by Tenant pursuant to Section 9.6 below. If Tenant requires gas service for the operation of Tenant’s laboratory equipment in the Premises, Tenant shall pay all charges for gas furnished to the Premises and/or any equipment exclusively serving the Premises as Additional Rent, based, at Landlord’s election, (i) on Landlord’s reasonable estimate of such gas usage or (ii) on metering or submetering equipment installed by Landlord at Tenant’s expense.
9.4    Other Utilities. Subject to Rules and Regulations, Tenant shall obtain and pay, as and when due, for all other utilities and services consumed in and/or furnished to the Premises, together with all taxes, penalties, surcharges and maintenance charges pertaining thereto.
9.5    Interruption or Curtailment of Utilities. When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, Landlord reserves the right, upon as much prior notice to Tenant as is practicable under the circumstances and no less than forty-eight (48) hours’ notice except in the event of an emergency, to interrupt, curtail, or stop (i) the furnishing of hot and/or cold water, and (ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but, except as set forth in Section 10.7, there shall be no diminution or abatement of Rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of Tenant’s obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

9.6    Landlord’s Services. Subject to reimbursement pursuant to Section 5.2 above, Landlord shall provide the services described in Exhibit 7 attached hereto and made a part hereof (“Landlord’s Services”). Except for the cost of providing and maintaining supplemental HVAC equipment (which shall be Tenant’s responsibility), all costs incurred in connection with the provision of Landlord’s Services shall be included in Operating Costs. Landlord shall allocate to the Premises a portion of the total amount of such costs incurred with respect to the Building based upon the cubic footage of heated, chilled, and fresh air distributed in the Premises as indicated by the energy management system serving the Building as a percentage of the aggregate cubic footage of heated, chilled, and fresh air distributed in the entire Building for the applicable period. Tenant shall pay such costs monthly, together with monthly installments of Base Rent, on an estimated basis in amounts from time to time reasonably determined by Landlord. After the close of each fiscal year, Landlord shall determine the actual amount of such costs for such year and deliver to Tenant a reasonably detailed statement thereof, together with a statement of the amounts paid by Tenant on an estimated basis toward such costs as aforesaid. If such statement indicates that the estimated amounts paid by Tenant are less than Tenant’s allocable share of the actual amount of such costs for such fiscal year, then Tenant shall pay the amount of such shortfall to Landlord within thirty (30) days after delivery of such statement. If such statement indicates that Tenant’s estimated payments for such year exceed the actual amount of such costs for such year, then Landlord shall credit the excess against the next due installment(s) of Additional Rent payable under this Section 9.6, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord.
10.    MAINTENANCE AND REPAIRS
10.1    Maintenance and Repairs by Tenant. Subject to Landlord’s obligations in Section 10.2 below, Tenant shall keep neat and clean and free of insects, rodents, vermin and other pests and in the same repair, order and condition as on the Term Commencement Date (reasonable wear and tear and damage by Casualty excepted): the Premises, including without limitation the entire interior of the Premises, all electronic, phone and data cabling and related equipment (other than building service equipment) that is installed by or for the exclusive benefit of the Tenant (whether located in the Premises or other portions of the Building), all fixtures, equipment and specialty lighting therein, any supplemental HVAC and humidification equipment exclusively serving the Premises, electrical equipment wiring, doors, non-structural walls, windows and floor coverings, and all laboratory specific systems and equipment that exclusively serve the Premises, including, without limitation, equipment critical to laboratory operations. Without limiting the foregoing, Tenant agrees that it shall maintain, in the same repair, order and condition as on the Term Commencement Date (reasonable wear and tear and damage by Casualty excepted), any equipment which is the responsibility for Tenant to maintain as set forth on Exhibit 4-3.
10.2    Maintenance and Repairs by Landlord. Except as otherwise provided in Section 15, and subject to Tenant’s obligations in Section 10.1 above, Landlord shall maintain the Building foundation, the roof, Building structure, the common mechanical systems serving the Building, the structural floor slabs and columns in good repair, order and condition. In addition, Landlord shall operate and maintain the Common Areas in substantially the same manner as Class A office and laboratory facilities in the Market Area, as defined in Section 1.2(b). Without limiting the foregoing, Tenant agrees that it shall maintain, in good repair, order and condition, any equipment which is the responsibility for Tenant to maintain as set forth on Exhibit 4-3. All costs incurred by Landlord under this Section 10.2 shall be included in Operating Costs, subject to, and in accordance with, Section 5.2.
10.3    Accidents to Sanitary and Other Systems. Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises, of which Tenant is aware. Except as otherwise provided in Section 15, and subject to Tenant’s obligations in Section 10.1 above, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but, subject to Section 14.5 below, if such damage or defective condition was caused by any of the Tenant Parties, the cost to remedy the same shall be paid by Tenant.
10.4    Floor Load--Heavy Equipment. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by Legal Requirements. Landlord reserves the right to prescribe the weight and position of all safes, heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Heavy Equipment”), which shall be placed so as to distribute the weight. Heavy Equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any Heavy Equipment into or out of the Building without giving Landlord prior written notice thereof and observing all of the Rules and Regulations with respect to the same. If such Heavy Equipment requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with Legal Requirements. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord and Landlord’s agents (including without limitation its property manager), contractors and employees (collectively with Landlord, the “Landlord Parties”) harmless from and against any and all claims, damages, losses, penalties, costs, expenses and fees for bodily injury, death or property damage (including without limitation reasonable legal fees) (collectively, “Claims”) to the extent resulting from such moving. Proper placement of all Heavy Equipment in the Premises shall be Tenant’s responsibility, unless Landlord directs the placement of such Heavy Equipment as provided above in this Section 10.4.
10.5    Premises Cleaning. Tenant shall be responsible, at its sole cost and expense, for janitorial and removing trash from the Premises to the common dumpster designated by Landlord and for providing biohazard disposal services for the Premises, including the laboratory areas thereof. Such services shall be performed by licensed (where required by law or governmental regulation), insured and qualified contractors approved in advance, in writing, by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned) and on a sufficient basis to ensure that the Premises are at all times kept neat and clean. Landlord shall provide a dumpster and/or compactor at the Building loading dock for Tenant’s disposal of non-hazardous and non-controlled substances.
10.6    Pest Control. Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated on a monthly basis to Landlord’s reasonable satisfaction and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises for the purpose of providing such extermination services, unless such persons have been approved by Landlord.
10.7    Service Interruptions.
(a)    Abatement of Rent. In the event that: (i) there shall be an interruption, curtailment or suspension of any service or failure to perform any obligation required to be provided or performed by Landlord pursuant to Sections 9 and/or 10 (and no reasonably equivalent alternative service or supply is provided by Landlord) that shall materially interfere with Tenant’s use and enjoyment of the Premises, or any portion thereof (any such event, a “Service Interruption”), and (ii) such Service Interruption shall continue for three (3) consecutive business days following receipt by Landlord of written notice (the “Service Interruption Notice”) from Tenant describing such Service Interruption (“Abatement Service Interruption Cure Period”), and (iii) such Service Interruption shall not have been caused by an act or omission of Tenant or Tenant’s agents, employees, or contractors (an event that satisfies the foregoing conditions (i)-(iii) being referred to hereinafter as a “Material Service Interruption”) then, Tenant, subject to the next following sentence, shall be entitled to an equitable abatement of Base Rent, Operating Costs and Taxes based on the nature and duration of the Material Service Interruption and the area of the Premises affected, for any and all days following the Material Service Interruption Cure Period that both (x) the Material Service Interruption is continuing and (y) Tenant does not use such affected areas of the Premises for a bona fide business purpose. Any efforts by Tenant to respond or react to any Material Service Interruption, including, without limitation, any activities by Tenant to remove its personal property from the affected areas of the Premises, shall not constitute a use that precludes abatement pursuant to this Section 10.7(a). The Abatement Service Interruption Cure Period shall be extended by reason of any delays in Landlord’s ability to cure the Service Interruption in question caused by Landlord’s Force Majeure, provided however, that in no event shall the Abatement Service Interruption Cure Period with respect to any Service Interruption be longer than ten (10) consecutive business days after Landlord receives the applicable Service Interruption Notice.
(b)    Tenant’s Termination Right. In the event that: (i) a Service Interruption occurs, and (ii) such Service Interruption continues for a period of ninety (90) consecutive days after Landlord receives a Service Interruption Notice with respect to such Service Interruption (“Termination Service Interruption Cure Period”), and (iii) such Service Interruption shall not have been caused by an act or omission of Tenant or Tenant’s agents, employees, or contractors, and (iv) for so long as Tenant ceases to use the affected portion of the Premises during such Service Interruption, then Tenant shall have the right to terminate this Lease by giving a written termination notice to Landlord after the expiration of the Termination Service Interruption Cure Period. If such Service Interruption is cured within ten (10) days (“Post-Termination Notice Cure Period”) after Landlord receives such termination notice, then Tenant shall have no right to terminate this Lease based upon such Service Interruption and Tenant’s termination notice shall be of no force or effect. The Termination Service Interruption Cure Period and the Post-Termination Notice Cure Period shall each be extended by reason of any delays in Landlord’s ability to cure the Service Interruption in question caused by Landlord’s Force Majeure, provided however, that in no event shall the aggregate extension of the Termination Service Interruption Cure Period and the Post-Termination Notice Cure Period by reason of Landlord’s Force Majeure exceed sixty (60) days
(c)    The provisions of this Section 10.7 shall not apply in the event of a Service Interruption caused by Casualty or Taking (see Section 15 hereof).
(d)    The provisions of this Section 10.7 set forth Tenant’s sole rights and remedies, both in law and in equity, in the event of any Service Interruption.
11.    ALTERATIONS AND IMPROVEMENTS BY TENANT
11.1    Procedures for Performing Alterations. Tenant shall not make any alterations, installations, removals, additions or improvements (collectively with Tenant’s Work, “Alterations”) in or to the Premises without Landlord’s prior written approval of the contractor(s), written plans and specifications and a time schedule therefor. Landlord reserves the right to require that Tenant use Landlord’s preferred vendor(s) for any Alterations that involve roof penetrations, alarm tie-ins, sprinklers, fire alarm and other life safety equipment. Tenant shall not make any amendments or additions to plans and specifications approved by Landlord without Landlord’s prior written consent. Landlord’s approval of non-structural Alterations shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord may withhold its consent in its sole discretion (a) to any Alteration to or affecting the fixed lab benches, fume hoods, roof and/or building systems, (b) with respect to matters of aesthetics relating to Alterations to or affecting the exterior of the Building, and (c) to any Alteration affecting the Building structure. Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord’s consent to make Permitted Alterations, as hereinafter defined, provided that: (i) Tenant gives Landlord at least ten (10) business days’ prior written notice of any Permitted Alteration, (ii) Tenant submit to Landlord, together with such notice, plans and specifications for such Permitted Alteration if Tenant utilizes plans and specifications for such Permitted Alteration, and otherwise Tenant submits to Landlord, together with such notice, a reasonably detailed description of such Permitted Alteration; and (iii) such Permitted Alteration does not affect any of the Building systems or the ceiling of the Premises. A “Permitted Alteration” shall be defined as: (x) cosmetic alterations within the Premises which are not visible from the exterior of the Premises, and (y) interior, non-structural Alterations costing not more than $250,000.00 in each instances. Tenant shall provide

Landlord with reproducible record drawings (in CAD format) of all Alterations (excluding decorative or cosmetic Alterations) within sixty (60) days after completion thereof.
11.2    Landlord Approval of Alterations. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with Legal Requirements, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials (whether building standard or non-building standard), appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant. Except as otherwise expressly set forth herein, all Alterations shall be done at Tenant’s sole cost and expense and at such times and in such manner as Landlord may from time to time reasonably designate. In seeking Landlord’s approval, Tenant shall provide Landlord, at least ten (10) business days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect of record, (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request. Landlord shall respond to Tenant’s request for approval of Tenant’s plans and specifications for any Alteration on or before the date ten (10) business days after Landlord’s receipt of such plans and specifications and all other documentation required, pursuant to the provisions of the Lease, to be submitted to Tenant to Landlord in connection with such Alteration (“Landlord Response Period”), and if Landlord shall disapprove any aspect thereof, it shall provide a reasonably detailed explanation of the reasons for such disapproval. If Landlord shall fail to respond to Tenant’s request for approval of such plans and specifications within the Landlord Response Period, and such failure shall continue for five (5) business days after Landlord’s receipt of a Reminder Notice (as defined below), then Landlord’s consent to such plans and specifications shall be deemed given. For purposes hereof, a “Reminder Notice” shall be a notice from Tenant to Landlord that states in bold faced capital letters at the top of the first page thereof the following: “LANDLORD’S FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS REQUEST SHALL CONSTITUTE LANDLORD’S APPROVAL OF THE PLANS AND SPECIFICATIONS FOR TENANT’S WORK SUBMITTED TO LANDLORD FOR ITS APPROVAL ON __________, 20__.”
11.3    Removal of Alterations by Tenant. Subject to the provisions of this Section 11.3), then Landlord may, by written notice to Tenant at least thirty (30) days prior to the Expiration Date, to require Tenant to remove any Required Removables, as hereinafter defined, and to restore the Premises to substantially the same condition as existed immediately prior to the installation of such Required Removables. Upon Tenant’s written request at the time that Tenant requests Landlord’s approval of any Alteration or gives Landlord written notice of any Permitted Alteration, as the case may be, Landlord shall, at the time that Landlord approves such Alteration or within five (5) business days after Landlord receives written notice from Tenant of such Permitted Alteration, as the case may be, give written notice to Tenant notifying Tenant as to whether Landlord elects that Tenant remove any Required Removable which is included as part of such Alteration or Permitted Alteration, as the case may be. “Required Removables” shall be defined as: (a) any cable installed by or for the benefit of Tenant, and (b) any Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office/laboratory improvements. Required Removables shall include, without limitation, internal stairways, raised floors, personal restrooms and showers, vaults, rolling file systems, structural alterations and modifications, and any items set forth on Exhibit 13, but shall not include any portion of Landlord’s Work which is shown on the Preliminary Space Plan, unless such item is set forth on Exhibit 13.
11.4    After-Hours. Landlord and Tenant recognize that to the extent Tenant elects to perform some or all of the Alterations during times other than normal construction hours (i.e., Monday-Friday, 7:00 a.m. to 3:00 p.m., excluding holidays), Landlord may need to make arrangements to have supervisory personnel on site. Accordingly, Landlord and Tenant agree as follows: Tenant shall give Landlord at least two (2) business days’ prior written notice of any time outside of normal construction hours when Tenant intends to perform any Alterations (the “After-Hours Work”). Tenant shall reimburse Landlord, within ten (10) days after demand therefor, for the cost of Landlord’s supervisory personnel overseeing the After-Hours Work. In addition, if construction during normal construction hours unreasonably disturbs other tenants of the Building, in Landlord’s sole discretion, Landlord may require Tenant to stop the performance of Alterations during normal construction hours and to perform the same after hours, subject to the foregoing requirement to pay for the cost of Landlord’s supervisory personnel. Landlord hereby agrees that the rates charged to Tenant for Landlord’s supervisory personnel shall not exceed the rates charged to other tenants of the Building for the services of Landlord’s supervisory personnel.
11.5    Harmonious Relations. Tenant agrees that it will not use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building, the Property or any part thereof. In the event of any such difficulty, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such difficulty to leave the Property immediately.
11.6    Liens. No Alterations shall be undertaken by Tenant until (i) Tenant has made provision for written waiver of liens from all contractors for such Alteration and taken other appropriate protective measures approved and/or required by Landlord; and (ii) Tenant has procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee and has filed lien bond(s) (in jurisdictions where available) on behalf of such contractors. Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) business days thereafter, at Tenant’s expense by filing the bond required by law or otherwise.

11.7    General Requirements. Unless Landlord and Tenant otherwise agree in writing, Tenant shall (a) procure or cause others to procure on its behalf all necessary permits before undertaking any Alterations in the Premises (and provide copies thereof to Landlord); (b) perform all of such Alterations in a good and workmanlike manner, employing materials of good quality and in compliance with Rules and Regulations, all insurance requirements of this Lease, and Legal Requirements; and (c) defend, indemnify and hold the Landlord Parties harmless from and against any and all Claims occasioned by or growing out of such Alterations.
12.    SIGNAGE
12.1    Restrictions. Tenant shall have the right to install Building standard signage identifying Tenant’s business at the entrance to the Premises, which signage shall be subject to Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Subject to the foregoing, and subject to Section 12.2 below, Tenant shall not place or suffer to be placed or maintained on the exterior of the Premises, or any part of the interior visible from the exterior thereof, any sign, banner, advertising matter or any other thing of any kind (including, without limitation, any hand-lettered advertising), and shall not place or maintain any decoration, letter or advertising matter on the glass of any window or door of the Premises without first obtaining Landlord’s written approval. No signs may be put on or in any window or elsewhere if visible from the exterior of the Building.
12.2    Monument Signage. Subject to the provisions of this Section 12.2, for so long as: (x) there is no Event of Default of Tenant and (y) the Lease is in full force and effect (the “Monument Signage Condition”), then Tenant shall have the right to require Landlord to list, at Tenant’s cost (but subject to the Landlord’s Contribution), Tenant’s name (“Tenant’s Monument Signage”) on the existing exterior monument sign (the “Monument Sign”) serving the Property in the location shown on Exhibit 6-1. The parties hereby agree that the maintenance and removal of such Tenant’s Monument Signage (including, without limitation, the repair and cleaning of the existing monument façade upon removal of Tenant’s Monument Signage) shall be performed at Landlord’s sole cost and expense, except that Tenant shall be responsible for the cost of any change in Tenant’s Monument Signage during the initial Term of the Lease.
12.3    Building Directory/Premises Signage. During the Term of the Lease:
(a)    The parties acknowledge that, as of the Execution Date, there is no tenant directory in the Building lobby. If Landlord installs a tenant directory in the Building lobby: (i) Landlord shall list Tenant within the directory in the Building lobby, (ii) the initial listing shall be at Landlord’s cost and expense, and (iii) any changes to such directory listing shall be at Tenant’s cost and expense.
(b)    Tenant shall have the right, at Tenant’s cost (although such cost may be paid for out of Landlord’s Contribution) to install a building standard Tenant identification sign at the entrance to the Premises.
13.    ASSIGNMENT, MORTGAGING AND SUBLETTING

13.1    Landlord’s Consent Required. Tenant shall not mortgage or encumber this Lease or in whole or in part whether at one time or at intervals, operation of law or otherwise. Except as expressly otherwise set forth herein, Tenant shall not, without Landlord’s prior written consent, assign, sublet, license or transfer this Lease or the Premises in whole or in part whether at one time or at intervals, by sale or transfer of stock, partnership or beneficial interests, operation of law or otherwise, or permit the occupancy of all or any portion of the Premises by any person or entity other than Tenant’s employees (each of the foregoing, a “Transfer”). Any purported Transfer made without Landlord’s consent, if required hereunder, shall be void and confer no rights upon any third person, provided that if there is a Transfer, Landlord may collect rent from the transferee without waiving the prohibition against Transfers, accepting the transferee, or releasing Tenant from full performance under this Lease. In the event of any Transfer in violation of this Section 13, Landlord shall have the right to terminate this Lease upon thirty (30) days’ written notice to Tenant given within sixty (60) days after receipt of written notice from Tenant to Landlord of any Transfer, or within one (1) year after Landlord first learns of the Transfer if no notice is given. No Transfer shall relieve Tenant of its primary obligation as party Tenant hereunder, nor shall it reduce or increase Landlord’s obligations under this Lease.
13.2    Landlord’s Recapture Right
(a)    Subject to Section 13.7 below, Tenant shall, prior to offering or advertising the Premises or any portion thereof for a Transfer, give a written notice (the “Recapture Notice”) to Landlord which: (i) states that Tenant desires to make a Transfer, (ii) identifies the affected portion of the Premises (the “Recapture Premises”), (iii) identifies the period of time (the “Recapture Period”) during which Tenant proposes to sublet the Recapture Premises, or indicates that Tenant proposes to assign its interest in this Lease, and (iv) offers to Landlord to terminate this Lease with respect to the Recapture Premises (in the case of a proposed assignment of Tenant’s interest in this Lease or a subletting for the remainder of the term of this Lease) or to suspend the Term for the Recapture Period (i.e. the Term with respect to the Recapture Premises shall be terminated during the Recapture Period and Tenant’s rental obligations shall be proportionately reduced). Landlord shall have the Recapture Period, as hereinafter defined, within which to respond to a Recapture Notice. The “Recapture Period” shall be: (i) thirty (30) days from Landlord’s receipt of the Recapture Notice with respect to any Recapture Premises, the size of which is less than 10,000 rentable square feet, and (ii) forty-five (45) days from Landlord’s receipt of the Recapture Notice with respect to any Recapture Premises, the size of which is 10,000 rentable square feet or more.
13.3    Standard of Consent to Transfer. If Landlord does not timely give written notice to Tenant accepting a Recapture Offer or declines to accept the same, then Landlord agrees that, subject to the provisions of this Section 13, Landlord shall not unreasonably withhold, condition or delay its consent to a Transfer on the terms contained in the Recapture Notice to an entity which will use the Premises for the Permitted Uses and, in Landlord’s reasonable opinion: (a) has a tangible net worth and other financial indicators sufficient to meet the Transferee’s obligations under the Transfer instrument in question; (b) has a business reputation compatible with the operation of a first-class combination laboratory, research, development and office building; and (c) the intended use of such entity does not violate any restrictive use provisions then in effect with respect to space in the Building. Notwithstanding the foregoing, Tenant agrees not to advertise any Recapture Premises for a rental rate which less than the rental rate which Landlord is then offering to lease premises in the Building or the Campus for premises which are comparable to such Recapture Premises.
13.4    Listing Confers no Rights. The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the Premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.
13.5    Profits In Connection with Transfers. Tenant shall, within thirty (30) days of receipt thereof, pay to Landlord, as additional rent, an amount (“Transfer Profit”) equal to fifty percent (50%) of the amount (if any) by which any rent, sum or other consideration to be paid or given in connection with any Transfer, either initially or over time, exceeds the sum of: (i) the reasonable actual out-of-pocket construction, design, legal, and brokerage expenses and other rental concessions incurred by Tenant in connection with such Transfer, plus (ii) the Rent payable by Tenant hereunder with respect to the portion of the Premises affected by such Transfer.
13.6    Prohibited Transfers. Notwithstanding any contrary provision of this Lease, Tenant shall have no right to make a Transfer unless on both (i) the date on which Tenant notifies Landlord of its intention to enter into a Transfer and (ii) the date on which such Transfer is to take effect, an Event of Default exists under this Lease. Notwithstanding anything to the contrary contained herein, Tenant agrees that in no event shall Tenant make a Transfer to (a) any government agency; (b) any tenant, subtenant or occupant of other space in the Building; or (c) any entity with whom Landlord shall have negotiated for space in the Property in the six (6) months immediately preceding such proposed Transfer, provided that Landlord has other comparable space in the Building that will satisfy such proposed tenant’s requirements.
13.7    Exceptions to Requirement for Consent. Notwithstanding anything to the contrary in this Lease contained, Tenant shall have the right, upon at least ten (10) days prior written notice to Landlord, to enter into a Permitted Transfer, as hereinafter defined, without: (i) obtaining Landlord’s consent, (ii) giving a Recapture Notice to Landlord, and (iii) paying Landlord any Transfer Profit. A “Permitted Transfer” shall be defined as: (a) a Transfer of Tenant’s interest in this Lease to an Affiliated Entity (hereinafter defined) so long as such entity remains in such relationship to Tenant, and (b) an assignment of all of Tenant’s interest in and to the Lease to a Successor, as hereinafter defined, provided that prior to or simultaneously with any assignment pursuant to this Section 13.7, such Affiliated Entity or Successor, as the case may be, and Tenant execute and deliver to Landlord an assignment and assumption agreement in form and substance reasonably acceptable to Landlord whereby such Affiliated Entity or Successor, as the case may be, shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in the Lease on the part of Tenant to be performed, and whereby such Affiliated Entity or Successor, as the case may be, shall expressly agree that the provisions of this Section 13 shall, notwithstanding such Transfer, continue to be binding upon it with respect to all future Transfers. For the purposes hereof, an “Affiliated Entity” shall be defined as any entity which is controlled by, is under common control with, or which controls Tenant. For the purposes hereof, a “Successor” shall be defined as any entity into or with which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of Tenant’s stock, membership interests, or assets, provided that the surviving entity shall have a net worth immediately following such Transfer, as evidenced by Financial Statements, as hereinafter defined, which is not less than the net worth of Tenant immediately preceding such Transfer. For the purposes of this Section 13.7, “Financial Statements” shall be mean current financial statements, in form reasonably acceptable to Landlord, certified as accurate by an independent certified public accountant which is reasonably acceptable to Landlord.
14.    INSURANCE; INDEMNIFICATION; EXCULPATION
14.1    Tenant’s Insurance.
(a)    Tenant shall procure, pay for and keep in force throughout the Term (and for so long thereafter as Tenant remains in occupancy of the Premises) commercial general liability insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time any of the Tenant Parties shall first enter the Premises, of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate annually, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord. Tenant shall also carry umbrella liability coverage in an amount of no less than Five Million Dollars ($5,000,000). Such policy shall also include contractual liability coverage covering Tenant’s liability assumed under this Lease, including without limitation Tenant’s indemnification obligations. Such insurance policy(ies) shall name Landlord, Landlord’s managing agent and persons claiming by, through or under them, if any, as additional insureds.
(b)    Tenant shall take out and maintain throughout the Term a policy of fire, vandalism, malicious mischief, extended coverage and so-called “all risk” coverage insurance in an amount equal to one hundred percent (100%) of the replacement cost insuring (i) all items or components of Alterations (collectively, the “Tenant-Insured Improvements”), and (ii) all of Tenant’s furniture, equipment, fixtures and property of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or the Building, including without limitation Tenant’s Rooftop Equipment and all of Tenant’s animals (collectively, “Tenant’s Property”). The insurance required to be maintained by Tenant pursuant to this Section 14.1(b) (referred to herein as “Tenant Property Insurance”) shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time.

(c)    Tenant shall take out and maintain a policy of business interruption insurance throughout the Term sufficient to cover at least twelve (12) months of Rent due hereunder and Tenant’s business losses during such 12-month period.
(d)    During periods when Tenant’s Work and/or any Alterations are being performed, Tenant shall maintain, or cause to be maintained, so-called all risk or special cause of loss property insurance or its equivalent and/or builders risk insurance on 100% replacement cost coverage basis, including hard and soft costs coverages. Such insurance shall protect and insure Landlord, Landlord’s agents, Tenant and Tenant’s contractors, as their interests may appear, against loss or damage by fire, water damage, vandalism and malicious mischief, and such other risks as are customarily covered by so-called all risk or special cause of loss property / builders risk coverage or its equivalent.
(e)    Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any Legal Requirements.
(f)    Tenant shall cause all contractors and subcontractors to maintain during the performance of any Alterations the insurance described in Exhibit 10 attached hereto.
(g)    The insurance required pursuant to Sections 14.1(a), (b), (c), (d) and (e) (collectively, “Tenant’s Insurance Policies”) shall be effected with insurers reasonably approved by Landlord, with a rating of not less than “A-XI” in the current Best’s Insurance Reports, and authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies. To the extent obtainable, Tenant’s Insurance Policies shall each provide that it shall not be canceled or modified without at least thirty (30) days’ prior written notice to each insured named therein. If Tenant is unable to obtain the agreement of its insurer to provide such prior notice of cancellation and modifications of insurance coverage to Landlord, then Tenant covenants that it will give Landlord written notice of any such cancellation or modification of insurance coverages to Landlord within five (5) business days after Tenant becomes aware of same. Tenant’s Insurance Policies may include only commercially reasonable deductibles; provided that if any of the above insurances have deductibles or self-insured retentions, Tenant and/or contractor (policy named insured) shall be responsible for the deductible amount if and to the extent Tenant would otherwise be liable for the subject loss. On or before the date on which any of the Tenant Parties shall first enter the Premises and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, Tenant shall deliver to Landlord binders of Tenant’s Insurance Policies issued by the respective insurers setting forth in full the provisions thereof together with evidence reasonably satisfactory to Landlord of the payment of all premiums for such policies. In the event of any claim, and upon Landlord’s request, Tenant shall deliver to Landlord complete copies of Tenant’s Insurance Policies. Upon request of Landlord, Tenant shall deliver to any Mortgagee copies of the foregoing documents.
14.2    Indemnification. Except to the extent caused by the negligence or willful misconduct of any of the Landlord Parties, to the extent permitted by Legal Requirements and subject to Section 14.5, Tenant shall defend, indemnify and save the Landlord Parties harmless from and against any and all Claims asserted by or on behalf of any person, firm, corporation or public authority arising from:
(a)    Claims by a third party arising from Tenant’s breach of any covenant or obligation under this Lease;
(b)    Any injury to or death of any person, or loss of or damage to property, sustained or occurring in, upon, at or about the Premises;
(c)    Any injury to or death of any person, or loss of or damage to property arising out of the use or occupancy of the Premises by or the negligence or willful misconduct of any of the Tenant Parties; and
(d)    On account of or based upon any work or thing whatsoever done (other than by Landlord or any of the Landlord Parties) at the Premises during the Term and during the period of time, if any, prior to the Term Commencement Date that any of the Tenant Parties may have been given access to the Premises.
Except to the extent caused by the negligence or willful misconduct of any of the Tenant Parties, to the extent permitted by Legal Requirements and subject to Section 14.5, Landlord shall defend, indemnify and save the Tenant Parties harmless from and against any and all Claims for injury to persons or damage to property asserted by or on behalf of any person, firm, corporation, or public authority to the extent arising from the negligence or willful misconduct of any of the Landlord Parties during the period of time, if any, prior to the Term Commencement Date that any of the Tenant Parties may have been given access to the Premises.
14.3    Property of Tenant. Tenant covenants and agrees that, to the maximum extent permitted by Legal Requirements, all of Tenant’s Property at the Premises shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord, except, subject to Section 14.5 hereof, to the extent such damage or loss is due to the negligence or willful misconduct of any of the Landlord Parties.
14.4    Limitation of Landlord’s Liability for Damage or Injury. Landlord shall not be liable for any injury or damage to persons, animals or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, except, subject to Section 14.5, to the extent caused by or due to the negligence or willful misconduct of any of the Landlord Parties, and then, where notice and an opportunity to cure are appropriate (i.e., where Tenant has an opportunity to know or should have known of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition) only after (i) notice to Landlord of the condition claimed to constitute negligence or willful misconduct, and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having commenced to take all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. Notwithstanding the foregoing, in no event shall any of the Landlord Parties be liable for any loss which is covered by insurance policies actually carried or required to be so carried by this Lease; nor shall any of the Landlord Parties be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall any of the Landlord Parties be liable for any latent defect in the Premises or in the Building.
14.5    Waiver of Subrogation; Mutual Release. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each hereby waives on behalf of itself and its property insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action against the other and its agents, officers, servants, partners, shareholders, or employees (collectively, the “Related Parties”) for any loss or damage that may occur to or within the Premises or the Building or any improvements thereto, or any personal property of such party therein which is insured against under any Property Insurance (as defined in Section 14.7) policy actually being maintained by the waiving party from time to time, even if not required hereunder, or which would be insured against under the terms of any Property Insurance policy required to be carried or maintained by the waiving party hereunder, whether or not such insurance coverage is actually being maintained, including, in every instance, such loss or damage that may be caused by the negligence of the other party hereto and/or its Related Parties. Landlord and Tenant each agrees to cause appropriate clauses to be included in its Property Insurance policies necessary to implement the foregoing provisions.
14.6    Tenant’s Acts--Effect on Insurance. Tenant shall not knowingly do or permit any Tenant Party to do any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall knowingly subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, Tenant shall reimburse Landlord upon demand for that part of any insurance premiums which shall have been charged because of such failure by Tenant, together with interest at the Default Rate until paid in full, within ten (10) days after receipt of an invoice therefor. In addition, Tenant shall reimburse Landlord for any increase in insurance premium arising as a result of Tenant’s use and/or storage of any Hazardous Materials in the Premises.
14.7    Landlord’s Insurance. Landlord shall carry at all times during the Term of this Lease: (i) commercial general liability insurance with respect to the Building, the Land and the Common Areas thereof in an amount not less than Five Million Dollars ($5,000,000) combined single limit per occurrence, (ii) with respect to the Building, excluding Tenant-Insured

Improvements and improvements made by other tenants or occupants, insurance against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance with coverage against vandalism, malicious mischief and such other insurable hazards and contingencies as are from time to time normally insured against by owners of similar first class offices/research/laboratory buildings/campuses in the Market Area, as defined in Section 1.2(b), or which are required by Landlord’s mortgagee, in an amount equal to one hundred percent (100%) of the full replacement cost thereof above foundation walls (“Landlord Property Insurance”), and (iii) rent interruption insurance covering at least twelve (12) months. Any and all such insurance: (x) may be maintained under a blanket policy affecting other properties of Landlord and/or its affiliated business organizations, and (y) may be written with commercially reasonable deductibles as determined by Landlord. The costs incurred by Landlord related to such insurance shall be included in Operating Costs. Tenant Property Insurance and Landlord Property Insurance are referred to collectively herein as “Property Insurance”.
15.    CASUALTY; TAKING
15.1    Damage. If the Premises (or access thereto) are damaged in whole or part because of fire or other casualty (“Casualty”), or if the Premises (or access thereto) are subject to a taking in connection with the exercise of any power of eminent domain, condemnation, or purchase under threat or in lieu thereof (any of the foregoing, a “Taking”), then unless this Lease is terminated in accordance with Section 15.2 below, Landlord shall restore the Building and/or the Premises to substantially the same condition as existed immediately following completion of Landlord’s Work, or in the event of a partial Taking which affects the Building and the Premises, restore the remainder of the Building and the Premises not so Taken to substantially the same condition as is reasonably feasible. If, in Landlord’s reasonable judgment, any element of the Tenant-Insured Improvements can more effectively be restored as an integral part of Landlord’s restoration of the Building or the Premises, such restoration shall also be made by Landlord, but at Tenant’s sole cost and expense. Subject to rights of Mortgagees, Tenant Delays, Legal Requirements then in existence and to delays for adjustment of insurance proceeds or Taking awards, as the case may be, and instances of Force Majeure, Landlord shall substantially complete such restoration within one (1) year after Landlord’s receipt of all required permits therefor with respect to substantial reconstruction of at least 50% of the Building, or, within one hundred eighty (180) days after Landlord’s receipt of all required permits therefor in the case of restoration of less than 50% of the Building. Upon substantial completion of such restoration by Landlord, Tenant shall use diligent efforts to complete restoration of the Premises (to the extent not the Landlord’s responsibility under this Lease) to substantially the same condition as existed immediately prior to such Casualty or Taking, as the case may be, as soon as reasonably possible. Tenant agrees to cooperate with Landlord in such manner as Landlord may reasonably request to assist Landlord in collecting insurance proceeds due in connection with any Casualty which affects the Premises or the Building. In no event shall Landlord be required to expend more than the Net (hereinafter defined) insurance proceeds Landlord receives for damage to the Premises and/or the Building or the Net Taking award attributable to the Premises and/or the Building. “Net” means the insurance proceeds or Taking award actually paid to Landlord (and not paid over to a Mortgagee) less all costs and expenses, including adjusters and attorney’s fees, of obtaining the same. Any costs incurred by Landlord as a result of a Casualty which are not covered by Landlord’s property insurance as the result of any commercially reasonable deductible carried by Landlord under Landlord’s property insurance policy shall be included in Operating Costs for the Operating Year in which such Casualty occurs. Tenant agrees that, as of the Execution Date of the Lease, $10,000.00 is a commercially reasonable deductible under Landlord’s property insurance policy. Except as Landlord may elect pursuant to this Section 15.1, under no circumstances shall Landlord be required to repair any damage to, or make any repairs to or replacements of, any Tenant-Insured Improvements.
15.2    Termination Rights.
(a)    Landlord’s Termination Rights. Landlord may terminate this Lease upon sixty (60) days’ prior written notice to Tenant if:
(i)    any material portion of the Building or any material means of access thereto is taken;
(ii)    more than thirty-five percent (35%) of the Building is damaged by Casualty; or
(iii)    if the estimated time to complete restoration exceeds one (1) year from the date on which Landlord receives all required permits for such restoration; or
(iv)    the cost of repairing the damage caused by such Casualty is not covered by casualty insurance required to be carried by Landlord pursuant to this Lease, and such uninsured cost exceeds ten percent (10%) of the then replacement cost of the Building.
(b)    Tenant’s Termination Right. If Landlord is so required but fails to complete restoration of the Premises within the time frames and subject to the conditions set forth in Section 15.1 above, then Tenant may terminate this Lease upon thirty (30) days’ written notice to Landlord; provided, however, that if Landlord completes such restoration within thirty (30) days after receipt of any such termination notice, such termination notice shall be null and void and this Lease shall continue in full force and effect. The remedies set forth in this Section 15.2(b) and in Section 15.2(c) below are Tenant’s sole and exclusive rights and remedies based upon Landlord’s failure to complete the restoration of the Premises as set forth herein. Notwithstanding anything to the contrary contained herein, Tenant shall not have the right to terminate this Lease pursuant to this Section 15 if the Casualty was caused by the gross negligence or intentional misconduct of any Tenant Party.
(c)    Either Party May Terminate. In the case of any Casualty or Taking affecting the Premises and occurring during the last twelve (12) months of the Term, then (i) if such Casualty or Taking results in more than twenty-five percent (25%) of the floor area of the Premises being unsuitable for the Permitted Uses, or (ii) the damage to the Premises costs more than $250,000 to restore, then either Landlord or Tenant shall have the option to terminate this Lease upon thirty (30) days’ written notice to the other. In addition, if Landlord’s Mortgagee does not release sufficient insurance proceeds to cover the cost of Landlord’s restoration obligations, then Landlord shall (i) notify Tenant thereof, and (ii) have the right to terminate this

Lease. If Landlord does not terminate this Lease pursuant to the previous sentence and such notice by Landlord does not include an agreement by Landlord to pay for the difference between the cost of such restoration and such released insurance proceeds, then Tenant may terminate this Lease by written notice to Landlord on or before the date that is thirty (30) days after such notice. Notwithstanding anything to the contrary contained in this Section 15, in no event may Tenant elect to terminate this Lease hereunder if the Casualty that would otherwise give rise to such right results from the gross negligence or willful misconduct of Tenant, its agents, contractors, or employees.
(d)    Automatic Termination. In the case of a Taking of the entire Premises, then this Lease shall automatically terminate as of the date of possession by the Taking authority.
15.3    Rent Abatement. In the event of a Casualty affecting the Premises, there shall be an equitable adjustment of Base Rent, Operating Costs and Taxes based upon the degree to which Tenant’s ability to conduct its business in the Premises is impaired by reason of such Casualty from and after the date of a Casualty, and continuing until the following portions of the repair and restoration work to be performed by Landlord, as set forth above, are substantially completed: (i) any repair and restoration work to be performed by Landlord within the Premises, and (ii) repair and restoration work with respect to the Common Areas to the extent that damage to the Common Areas caused by such Casualty materially adversely affects Tenant’s use of, or access to, the Premises.
15.4    Taking for Temporary Use. If the Premises are Taken for temporary use, this Lease and Tenant’s obligations, including without limitation the payment of Rent, shall continue, provided that any award for a temporary Taken shall be Tenant’s property. For purposes hereof, a “Taking for temporary use” shall mean a Taking of six (6) months or less. If the Premises are Taken for a period of more than six (6) months, then the provisions of Sections 15.1, 15.2, 15.3 and 15.5 shall apply to such Taking.
15.5    Disposition of Awards. Except for any separate award for Tenant’s movable trade fixtures, relocation expenses, and unamortized leasehold improvements paid for by Tenant (provided that the same may not reduce Landlord’s award), all Taking awards to Landlord or Tenant shall be Landlord’s property without Tenant’s participation, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant may pursue its own claim against the Taking authority.
16.    ESTOPPEL CERTIFICATE.
Each party (“Responding Party”) shall at any time and from time to time upon not less than ten (10) business days’ prior written notice from the other party (“Requesting Party”), execute, acknowledge and deliver to the Requesting Party a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which Rent has been paid, (iii) stating, to the Responding Party’s knowledge, whether or not the Requesting Party is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default, and (iv) to the best of the knowledge of the Responding Party (without the requirement to perform any investigations requiring the assistance of third parties), such other facts relating to the Lease as Requesting Party may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of any interest of Landlord therein, any Mortgagee or prospective Mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, any prospective assignee of any mortgage thereof, or any prospective transferee of Tenant’s interest in the Lease or the Premises, or any portion thereof. Time is of the essence with respect to any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sales and the like.
17.    HAZARDOUS MATERIALS
17.1    Prohibition. Tenant shall not, without the prior written consent of Landlord, and except for standard office or janitorial supplies stored in proper containers, bring or permit to be brought or kept in or on the Premises or elsewhere in the Building or the Property any  Hazardous Material (hereinafter defined) other than the types and quantities of Hazardous Materials (“Tenant’s Hazardous Materials”) which are listed on Tenant’s Hazardous Materials List, as hereinafter defined, provided that the same shall at all times be brought upon, kept or used in accordance with all applicable Environmental Laws (hereinafter defined) and Environmental Standards, as hereinafter defined, and provided that the same shall only be used in:

a.	those areas within the Prime Premises where quantities of Hazardous Materials not exceeding the maximum quantities allowed by 780 CMR are stored, dispensed, used or handled, and

b.
three adjacent rooms (“Group H Area”), consisting of two storage rooms (“Group H Storage Area”) and one laboratory (“Group H Laboratory”) which have been constructed and equipped to satisfy the standards for Group H space (as defined in 780 CMR), so long as the maximum quantities which are stored, in the Group H Storage Area does not exceed the maximum quantities which are permitted to be stored in a Group H Storage Area under NFPA 30, Flammable and Combustible Liquids Code. Without limiting the foregoing, the total Class IB and IC flammable liquid (as defined in 527 CMR) amounts used and stored in the Group H Area shall not exceed 500 gallons.

The initial “Tenant’s Hazardous Materials List” shall be as attached hereto as Exhibit 8. “Environmental Standards” shall be defined as prudent environmental practice and (with respect to medical waste and so-called “biohazard” materials) good scientific and medical practice all as customarily allowed in Tenant’s industry sector for properties which are similar to the Building in location and equipment.
Tenant shall be responsible for assuring that all laboratory uses are adequately and properly vented. On or before the first day of each calendar month during the Term of the Lease, and on any earlier date during the 12-month period on which Tenant intends to add a new Hazardous

Material or materially increase the quantity or of any Hazardous Material to the list of Tenant’s Hazardous Materials, Tenant shall submit to Landlord an updated list of Tenant’s Hazardous Materials for Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall not, absent a relevant change in Environmental Laws or change in the condition of the Premises, withhold approval for the inclusion on an updated Tenant Hazardous Materials List of any Hazardous Material included on any prior approved version of the list. Landlord shall have the right, from time to time, to inspect the Premises for compliance with the terms of this Section 17.1. Notwithstanding the foregoing, with respect to any of Tenant’s Hazardous Materials which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws (hereinafter defined) and Environmental Standards, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the Building or the Property until Tenant has demonstrated, to Landlord’s reasonable satisfaction, that Tenant has implemented programs to thereafter handle, store or dispose of such material in compliance with Environment Laws and Environmental Standards. In order to induce Landlord to waive its otherwise applicable requirement that Tenant maintain insurance in favor of Landlord against liability arising from the presence of radioactive materials in the Premises, and without limiting the foregoing, Tenant hereby represents and warrants to Landlord that at no time during the Term will Tenant bring upon, or permit to be brought upon, the Premises any radioactive materials whatsoever.
17.2    Environmental Laws. For purposes hereof, “Environmental Laws” shall mean all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters, including but not limited to any discharge by any of the Tenant Parties into the air, surface water, sewers, soil or groundwater of any Hazardous Material (hereinafter defined) whether within or outside the Premises, including, without limitation (a) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., (b) the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (c) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., (d) the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., (e) Massachusetts Comprehensive Fire Safety Code 527 CMR, and (f) Chapter 21E of the General Laws of Massachusetts. Tenant, at its sole cost and expense, shall comply with (i) Environmental Laws, and (ii) any rules, requirements and safety procedures of the Massachusetts Department of Environmental Protection, the Town of Lexington and the requirements (of any insurer of the Building or the Premises with respect to Tenant’s use, storage and disposal of any Hazardous Materials.
17.3    Hazardous Material Defined. As used herein, the term “Hazardous Material” means asbestos, oil or any hazardous, radioactive or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law applicable to Tenant’s operations in the Premises or elsewhere on the Campus, including without limitation live organisms, viruses and fungi, medical waste and any so-called “biohazard” materials. The term “Hazardous Material” includes, without limitation, oil and/or any material or substance which is (i) designated as a “hazardous substance,” “hazardous material,” “oil,” “hazardous waste” or toxic substance under any Environmental Law or (ii) is classified and regulated as a flammable, combustible, or explosive fluid, material, chemical, or substance under any Legal Requirement.
17.4    Chemical Safety Program. Tenant shall establish and maintain a chemical safety program administered by a qualified individual in accordance with the requirements of any applicable governmental authority. Tenant shall be solely responsible for all costs incurred in connection with such chemical safety program, and Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with the requirements of (a) any applicable governmental authority with respect to such chemical safety program and (b) this Section. Tenant shall obtain and maintain during the Term any permit required by any such applicable governmental authority.
17.5    Testing. If any Mortgagee or governmental authority requires testing to determine whether there has been any release of Hazardous Materials and such testing is required as a result of the acts or omissions of any of the Tenant Parties, then Tenant shall reimburse Landlord upon demand, as Additional Rent, for the reasonable costs thereof, together with interest at the Default Rate until paid in full. Tenant shall execute affidavits, certifications and the like, as may be reasonably requested by Landlord from time to time concerning Tenant’s best knowledge and belief concerning the presence of Hazardous Materials in or on the Premises, the Building or the Property. In addition to the foregoing, if Landlord reasonably believes that any Hazardous Materials have been released on the Premises in violation of this Lease or any Legal Requirement, Landlord shall have the right to conduct reasonably scoped tests of the Premises, the Building or the Property, or any portion thereof to demonstrate that Hazardous Materials are present and to determine whether that contamination has occurred due to the acts or omissions of any of the Tenant Parties. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Premises in violation of this Lease or any Legal Requirement as a result of the acts or omissions of any of the Tenant Parties. Further: (i) in the event that Landlord believes in good faith that Tenant has violated this Section 17, (ii) in connection with any proposed sale or refinancing of the Property, and (iii) any recapitalization of the Landlord entity, Landlord shall have the right to cause a third party consultant retained by Landlord, at Landlord’s expense (provided, however, that such costs shall be included in Operating Costs), to review, Tenant’s lab operations, procedures and permits to ascertain whether Tenant has violated the provisions of this Section 17. Tenant agrees to cooperate in good faith with any such review and to provide to such consultant any information requested by such consultant and reasonably required in order for such consultant to perform such review, but nothing contained herein shall require Tenant to provide proprietary or confidential information to such consultant. Landlord’s right to access to the Premises pursuant to this Section 17.5 (or any other part of this Article 17) shall be exercised in accordance with Landlord’s access rights pursuant to Section 2.4.
17.6    Indemnity; Remediation.
(a)    Tenant hereby covenants and agrees to indemnify, defend and hold the Landlord Parties harmless from and against any and all Claims against any of the Landlord Parties arising out of contamination of any part of the Property or other adjacent property, to the extent such contamination arises as a result of: (i) the presence of Hazardous Material in the Premises, as a result of any acts or omissions of any of the Tenant Parties, or (ii) from a breach by Tenant of its obligations under this Section 17. This indemnification of the Landlord Parties by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work or any other response actions required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil, soil vapor or ground water on or under or any indoor air in the Building based upon the circumstances identified in the first sentence of this Section 17.6. The indemnification and hold harmless obligations of Tenant under this Section 17.6 shall survive the expiration or any earlier termination of this Lease. Without limiting the foregoing, if the presence of any Hazardous Material in the Building or otherwise in the Property is caused by any of the acts or omissions of any Tenant Party or any invitee of Tenant and results in any contamination of any part of the Property or any adjacent property in excess of contaminant conditions that would exist but for the conduct of any Tenant Parties or invitee of Tenant, Tenant shall, at Tenant’s sole cost and expense, promptly take all actions required by Environmental Law and/or to address potential material negative impacts to human health and/or the value of the Property, as are necessary to eliminate such contamination, provided that Tenant shall first obtain Landlord’s written approval of such actions, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions, in Landlord’s reasonable discretion, would not potentially have any adverse effect on the Property, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws. The provisions of this Section 17.6 shall survive the expiration or earlier termination of the Lease.
(b)    Without limiting the obligations set forth in Section 17.6(a) above, if any release (as such term is defined in M.G.L. Chapter 21E) (“Chapter 21E”) of oil or hazardous materials (as such terms are defined in Chapter 21E) occurs in, on, under, at or about the Building or the Property as a result of the acts or omissions of any of the Tenant Parties or of any invitee of Tenant, which such release requires action or is reportable to the Massachusetts Department of Environmental Protection pursuant to Chapter 21E and the Massachusetts Contingency Plan, 310 CMR 40.0000 (the “MCP”) or pursuant to any other Environmental Law, as between Landlord and Tenant, Tenant shall have sole responsibility, at its sole cost, for reporting the condition to MassDEP or other applicable regulatory authority (if required) and for taking all response actions (as such term is used in Chapter 21E and the MCP) that are required in connection with such release pursuant to Chapter 21E and the MCP or any other applicable Environmental Law; provided that Tenant shall first obtain Landlord’s written approval of such actions, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions would not reasonably be expected to have a material adverse effect on the market value or utility of the Property for the Permitted Uses, and in any event, Landlord shall not withhold its approval of any proposed actions which are required by the MCP (as determined by MassDEP, other applicable Environmental Laws, or a Licensed Site Professional (as such term is defined in the MCP) who is employed by Tenant and is reasonably acceptable to Landlord (such approved actions, “Tenant’s Remediation”).

(c)    In the event that Tenant fails, through no material fault of Landlord, to complete Tenant’s Remediation prior to the end of the Term, then:
(i)    until the completion of Tenant’s Remediation (as evidenced by the certification of Tenant’s Licensed Site Professional, who shall be reasonably acceptable to Landlord) (the “Remediation Completion Date”), Tenant shall pay to Landlord, with respect to any portion of the Premises which reasonably cannot be occupied by a new tenant until completion of Tenant’s Remediation, (A) Additional Rent on account of Operating Costs and Taxes and (B) Base Rent in an amount equal to the greater of (1) the fair market rental value of such portion of the Premises (determined in substantial accordance with the process described in Section 1.2 above), and (2) Base Rent attributable to such portion of the Premises in effect immediately prior to the end of the Term; and
(ii)    Tenant shall maintain responsibility for Tenant’s Remediation and Tenant shall complete Tenant’s Remediation as soon as reasonably practicable in accordance with Environmental Laws. If Tenant does not diligently pursue completion of Tenant’s Remediation, Landlord shall have the right, after notice and cure as provided in Section 20, to either (A) assume control for overseeing Tenant’s Remediation, in which event Tenant shall pay all reasonable costs and expenses of Tenant’s Remediation (it being understood and agreed that all costs and expenses of Tenant’s Remediation incurred pursuant to contracts entered into by Tenant shall be deemed reasonable) within thirty (30) days of demand therefor (which demand shall be made no more often than monthly), and Landlord shall be substituted as the party identified on any governmental filings as the party responsible for the performance of such Tenant’s Remediation or (B) require Tenant to maintain responsibility for Tenant’s Remediation, in which event Tenant shall complete Tenant’s Remediation as soon as reasonably practicable in accordance with Environmental Laws.
(d)    The provisions of this Section 17.6 shall survive the expiration or earlier termination of this Lease.
17.7    Disclosures. Prior to bringing any Hazardous Material into any part of the Property, Tenant shall deliver to Landlord the following information with respect thereto: (a) a description of handling, storage, use and disposal procedures; (b) all plans or disclosures and/or emergency response plans which Tenant has prepared, including without limitation Tenant’s Spill Response Plan, and all plans which Tenant is required to supply to any governmental agency or authority pursuant to any Environmental Laws; (c) copies of all Required Permits relating thereto; and (d) other information reasonably requested by Landlord.
17.8    Removal. Tenant shall be responsible, at its sole cost and expense, for Hazardous Material and other biohazard disposal services for the Premises. Such services shall be performed by contractors reasonably acceptable to Landlord and on a sufficient basis to ensure that the Premises are at all times kept neat, clean and free of Hazardous Materials and biohazards except in appropriate, specially marked containers reasonably approved by Landlord.
17.9    Landlord Obligations with respect to Hazardous Materials.

(a)    Landlord Representations, Covenants and Indemnity. Landlord hereby represents and warrants to Tenant that, to the Best of Landlord’s Knowledge (as that term is defined in clause (c) below), except to the extent (if any) as may be disclosed in the following described environmental assessment reports which have been made available by Landlord to Tenant (the “Disclosed Materials”), there exist, as of the Execution Date of this Lease, no Hazardous Materials on the Property which are in violation of applicable Environmental Laws or that require reporting, investigation, remediation or other response under Chapter 21E or other Environmental Laws:
1.    Phase I Environmental Site Assessment
45, 55, 65 Hayden Avenue
Lexington, MA 02421

Prepared by Boston Environmental Corporation
Prepared for King Street Properties

July 7, 2016
Project No. BEC 16-142

1.	Laboratory Decommissioning Report
For Merck Sharpe & Dohme Corp.
65 Hayden Avenue
3rd Floor
Lexington, MA

Prepared for Ms. Sharon Rose
Merck Sharp & Dohme Corp.
65 Hayden Avenue
Lexington, MA

Prepared by Triumvirate Environmental, Inc.
200 Inner Belt Road
Somerville, MA 02143

Job Number: 702841
November 16, 2016

Landlord covenants that neither Landlord nor any of the Landlord Parties shall bring any Hazardous Materials in or on to the Property or discharge any Hazardous Materials in or on to the Property which are, in either case, in violation of applicable Environmental Laws. Landlord hereby indemnifies and shall defend and hold Tenant, its officers, directors, employees, and agents harmless from any Claims arising as result of any breach by Landlord of its representations, warranties, or covenants under this Section 17.9(a).

(b)    Landlord Remediation. If Hazardous Materials are discovered in, on or under the Property which are not in compliance with applicable Environmental Laws or that require reporting, investigation, remediation or other response under Chapter 21E or other Environmental Laws, and which are not the responsibility of Tenant pursuant to this Article 17, then Landlord shall remove or remediate the same, when, if, and in the manner required by applicable Environmental Laws.

(c)    To the Best of Landlord’s Knowledge. The phrase “to the Best of Landlord’s Knowledge” under shall mean the best of the knowledge of Robert Albro, Landlord’s asset manager with respect to the Property.
18.    RULES AND REGULATIONS.
18.1    Rules and Regulations. Tenant will faithfully observe and comply with the Building Rules and Regulations attached hereto as Exhibit 9-1 (“Current Rules and Regulations”) and future reasonable rules and regulations (“Future Rules and Regulations”) as may be promulgated by Landlord, from time to time, with respect to the Building, the Property and construction within the Property (collectively, the “Rules and Regulations” or “Rule or Regulation”). Except in an emergency, Landlord shall give Tenant at least ten (10) business days’ written notice prior to promulgating any Future Rule or Regulation. The Current Rules and Regulations consist of the Building Rules and Regulations attached hereto as Exhibit 9-1 and the Construction Rules and Regulations attached hereto as Exhibit 9-2. Landlord hereby agrees that: (i) any future Rules and Regulations shall not discriminate among similarly situated tenants, and (ii) in enforcing any Rules and Regulations, Landlord will not discriminate among similarly situated tenants. In the case of any conflict between the provisions of this Lease and any Rules or Regulation, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees. If another tenant of the Building breaches a Rule or Regulation which is applicable to such tenant and such breach materially interferes with Tenant’s use of the Premises or the exercise, by Tenant, of its rights under this Lease, Landlord, shall, upon Tenant’s written request and at Tenant’s cost, use reasonable efforts to cause such tenant to comply with such Rule or Regulation; provided however, that Landlord shall have no liability to Tenant if such tenant fails to comply with such Rule or Regulation.
18.2    Energy Conservation. Landlord may institute upon written notice to Tenant such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services (collectively, the “Conservation Program”), provided however, that either: (i) the Conservation Program is required by Legal Requirements, or (ii) the Conservation Program does not, by reason of such policies, programs and measures, reduce the level of energy or energy services being provided to the Premises below the level of energy or energy services then being provided in comparable combination laboratory, research and development and office buildings in the vicinity of the Premises. Upon receipt of such notice, Tenant shall comply with such Conservation Program.

18.3    Recycling. Upon written notice, Landlord may establish reasonable policies, programs and measures for the recycling of paper, products, plastic, tin and other materials (a “Recycling Program”). Upon receipt of such notice, Tenant will comply with the Recycling Program at Tenant’s sole cost and expense.
19.    LAWS AND PERMITS.
19.1    Legal Requirements.
(a)    Tenant shall not cause or permit the Premises, or cause the Property or the Building to be used in any way that violates any Legal Requirement, order, permit, approval, variance, covenant or restrictions of record or any provisions of this Lease, interferes with the rights of tenants of the Building, or constitutes a nuisance or waste. Tenant shall obtain, maintain and pay for all permits and approvals needed for the operation of Tenant’s business and/or Tenant’s Rooftop Equipment, as soon as reasonably possible, and in any event shall not undertake any operations or use of Tenant’s Rooftop Equipment unless all applicable permits and approvals are in place and, subject to Section 19.1(b) below, shall, promptly take all actions necessary to comply with all Legal Requirements, including, without limitation, the Occupational Safety and Health Act, applicable to Tenant’s use of the Premises, the Property or the Building. Tenant shall maintain in full force and effect all certifications or permissions required by any authority having jurisdiction to authorize, franchise or regulate Tenant’s use of the Premises. Tenant shall be solely responsible for procuring and complying at all times with any and all necessary permits and approvals directly or indirectly relating or incident to: the conduct of its activities on the Premises; its scientific experimentation, transportation, storage, handling, use and disposal of any chemical or radioactive or bacteriological or pathological substances or organisms or other hazardous wastes or environmentally dangerous substances or materials or medical waste or animals or laboratory specimens. Within ten (10) days of a request by Landlord, which request shall be made not more than once during each period of twelve (12) consecutive months during the Term hereof, unless otherwise requested by any mortgagee of Landlord or unless Landlord reasonably suspects that Tenant has violated the provisions of this Section 19.1, Tenant shall furnish Landlord with copies of all such permits and approvals that Tenant possesses or has obtained together with a certificate certifying that such permits are all of the permits that Tenant possesses or has obtained with respect to the Premises. Tenant shall promptly give written notice to Landlord of any warnings or violations relative to the above received from any federal, state or municipal agency or by any court of law and shall promptly cure the conditions causing any such violations. Tenant shall not be deemed to be in default of its obligations under the preceding sentence to promptly cure any condition causing any such violation in the event that, in lieu of such cure, Tenant shall contest the validity of such violation by appellate or other proceedings permitted under applicable law, provided that: (i) any such contest is made reasonably and in good faith, (ii) Tenant makes provisions, including, without limitation, posting bond(s) or giving other security, reasonably acceptable to Landlord to protect Landlord, the Building and the Property from any liability, costs, damages or expenses arising in connection with such alleged violation and failure to cure, (iii) Tenant shall agree to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any and all liability, costs, damages, or expenses arising in connection with such condition and/or violation, (iv) Tenant shall promptly cure any violation in the event that its appeal of such violation is overruled or rejected, and (v) Tenant’s decision to delay such cure shall not, in Landlord’s good faith determination, be likely to result in any actual or threatened bodily injury, property damage, or any civil or criminal liability to Landlord, any tenant or occupant of the Building or the Property, or any other person or entity. Nothing contained in this Section 19.1 shall be construed to expand the uses permitted hereunder beyond the Permitted Uses. Landlord shall comply with any Legal Requirements and with any direction of any public office or officer relating to the maintenance or operation of the structural elements of the Building and the Common Areas, and the costs so incurred by Landlord shall be included in Operating Costs in accordance with the provisions of Section 5.2.
(b)    Notwithstanding anything to the contrary in this Lease, Tenant shall not be obligated to comply with any Legal Requirements requiring: (i) Alterations within the Premises resulting by reason of the failure of the Building or any component thereof to comply with Legal Requirements as of the Term Commencement Date; or (ii) structural Alterations to the Building or alterations to the Building’s mechanical, electrical, plumbing, life-safety or other systems unless the application of such Legal Requirements arises from: (a) the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinct from the Permitted Uses; (b) Alterations made by Tenant; or (c) a breach by Tenant of any provisions of this Lease; or (iii) Tenant to remove any Hazardous Material or substance installed or caused by a party other than Tenant Party or any invitee of Tenant; or (iv) the correction or cure of any defect or deficiency in Landlord’s construction whether within or beyond the Premises which Landlord is required to remedy pursuant to Landlord’s remedy, as set forth in Exhibit 4; or (v) the performance of any Alterations required by reason of the particular use or modification by another occupant in the Building.
20.    DEFAULT
20.1    Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder by Tenant:
(a)    If Tenant fails to make any payment of Rent or any other payment required hereunder, as and when due, and such failure shall continue for a period of five (5) business days after notice thereof from Landlord to Tenant; provided, however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if (i) Tenant fails to make any payment within five (5) business days after the due date therefor, and (ii) Landlord has given Tenant written notice under this Section 20.1(a) on more than two (2) occasions during the twelve (12) month interval preceding such failure by Tenant;
(b)    If Tenant shall fail to execute and deliver to Landlord an estoppel certificate pursuant to Section 16 above or a subordination and attornment agreement pursuant to Section 22 below, within the timeframes set forth therein;
(c)    If Tenant shall fail to maintain any insurance required hereunder;

(d)    If Tenant shall fail to restore the Security Deposit to its original amount or deliver a replacement Letter of Credit as required under Section 7 above;
(e)    If Tenant causes or suffers any release of Hazardous Materials in or near the Property;
(f)    If Tenant shall make a Transfer in violation of the provisions of Section 13 above, or if any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Section 13 hereof;
(g)    If Tenant shall fail to perform its obligations under Section 3 hereof and such failure continues for more than thirty (30) days after notice thereof from Landlord;
(h)    The failure by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified above, and such failure continues for more than thirty (30) days after notice thereof from Landlord; provided, further, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty-(30)-day period and thereafter diligently prosecute such cure to completion;
(i)    Intentionally Deleted;
(j)    Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors,
(k)    an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder;
(l)    any judgment, attachment or the like in excess of $100,000 shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within thirty (30) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within thirty (30) days of such entry, recording or filing, as the case may be;
(m)    the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter;
(n)    a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s Property and such appointment shall not be vacated within thirty (30) days; or
(o)    any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations,

arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding.
Wherever “Tenant “ is used in subsections (i), (j), (k), (l), (n) or (o) of this Section 20.1, it shall be deemed to include any parent entity of Tenant and any guarantor of any of Tenant’s obligations under this Lease.
20.2    Remedies. Upon an Event of Default, Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of Rent or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Expiration Date. Upon such termination, Landlord shall have the right to utilize the Security Deposit or draw down the entire Letter of Credit, as applicable, and apply the proceeds thereof to its damages hereunder. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, by lawful process, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same, as of its former estate; and expel Tenant and those claiming under Tenant. The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.
20.3    Damages - Termination.
(a)    Upon the termination of this Lease under the provisions of this Section 20, Tenant shall pay to Landlord Rent up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord, either:
(i)    the amount (discounted to present value at the rate of five percent (5%) per annum) by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under Section 20.3(a)(ii) below), (x) the aggregate of Rent projected over the period commencing with such termination and ending on the Expiration Date, exceeds (y) the aggregate projected rental value of the Premises for such period, taking into account a reasonable time period during which the Premises shall be unoccupied, plus all Reletting Costs (hereinafter defined); or
(ii)    or in the event of a relet, amounts equal to Rent which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Expiration Date, provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other similar and dissimilar expenses properly chargeable against the

Premises and the rental therefrom (collectively, “Reletting Costs”), it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term; and provided, further, that (x) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (y) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Section 20.3(a)(ii) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.
(b)    In calculating the amount due under Section 20.3(a)(i), above, there shall be included, in addition to the Base Rent, all other considerations agreed to be paid or performed by Tenant, including without limitation Tenant’s Share of Operating Costs and Taxes, on the assumption that all such amounts and considerations would have increased at the rate of three percent (3%) per annum for the balance of the full term hereby granted.
(c)    Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been terminated hereunder.
(d)    Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any Event of Default hereunder.
(e)    In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 20.3, Landlord may, by written notice to Tenant, at any time after this Lease is terminated under any of the provisions herein contained or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of (x) an amount equal to the lesser of (1) Rent accrued under this Lease in the twelve (12) months immediately prior to such termination, or (2) Rent payable during the remaining months of the Term if this Lease had not been terminated, plus (y) the amount of Rent accrued and unpaid at the time of termination, less (z) the amount of any recovery by Landlord under the foregoing provisions of this Section 20.3 up to the time of payment of such liquidated damages.
20.4    Landlord’s Self-Help; Fees and Expenses.
(a)    If Tenant shall default in the performance of any covenant on Tenant’s part to be performed in this Lease contained, including without limitation the obligation to maintain the Premises in the required condition pursuant to Section 10.1 above, Landlord may, upon reasonable advance notice, except that no notice shall be required in an emergency, immediately, or at any time thereafter, perform the same for the account of Tenant. Tenant shall pay to

Landlord within ten (10) days of demand therefor any reasonable costs incurred by Landlord in connection therewith, together with interest at the Default Rate until paid in full.
(b)    In the event that Landlord and Tenant are involved in any litigation regarding the performance of any of their obligations under this Lease, the unsuccessful party by final non-appealable order, decree or judgment in such litigation by a court of competent jurisdiction shall reimburse the successful party for all reasonable legal fees and expenses incurred by such successful party in connection with obtaining such final un-appealable order, decree or judgment.
(c)    In circumstances where there is no litigation involving Landlord and Tenant, Tenant shall pay all of Landlord’s costs and expenses, including without limitation reasonable attorneys’ fees, incurred in enforcing any obligation of Tenant under this Lease that Tenant failed to perform after lapse of any applicable notice and cure period. If, Landlord, or any Landlord Party, is made party to any litigation pending by or against any of the Tenant Parties and it is ultimately finally determined or agreed to by Tenant that Landlord or such Landlord Party, was not at fault in connection with the matter which is the basis of such litigation, then Tenant shall pay all of reasonable out-of-pocket costs and expenses, including without limitation reasonable attorneys’ fees, incurred by Landlord or such Landlord Party in connection with such litigation.
20.5    Waiver of Redemption, Statutory Notice and Grace Periods. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future Legal Requirements to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided. Except to the extent prohibited by Legal Requirements, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.
20.6    Landlord’s Remedies Not Exclusive. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.
20.7    No Waiver. Landlord’s failure to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.
20.8    Restrictions on Tenant’s Rights. During the continuation of any Event of Default, (a) Landlord shall not be obligated to provide Tenant with any notice pursuant to Sections 2.3 and 2.4 above; and (b) Tenant shall not have the right to make, nor to request Landlord’s consent or approval with respect to, any Alterations or Transfers.
20.9    Landlord Default. Notwithstanding anything to the contrary contained in the Lease, Landlord shall in no event be in default in the performance of any of Landlord’s obligations under this Lease unless Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default, provided Landlord commences cure within 30 days) after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. Landlord shall reimburse Tenant for any reasonable third party out-of-pocket costs incurred by Tenant in connection with curing a Landlord default. Except as expressly set forth in this Lease, Tenant shall not have the right to terminate or cancel this Lease or to withhold rent or to set-off or deduct any claim for damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder. In addition, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against Landlord from rent thereafter due and payable under this Lease.
21.    SURRENDER; ABANDONED PROPERTY; HOLD-OVER
21.1    Surrender
(a)    Upon the expiration or earlier termination of the Term, Tenant shall (i) peaceably quit and surrender to Landlord the Premises (including without limitation all fixed lab benches, fume hoods, electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment therein and all other furniture, fixtures, and equipment that was either provided by Landlord or paid for in whole or in part by any allowance provided to Tenant by Landlord under this Lease) broom clean, in the same condition as Tenant is required to maintain the Premises under this Lease excepting only reasonable wear and tear and damage by fire or other Casualty; (ii) remove all of Tenant’s Property, all autoclaves and cage washers and, to the extent specified by Landlord, at the time Tenant requested Landlord’s consent, Alterations made by Tenant; and (iii) repair any damages to the Premises or the Building caused by the installation or removal of Tenant’s Property and/or such Alterations. Notwithstanding anything in this Lease to the contrary, Landlord shall not require Tenant to remove any of the Landlord’s Work from the Premises upon the expiration or earlier termination of this Lease, except for such Required Removables, if any, as are set forth on Exhibit 13. Tenant’s obligations under this Section 21.1(a) shall survive the expiration or earlier termination of this Lease.

(b)    Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines, acid neutralization systems and plumbing in and/or exclusively serving the Premises, and all exhaust or other ductwork in and/or exclusively serving the Premises, in each case which has carried or released or been contacted by any Hazardous Materials or other chemical or biological materials used in the operation of the Premises, and shall otherwise clean the Premises so as to permit the Surrender Plan (defined below) to be issued. At least thirty (30) days prior to the expiration of the Term (or, if applicable, within five (5) business days after any earlier termination of this Lease), Tenant shall deliver to Landlord a reasonably detailed narrative description of the actions proposed (or required by any Legal Requirements) to be taken by Tenant in order to render the Premises (including any Alterations permitted or required by Landlord to remain therein) free of Hazardous Materials and otherwise released for unrestricted use and occupancy including without limitation causing the Premises to be decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public health (the “MDPH”) for the control of radiation, and cause the Premises to be released for unrestricted use by the Radiation Control Program of the MDPH (the “Surrender Plan”). The Surrender Plan (i) shall be accompanied by a current list of (A) all Required Permits held by or on behalf of any Tenant Party with respect to Hazardous Materials in, on, under, at or about the Premises, and (B) Tenant’s Hazardous Materials, and (ii) shall be subject to the review and approval of Landlord’s environmental consultant, such approval not to be unreasonably withheld, conditioned, or delayed. In connection with review and approval of the Surrender Plan, upon request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning the use of and operations within the Premises as Landlord shall reasonably request. On or before the expiration of the Term (or within thirty (30) days after any earlier termination of this Lease, during which period Tenant’s use and occupancy of the Premises shall be governed by Section 21.3 below), Tenant shall (i) perform or cause to be performed all actions described in the approved Surrender Plan, and (ii) deliver to Landlord a certification from a third party certified industrial hygienist reasonably acceptable to Landlord certifying that the Premises do not contain any Hazardous Materials and evidence that the approved Surrender Plan shall have been reasonably satisfactorily completed by a contractor acceptable to Landlord, and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the expiration of the Term (or, if applicable, the date which is thirty (30) days after any earlier termination of this Lease), free of Hazardous Materials and otherwise available for unrestricted use and occupancy as aforesaid. Landlord shall have the unrestricted right to deliver the Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties. Such third parties and the Landlord Parties shall be entitled to rely on the Surrender Report. If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address the use of Hazardous Materials by any of the Tenant Parties in, on, at, under or about the Premises, Landlord shall have the right to take any such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Property are surrendered in the condition required hereunder, the cost of which actions shall be reimbursed by Tenant as Additional Rent within ten (10) days of demand. Tenant’s obligations under this Section 21.1(b) shall survive the expiration or earlier termination of the Term.
(c)    No act or thing done by Landlord during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. Unless otherwise agreed by the parties in writing, no employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the expiration or earlier termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises.
(d)    Notwithstanding anything to the contrary contained herein, Tenant shall, at its sole cost and expense, remove from the Premises, prior to the end of the Term, any item installed by or for Tenant and which, pursuant to Legal Requirements, must be removed therefrom before the Premises may be used by a subsequent tenant.
21.2    Abandoned Property. If Tenant fails to remove any property from the Building or the Premises which Tenant is obligated by the terms of this Lease to remove: (i) on or before the expiration of the Term of the Lease, or (ii) on or before the date five (5) business days after the earlier termination of the Term of the Lease, such property (the “Abandoned Property”) shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any item of Abandoned Property shall be sold, Tenant hereby agrees that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, to the expenses of the sale, the cost of moving and storage, any damages to which Landlord may be entitled under Section 20 hereof or pursuant to law, and to any arrears of Rent.
21.3    Holdover. If any of the Tenant Parties holds over (which term shall include, without limitation, the failure of Tenant or any Tenant Party to perform all of its obligations under Section 21.1 above) after the end of the Term, Tenant shall be deemed a tenant-at-sufferance subject to the provisions of this Lease. Whether or not Landlord has previously accepted payments of Rent from Tenant:
(i)    Tenant shall pay Base Rent at the Hold Over Percentage, as hereinafter defined, of the highest rate of Base Rent payable during the Term,
(ii)    Tenant shall continue to pay to Landlord all Additional Rent, and
(iii)    in the event such hold over extends beyond thirty (30) days after the end of the Term, Tenant shall be liable for all damages, including without limitation lost business and consequential damages, incurred by Landlord as a result of such holding over, Tenant hereby acknowledging that Landlord may need the Premises after the end of the Term for other tenants and that the damages which Landlord may suffer as the result of Tenant’s holding over cannot be determined as of the Execution Date.

The “Hold Over Percentage” shall be 150% for the initial thirty (30) days of such holdover, and 200% for any period of hold over after the initial thirty (30) days. Nothing contained herein shall grant Tenant the right to holdover after the expiration or earlier termination of the Term.
21.4    Warranties. Tenant hereby assigns to Landlord any warranties in effect on the last day of the Term with respect to any fixtures and Alterations installed in the Premises. Tenant shall provide Landlord with copies of any such warranties prior to the expiration of the Term (or, if the Lease is earlier terminated, within five (5) days thereafter).
22.    MORTGAGEE RIGHTS
22.1    Subordination. Tenant’s rights and interests under this Lease shall be subject and subordinate to: (i) any ground lease and any other overlease, and (ii) the lien of any mortgage, deed of trust, or similar instrument covering the Premises, the Building and/or the Land and to all advances, modifications, renewals, replacements, and extensions thereof (each of the foregoing, a “Mortgage”), or (ii) if any Mortgagee elects, prior to the lien of any present or future Mortgage. Tenant further shall attorn to and recognize any successor landlord, whether through foreclosure or otherwise, as if the successor landlord were the originally named landlord. The provisions of this Section 22.1 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant agrees to execute, acknowledge and deliver such instruments, confirming such subordination and attornment in such form as shall be requested by any such holder within fifteen (15) days of request therefor. Landlord agrees to use reasonable efforts to obtain an SNDA, as hereinafter defined, from the holder of the mortgage which affects the Property as of the Execution Date of the Lease. In addition, notwithstanding the foregoing, it shall be a condition to Tenant’s obligation to subordinate the Lease to any future and from the holder of any future Mortgage that the holder of such future Mortgage enters into an SNDA with Tenant. An “SNDA” shall be defined as a subordination, non-disturbance and attornment agreement on the standard form of SNDA then being used by the holder of the Mortgage in question, with such commercially reasonable modifications as may be requested by Tenant. Tenant shall pay any reasonable charges (including legal fees) required by such holder as a condition to entering into such SNDA.
22.2    Notices. Tenant shall give each Mortgagee, of which Tenant has notice, the same notices given to Landlord concurrently with the notice to Landlord, and each Mortgagee shall have a reasonable opportunity thereafter to cure a Landlord default, and Mortgagee’s curing of any of Landlord’s default shall be treated as performance by Landlord.
22.3    Mortgagee Consent. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of a Mortgagee.
22.4    Mortgagee Liability. Tenant acknowledges and agrees that if any Mortgage shall be foreclosed, (a) the liability of the Mortgagee and its successors and assigns shall exist only so long as such Mortgagee or purchaser is the owner of the Premises, and such liability shall not continue or survive after further transfer of ownership; and (b) such Mortgagee and its successors or assigns shall not be (i) liable for the performance of Landlord’s covenants pursuant to the provisions of this Lease which arise and accrue prior to such entity succeeding to the interest of Landlord under this Lease or acquiring such right to possession; (ii) subject to any offsets or defense which Tenant may have at any time against Landlord; (iii) bound by any base rent or other sum which Tenant may have paid previously for more than one (1) month; or (iv) liable for the performance of any covenant of Landlord under this Lease which is capable of performance only by the original Landlord, and (c) the SNDA between such Mortgagee and Tenant may provide other commercially reasonable limitations of the liability of such Mortgagee.
23.    QUIET ENJOYMENT.
Landlord covenants that so long as Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed within any applicable notice and cure periods, Tenant shall peaceably and quietly hold, occupy and enjoy the Premises during the Term from and against the claims of all persons lawfully claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease, any matters of record or of which Tenant has knowledge and to any Mortgage to which this Lease is subject and subordinate, as hereinabove set forth.
24.    NOTICES.
Any notice, consent, request, bill, demand or statement hereunder (each, a “Notice”) by either party to the other party shall be in writing and shall be deemed to have been duly given when either delivered by hand or by nationally recognized overnight courier (in either case with evidence of delivery or refusal thereof) addressed as follows:

If to Landlord:	HCP/King Hayden Campus LLC c/o King Street Properties 200 Cambridge Park Drive Cambridge, MA 02140 Attention: Stephen D. Lynch
With a copy to:	Goulston & Storrs PC 400 Atlantic Avenue Boston, MA 02110 Attention: King Street
if to Tenant:	Concert Pharmaceuticals, Inc. 65 Hayden Avenue Lexington, MA 02421 Attention: General Counsel
With a copy to:	Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 021909-3600 Attention: Christopher F. Dunn, Esq.

Notwithstanding the foregoing, any notice from Landlord to Tenant regarding ordinary business operations (e.g., exercise of a right of access to the Premises, maintenance activities, invoices, etc.) may also be given by written notice delivered by facsimile to any person at the Premises whom Landlord reasonably believes is authorized to receive such notice on behalf of Tenant without copies as specified above. Either party may at any time change the address or specify an additional address for such Notices by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States. Notices shall be effective upon the date of receipt or refusal thereof.
25.    MISCELLANEOUS
25.1    Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of this Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.
25.2    Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.
25.3    Broker. Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Lease other than Newmark Knight Frank and Jones Lang LaSalle (collectively, “Broker”). Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of the representation and warranty set forth in the immediately preceding sentence. Landlord shall be solely responsible for the payment of any brokerage commissions to Broker.
25.4    Entire Agreement. This Lease, Lease Summary Sheet and Exhibits 1-12 attached hereto and incorporated herein contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral. This Lease may not be modified orally or in any manner other than by written agreement signed by the parties hereto.
25.5    Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and any applicable local municipal rules, regulations, by-laws, ordinances and the like.
25.6    Representation of Authority. By his or her execution hereof, each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he or she is duly authorized to execute this Lease on behalf of such party. Upon Landlord’s request, Tenant shall provide Landlord with evidence that any requisite resolution, corporate authority and any other necessary consents have been duly adopted and obtained.

25.7    Expenses Incurred by Landlord Upon Tenant Requests. Subject to the provisions of this Section 25.7, Tenant shall, within ten (10) business days of demand, reimburse Landlord for all reasonable expenses, including, without limitation, reasonable legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with proposed Alterations to be made by Tenant to the Premises or in connection with requests by Tenant for Landlord’s consent to make a Transfer. Such costs shall be deemed to be Additional Rent under this Lease. Notwithstanding the foregoing: (i) the amount of legal fees which Tenant is required to reimburse Landlord with respect to any Transfer shall not exceed the Transfer Legal Fee Cap, as hereinafter defined, with respect to such Transfer, and (ii) with respect any request by Tenant to review and approve Tenant’s plans and specifications with respect to any Alteration, Tenant shall only be required to reimburse Landlord for third party consultants engaged by Landlord to review such plans and specifications as Landlord, in good faith determines is necessary (e.g., reviews by structure engineers, MEP engineers, etc.). The “Transfer Legal Fees Cap” shall be defined as $2,000, except that: (a) the Transfer Legal Fees Cap shall increase by $500 every fifth anniversary of the Base Rent Commencement Date, and (b) the Transfer Legal Fees Cap shall not apply to Tenant’s request for Landlord’s approval of any sub-sublease of any tier.
25.8    Survival. Without limiting any other obligation of Tenant which may survive the expiration or prior termination of the Term, all obligations on the part of Tenant and Landlord to indemnify, defend, or hold each other harmless, as set forth in this Lease shall survive the expiration or prior termination of the Term.
25.9    Limitations of Liability.
(a)    Limitations on Landlord’s Liability. Tenant shall neither assert nor seek to enforce any claim against Landlord or any of the Landlord Parties, or the assets of any of the Landlord Parties, for breach of this Lease or otherwise, other than against Landlord’s interest in the Building, including insurance and condemnation proceeds (subject, however, to the rights of Landlord, to use such proceeds or awards for reconstruction prior to Tenant’s rights to reach any such proceeds), the proceeds from the sale or refinancing hereof, and in the uncollected rents, issues and profits of Landlord’s interest in the Building, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease. This Section 25.9 shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord. Landlord and Tenant specifically agree that in no event shall any officer, director, trustee, employee or representative of Landlord or any of the other Landlord Parties ever be personally liable for any obligation under this Lease, nor shall Landlord or any of the other Landlord Parties be liable for consequential or incidental damages or for lost profits whatsoever in connection with this Lease.
(b)    Limitations on Tenant’s Liability. In no event shall: (i) any officer, director, trustee, employee or representative of Tenant or any of the other Tenant Parties ever be personally liable for any obligation under this Lease, and (ii) Tenant or any of the other Tenant

Parties be liable for consequential or incidental damages or for lost profits whatsoever in connection with this Lease, except that nothing in this Section 25.9 shall limit or affect any liability or obligation which Tenant may have in the event of any breach by Tenant of its obligations under either Section 17 (Hazardous Materials) or Section 21.3 (Holdover).
25.10    Binding Effect. The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Section 13 hereof shall operate to vest any rights in any successor or assignee of Tenant.
25.11    Landlord Obligations upon Transfer. Upon any sale, transfer or other disposition of the Building, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed (except that Landlord shall be responsible for the return of the Security Deposit unless Landlord transfers the Security Deposit to such successor owner of the Building) it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord, except as otherwise agreed in writing.
25.12    No Grant of Interest. Tenant shall not grant any interest whatsoever in any fixtures within the Premises or any item paid in whole or in part by Landlord’s Contribution or by Landlord.
25.13    Financial Information. Subject to the provisions of this Section 25.13, Tenant shall deliver to Landlord, within thirty (30) days after Landlord’s reasonable request (but in no event more than once in any twelve (12) month period, except in connection with a proposed sale or refinancing of the Building and/or in connection with any Event of Default by Tenant), Tenant’s most recently completed balance sheet and related statements of income, shareholder’s equity and cash flows statements (audited if available) reviewed by an independent certified public accountant and certified by an officer of Tenant as being true and correct in all material respects. Any such financial information may be relied upon by any actual or potential lessor, purchaser, or mortgagee of the Property or any portion thereof. Notwithstanding the provisions of this Section 25.13, this Section shall not apply so long as the holder of Tenant’s interest under the Lease is a publicly traded entity.
25.14    OFAC Certificate and Indemnity. Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 10756, the “Patriot Act”) prohibit certain property transfers. Tenant hereby represents and warrants to Landlord (which representations and warranties shall be deemed to be continuing and re-made at all times during the Term) that neither Tenant nor any stockholder, manager, beneficiary, partner, or principal of Tenant is subject to the Executive Order, that none of them is listed on the United States Department of the Treasury Office of Foreign Assets Control (“OFAC”) list of “Specially Designated Nationals and Blocked

Persons” as modified from time to time, and that none of them is otherwise subject to the provisions of the Executive Order or the Patriot Act. The most current list of “Specially Designated Nationals and Blocked Persons” can be found at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html. Tenant shall from time to time, within ten days after request by Landlord, deliver to Landlord any certification or other evidence requested from time to time by Landlord in its reasonable discretion, confirming Tenant’s compliance with these provisions. No assignment or subletting shall be effective unless and until the assignee or subtenant thereunder delivers to Landlord written confirmation of such party’s compliance with the provisions of this subsection, in form and content reasonably satisfactory to Landlord. If for any reason the representations and warranties set forth in this subsection, or any certificate or other evidence of compliance delivered to Landlord hereunder, is untrue in any respect when made or delivered, or thereafter becomes untrue in any respect, then an Event of Default hereunder shall be deemed to occur immediately, and there shall be no opportunity to cure. The provisions of this subsection shall survive the expiration or earlier termination of this Lease for the longest period permitted by law.
25.15    Confidentiality. Tenant acknowledges and agrees that the terms of this Lease are confidential. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Building and may impair Landlord’s relationship with other tenants of the Building. Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord’s sole discretion, except as required for financial disclosures or securities filings, as required by the order of any court or public body with authority over Tenant, or in connection with any litigation between Landlord and Tenant with respect this Lease. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.
25.16    Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party (collectively “Force Majeure”). In no event shall financial inability of a party be deemed to be Force Majeure.
[REMAINDER OF PAGE BLANK; SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF the parties hereto have executed this Lease as a sealed instrument as of the Execution Date.
LANDLORD
HCP/KING HAYDEN CAMPUS LLC,
a Delaware limited liability company

By: King Mattingly LLC, a Massachusetts limited
liability company, its Manager

By: King Street Properties Investments LLC, a
Massachusetts limited liability company, its Manager

By: /s/ Thomas Ragno
Name: Thomas Ragno
Its Manager
TENANT
CONCERT PHARMACEUTICALS, INC.,
a Delaware corporation
By: /s/ Nancy Stuart
Name: Nancy Stuart
Title: Chief Operating Officer

EXHIBIT 1A
LEASE PLAN – PRIME PREMISES

LEGEND

PRIME PREMISES

PROJECT NAME

CONCERT PHARMACEUTICALS

65 HAYDEN AVE
LEXINGTON, MASSACHUSETTS

R.E. DINNEEN ARCHITECTS & PLANNERS, INC.
123 North Washington Street Boston, Massachusetts 02114-2143 tel 617 227 7727 fax 617 227 1870

TITLE:

PRIME PREMISES PLAN
THIRD FLOOR PLAN

PROJECT NO. : 17185
ISSUE DATE : 11/16/17
SCALE : NTS
DRAWN BY : MJO

1A

EXHIBIT 1A – Page 1

EXHIBIT 1B
LEASE PLAN – PH SYSTEM AREA AND PREMISES

LEGEND

pH SYSTEM AREA

PROJECT NAME

CONCERT PHARMACEUTICALS

65 HAYDEN AVE
LEXINGTON, MASSACHUSETTS

R.E. DINNEEN ARCHITECTS & PLANNERS, INC.
123 North Washington Street Boston, Massachusetts 02114-2143 tel 617 227 7727 fax 617 227 1870

TITLE:

pH SYSTEM AREA
FIRST FLOOR PLAN

PROJECT NO.	:	17185
ISSUE DATE	:	12/11/17
SCALE	:	NTS
DRAWN BY	:	MJO

1B

EXHIBIT 1B – Page 1

EXHIBIT 1C, SHEET 1
LEASE PLAN – RFO PREMISES (SECOND FLOOR)

LEGEND
R.F.O. PREMISES

PROJECT NAME

CONCERT PHARMACEUTICALS

65 HAYDEN AVE
LEXINGTON, MASSACHUSETTS

R.E. DINNEEN ARCHITECTS & PLANNERS, INC.
123 North Washington Street Boston, Massachusetts 02114-2143 tel 617 227 7727 fax 617 227 1870

TITLE:

RIGHT OF FIRST OFFER PREMISES
SECOND FLOOR PLAN

PROJECT NO.	:	17185
ISSUE DATE	:	11/16/17
SCALE	:	NTS
DRAWN BY	:	MJO

1C-2

EXHIBIT 1C, SHEET 1

EXHIBIT 1C, SHEET 2
LEASE PLAN – RFO PREMISES (THIRD FLOOR)

LEGEND

R.F.O. PREMISES

PROJECT NAME

CONCERT PHARMACEUTICALS

65 HAYDEN AVE
LEXINGTON, MASSACHUSETTS

R.E. DINNEEN ARCHITECTS & PLANNERS, INC.
123 North Washington Street Boston, Massachusetts 02114-2143 tel 617 227 7727 fax 617 227 1870

TITLE:

RIGHT OF FIRST OFFER PREMISES
THIRD FLOOR PLAN

PROJECT NO.	:	17185
ISSUE DATE	:	11/16/17
SCALE	:	NTS
DRAWN BY	:	MJO

1C-1

EXHIBIT 1C, SHEET 2

EXHIBIT 1C, SHEET 3

LEASE PLAN – NON-HM STORAGE PREMISES

LOADING DOCK
SHIPPING/RECEIVING
FUTURE TENANT STORAGE
TRUCK
TRUCK
ROBINSON CHEMISTRY LAB
HC BROWN PROCESS LAB
MEDICINAL CHEMISTRY 3 &
BOILER ROOM
CHILLER ROOM
TENANT AREA
FITNESS CENTER
MECHANICAL
MAX TISHER LAB
CURIE CHEMISTRY LAB
ELECTRICAL ROOM
CAFE
LOBBY
CORRIDOR
GENERATOR
GENERATOR
LEGEND
R.F.O. PREMISES

PROJECT NAME

CONCERT PHARMACEUTICALS

65 HAYDEN AVE
LEXINGTON, MASSACHUSETTS

R.E. DINNEEN ARCHITECTS & PLANNERS, INC.
123 North Washington Street Boston, Massachusetts 02114-2143 tel 617 227 7727 fax 617 227 1870

TITLE:

RIGHT OF FIRST OFFER H ROOM
FIRST FLOOR PLAN

PROJECT NO.	:	17185
ISSUE DATE	:	12/11/17
SCALE	:	NTS
DRAWN BY	:	MJO

1C-3

EXHIBIT 1C, SHEET 3

EXHIBIT 1D

LEASE PLAN – STROBIC FAN

17,000 CFM Strobic EF.
Formally used for 1st floor
ACF in South.
DRAWING KEY NOTES:
1 COORDINATE DUCT AND PIPE SUPPORT AND ROUTING ABOVE ROOF W/ STRUCTURAL CONTRACTOR PROVIDED SUPPORTS.
2 EQUIPMENT, DUCT WORK AND PIPING PROVIDED UNDER SEPARATE CONTRACT.
3 HPS EXPANSION LOOP: SEE 3'-6" WIDE BY 7'-0" HIGH. MOMENT GUIDES TO BE PLACED 12'-6" DISTANCE FROM EXPANSION LOOP.
4 PCR EXPANSION LOOP: SEE 2'-6" WIDE BY 5'-0" HIGH. MOMENT GUIDES TO BE PLACED 12'-6" DISTANCE FROM EXPANSION LOOP.
5 PROVIDE EXISTING ROOFTOP UNIT WITH INSULATED EXTERIOR PIPING ENCLOSURE. CONTRACTOR TO CUSTOM FABRICATE 20 GA. DOUBLE WALL INSULATED GALVANIZED PIPING PLENUM FLASHED TO ROOF CURB UP TO UNIT PIPING ENCLOSURE. SEE DETAIL ON H7 SERIES.
6 PROVIDE NEW ROOFTOP UNIT WITH UNIT MANUFACTURER'S INSULATED EXTERIOR PIPING ENCLOSURE. CONTRACTOR TO CUSTOM FABRICATE 20 GA. DOUBLE WALL INSULATED GALVANIZED PIPING PLENUM FLASHED TO ROOF CURB UP TO UNIT PIPING ENCLOSURE. SEE DETAIL ON H7 SERIES.
7"Ø STAINLESS STEEL EXHAUST STACK UP 35 FT. ABOVE ROOF (400 CFM)

NOTE:

General Contractor to verify all dimensions in the field prior to beginning construction or ordering materials.

DO NOT SCALE DRAWINGS.

CONSTRUCTION SET
NOVEMBER 19, 2010

VANDERWEIL

RICHMOND

GOLDSTEIN-MILANO LLC Structural Engineers

PJA

QUBIST PHARMACEUTICALS

HVAC ROOF PLAN

H2.4

N

EXHIBIT 1D, Page 1

EXHIBIT 2
LEGAL DESCRIPTION - LAND
Real property in the Town of Lexington, County of Middlesex, Commonwealth of Massachusetts, described as follows:
Parcel One (45 & 55 Hayden Avenue):
A certain parcel of land in the Commonwealth of Massachusetts, County of Middlesex, Town of Lexington, and shown as Lot 2 on a plan entitled “Plan of Land in Lexington, Mass. (Middlesex County),” dated March 27, 1998, recorded October 6, 1998, with Middlesex South Registry of Deeds as Plan No. 1088 of 1998 in Book 29190, Page 447, prepared by Beals and Thomas, Inc., more particularly bounded and described as follows:
Beginning at the most southwesterly corner of the premises, at the southeasterly corner of Lot 1 as shown on said plan, then running:
N 02° 20’ 56” E 180.68 feet to a point, thence turning and running;
N 87° 39” 04” W 40.00 feet to a point, thence turning and running;
N 02° 20’ 56” E 122.19 feet to a point, thence turning and running;
N 87° 39’ 04” E 40.00 feet to a point, thence turning and running;
N 02° 20’ 56” E 547.13 feet to a point, thence turning and running, said last five courses being bounded by Lot 1, as shown on said plan, thence turning and running;
S 87° 36’ 20” E 1,330.04 feet to a point of curvature, thence running;
Northeasterly to a curve to the left having a radius of 135.00 feet and a length of 58.90 feet to a point of tangency, thence running;
N 67° 23’ 52” E 146.89 feet to a point, thence turning and running;
S 03° 52’ 06” E 111.25 feet to a point, said last four courses being bounded by land now or formerly of the Town of Lexington, thence turning and running;
S 44° 07’ 54 W 561.19 feet to a point, thence turning and running;
S 22° 29’ 38” E 435.76 feet to a point, said last two courses are bounded in part by land now or formerly the Town of Lexington and, in part now or formerly of Hayden Office Trust, thence running;
Southwesterly by a curve to the right, having a radius of 985.00 feet and a length of 12.11 feet to a point of tangency, thence turning and running;

EXHIBIT 2, Page 1

N 87° 36’ 20” W 1,329.27 feet to the point of beginning, said last two courses being bounded by the northerly sideline of Hayden Avenue.
Containing 1,123,722 square feet more or less, or 25.797 acres, more or less.
A portion of said Lot 2 is registered land, described as follows:
Lot 293 on Land Court Plan 19485 N as approved by the Land Court and filed in the Land Registration Office; and
Lots 10 and 11 on Land Court Plan 16660 O as approved by the Land Court and filed with the Land Registration Office.
Parcel Two (Appurtenant Easements - 45 & 55 Hayden Avenue):
A.    There is appurtenant to the above described Lot 11 the right and easement to use the drainage ditch running from west to east across the northerly portion of Lot 10, shown on said plan, as set forth in Registered Document No. 517903.
B.     There is appurtenant to the above described Lot 11 rights and easements for sewer purposes as set forth in Registered Document No. 479201.
C.     There is appurtenant to said Lot 293 the benefits of the agreement and reservation as to trunk sewer more particularly set forth in deed filed as Document No. 479738.
D.    Lot 10 has the benefit of a reservation in the strip of land marked sewer easement as shown on said plan, set forth in Document 517903 and the rights and easements for sewer purposes as set forth in Registered Document No. 479201, insofar as applicable.
E.    Together with the benefit of the appurtenant easements over Lot B shown on plan entitled “A Compiled Plan of Land in Lexington, Mass.” Dated August 27, 1970, by John J. McSweeney, recorded with Middlesex South District Deeds in Book 11928, Page 614, as shown on said plan, as reserved in a taking by the Town of Lexington dated November 30, 1970, recorded with said Deeds in Book 11928, Page 611, and in a deed from George H. Crawford to the Town of Lexington of the said Lot B dated December 7, 1970, recorded with said Deeds in Book 11928, Page 614.
F.     Together with the benefit of the appurtenant easements set forth in Declaration of Covenants and Easements dated September 18, 1998 filed as Document No. 1084070 and recorded in Book 29287, Page 189; as affected by Amended and Restated Declaration of Covenants and Easements dated November 8, 1999, filed as Document No. 1123738, and recorded in Book 30855, Page 323; as affected by First Amendment to Amended and Restated Declaration of Covenants and Easements dated March 26, 2002, filed as Document No. 1261521, recorded in Book 37256, Page 364.
Parcel Three (65 Hayden Avenue):

EXHIBIT 2, Page 2

That certain parcel of land situate in Lexington in the County of Middlesex and Commonwealth of Massachusetts shown as Lot 292 on Land Court Plan No. 19485-N.
All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 1178 Page 11.
Parcel Four (Appurtenant Easements - 65 Hayden Avenue):
There is appurtenant to said Lot 292 the right to use the whole of Grassland Street and Valleyfield Street as shown on the plan Registered in the Registration Book 383 Page 149 in common with others entitled thereto; the right to use all streets or roads as shown on the plan Registered in Registration Book 506 Page 153, in common with all others legally entitled thereto; the benefit of the agreement and reservation as to trunk sewer more particularly set forth in the deed Registered as Document No. 479738; and the benefit of the appurtenant easements set forth in Declaration of Covenants and Easements dated September 18, 1998 filed as Document No. 1084070 and recorded in Book 29287, Page 189; as affected by Amended and Restated Declaration of Covenants and Easements dated November 8, 1999, filed as Document No. 1123738, and recorded in Book 30855, Page 323; as affected by First Amendment to Amended and Restated Declaration of Covenants and Easements dated March 26, 2002, filed as Document No. 1261521, recorded in Book 37256, Page 364

EXHIBIT 2, Page 3

EXHIBIT 3
PLAN –NITROGEN PREMISES

LEGEND
NITROGEN TANK PREMISES

PROJECT NAME

CONCERT PHARMACEUTICALS

65 HAYDEN AVE
LEXINGTON, MASSACHUSETTS

TITLE:

NITROGEN TANK PREMISES
FIRST FLOOR PLAN

PROJECT NO.	:	17185
ISSUE DATE	:	12/11/17
SCALE	:	NTS
DRAWN BY	:	MJO

E3

R.E. DINNEEN ARCHITECTS & PLANNERS, INC.
123 North Washington Street Boston, Massachusetts 02114-2143 tel 617 227 7727 fax 617 227 1870

EXHIBIT 3, Page 1

EXHIBIT 4
WORK LETTER
This Exhibit is attached to and made a part of the Lease (the “Lease”) by and between HCP/KING HAYDEN CAMPUS LLC, a Delaware limited liability company (“Landlord”), and CONCERT PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), for space located at 65 Hayden Avenue, Lexington, Massachusetts. Capitalized terms used but not defined herein shall have the meanings given in the Lease.
I.    LANDLORD’S WORK
1.    Definitions. This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed in the Premises for Tenant’s use. For the purposes of this Lease, “Landlord’s Work” consists of: (i) Tenant Improvement Work described on Exhibit 4-1 (“Preliminary Space Plan”), (ii) the equipment list (“Equipment List”) attached hereto as Exhibit 4-2, and (iii) the responsibilities of Landlord as set forth in the Landlord/Tenant Responsibility Matrix attached hereto as Exhibit 4-3. The Preliminary Plan, Equipment List, and the Landlord/Tenant Responsibility Matrix are referred to herein collectively as the “Preliminary Plans”. In the event of any conflict between Exhibit 4-3 and either Exhibit 4-1 or Exhibit 4-2, Exhibit 4-3 shall control. Landlord and Tenant acknowledge that the Construction Documents have not yet been prepared and, therefore, it is impossible to determine the exact cost of the Landlord’s Work at this time. Accordingly, Landlord and Tenant agree that Landlord’s obligation to pay for the Cost of Landlord’s Work, as hereinafter defined shall be limited to an amount (“Landlord’s Contribution”) which shall not exceed $4,996,980.00 (i.e., $90.00 per rentable square foot of the Premises) (the “Maximum Amount”) and that Tenant shall be responsible for the Cost of Landlord’s Work to the extent that it exceeds the Maximum Amount. The “Cost of Landlord’s Work” shall be defined as all costs (“Hard Costs”) incurred by Landlord relating to the performance of the Landlord’s Work (including, without limitation, the cost of obtaining permits and any applicable state sales and use taxes) and all soft costs (“Soft Costs”) including, without limitation, architectural, engineering, and data/telecom cabling costs, incurred in connection with the Landlord’s Work (including, without limitation, the cost of preparing Construction Documents). Landlord will charge Tenant a construction management fee equal to four percent (4%) of the Cost of Landlord’s Work, which shall be paid from Landlord’s Contribution as the Cost of Landlord’s Work is incurred.
2.    Design-Build Contractor; GMP. Landlord shall enter into a design-build contract (“Design-Build Contract”) for the Landlord’s Work with BW Kennedy (“Design-Build Contractor”). Landlord shall require the Design-Build Contractor to (a) name Tenant as an additional insured party on Design-Build Contractor’s liability insurance policies and (b) add Tenant to the indemnification protection that the Design-Build Contractor agrees to provide to Landlord in the Design-Build Contract. The Design-Build Contract shall be on the basis of a guaranteed maximum price (“GMP”). The GMP shall be determined based upon the sum of the following:

EXHIBIT 4, Page 1

•    Design-Build Contractor’s Fee: 2.5% of the sum (“Cost of the Work”) of: (i) Direct Cost of the Work, and (ii) General Conditions Costs.
•    General Conditions Costs: 5% of the Direct Cost of the Work
•    Direct Cost of the Work: Determined by bids obtained from subcontractors in accordance with Section 5 below.
•    Design-Builder’s Contingency: 5% of the Hard Cost of the Work.
3.    Preparation of Construction Documents. Landlord shall engage R.E. Dineen to prepare the architectural plans and specifications describing Landlord’s Work. The Design-Build Contractor shall engage each Design-Build Subcontractor, as hereinafter defined, to prepare the engineering plans and specifications applicable to the portions of Landlord’s Work to be performed by such Design-Build Subcontractor. The foregoing architectural and engineering plans and specifications are referred to collectively herein as the “Construction Documents”. The Construction Documents shall be consistent, in all material respects, with the Preliminary Plans and shall be subject to Tenant’s written approval, which approval shall not be unreasonably withheld, conditioned, or delayed.
4.    Tenant Responses. Tenant shall respond, in writing, to any requests from Landlord or the Design-Build Contractor for information, consents, or authorizations to proceed, within three (3) business days of Tenant’s receipt of such request. Any failure by Tenant to respond within such time period may be the basis of a Tenant Delay. Tenant shall have the right to hire a Tenant Construction Representative to oversee all required construction relative to the Tenant Premises.
5.    Bid Process. Tenant hereby acknowledges that:
(i)    the Design-Build Contractor will not bid the following portions of Landlord’s Work (which portions will be performed by designated subcontractors (“Designated Subcontractors”)). Therefore, bids will only be obtained from the Designated Subcontractors for such elements of Landlord’s Work:
•    Mechanical/HVAC: Environmental Systems, Inc.

•	Electrical: Nappa Electric, Inc. The scope of the work of Nappa Electric may, at Landlord’s election, include installation of low voltage structural cabling
•    Plumbing: North Shore Mechanical Contractors, Inc.
•    Fire Protection: Legacy Fire Protection, Inc.
(ii)    Landlord will cause the Design-Builder to use reasonable efforts to obtain at least two (2) bidders for other portions of Landlord’s Work.

EXHIBIT 4, Page 2

All bidders shall be reasonably acceptable to both Landlord and Tenant (Tenant hereby confirming and agreeing that the Designated Subcontractors are acceptable to Tenant). Tenant shall have the right to review all bids within four (4) business days after receipt thereof. Landlord agrees to select the lowest bid unless Landlord has a reasonable basis for selecting a different bid.
If Tenant reasonably determines that the GMP is higher than is acceptable to Tenant, then Tenant shall have a one-time right to give request scope changes to Landlord’s Work prior to the commencement of Landlord’s Work, as herein set forth in this paragraph. In order to exercise such one-time right to request changes to Landlord’s Work in order to reduce the GMP, Tenant shall, on or before the date four (4) business days after Tenant receives Landlord’s notice to Tenant of the GMP, give written notice to Landlord specifying the changes in Landlord’s Work requested by Tenant. Such changes shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned, or delayed). Based upon the revised Construction Documents for Landlord’s Work, which are based upon the changes requested by Tenant, as approved by Landlord, as aforesaid, the Design Build Contractor shall revise the GMP for the construction of Landlord’s Work in accordance with this Section 5. Tenant shall have the right to review the revised GMP within four (4) business days after receipt thereof. Landlord agrees to select the lowest bid for any portion of Landlord’s Work unless Landlord has a reasonable basis for selecting a different bid.
6.    Tenant’s Share. For the purposes of this Exhibit 4: (i) if the Cost of Landlord’s Work is equal to, or less than, the Maximum Amount, then “Tenant’s Share” shall be 0%, and (ii) if the Cost of Landlord’s Work is greater than the Maximum Amount, then Tenant’s Share shall be a fraction, the numerator of which is the amount by which the total Cost of Landlord’s Work exceeds the Maximum Amount and the denominator of which is the total Cost of Landlord’s Work.
7.    Tenant’s Obligation to Pay. If the Cost of Landlord’s Work exceeds the Maximum Amount, Tenant shall pay to Landlord such Excess Costs as follows: (i) Tenant shall pay Tenant’s Share of Tenant Improvement Costs within thirty (30) days of Billing, as hereinafter defined, (ii) with respect to any Changes to Landlord’s Work, Tenant shall pay for the cost of such changes in accordance with Section 8 below, and (iii) with respect to any increases in the Cost of Landlord’s Work arising from Claims by the Contractor, Tenant shall pay for the cost of such Claims as set forth in Section 9 below. “Billing” shall be defined as any invoice from Landlord setting forth, reasonable detail, the amount due from Tenant, and shall include invoices from vendors and service providers, and applications for payment from the Design-Build Contractor for work completed through the date of Billing, as certified by the Design-Build Contractor. Billing may not be submitted to Tenant more than one time per calendar month. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an Event of Default under the Lease.
8.    Changes. If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord (“Changes”), Landlord shall have such revisions to the drawings prepared. Promptly upon completion of the revisions, Landlord shall notify Tenant in

EXHIBIT 4, Page 3

writing of the increased cost, if any, which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within four (4) business days, shall notify Landlord in writing whether it desires to proceed with such Change. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested Change. To the extent that the cost of performing such revisions cause the Cost of Landlord’s Work to exceed the Maximum Amount, Tenant shall reimburse Landlord for the Cost of Landlord’s Work associated with such Changes within thirty (30) days of upon Billing, as such Change Work is being performed.
9.    Claims. To the extent that any claims (“Claims”) by the Design-Build Contractor cause the Cost of Landlord’s Work to exceed the Maximum Amount, Tenant shall pay for such excess within thirty (30) days of Billing. Claims shall include any amounts properly due to the Contractor under the Design-Build Contract based upon the claims of the Design-Build Contractor under the Design-Build Contract, provided however, that the Claims shall not include any amounts arising from the default or negligence of Landlord, or Landlord’s agents or employees, under the Design-Build Contract.
10.    Performance of Landlord’s Work; Landlord’s Work.
(a)    Landlord’s Warranty. Following approval of the Construction Documents and Tenant’s written authorization to proceed with Landlord’s Work, Landlord shall cause the Landlord’s Work to be performed in a diligent manner. Landlord hereby warrants and represents to Tenant that Landlord’s Work shall be performed: (i) in a good and workmanlike manner; (ii) in all material respects, in accordance with the Construction Documents, and (iii) in accordance with all applicable Legal Requirements. The Landlord warranty and representations set forth in this Section 10(a) are referred to herein as “Landlord’s Warranty”.
(b)    Tenant’s Remedies in the Event of Breach of Landlord’s Warranty. If, on or before the Warranty Expiration Date, Tenant gives Landlord written notice of any breach of Landlord’s Warranty promptly after Tenant becomes aware of such breach, Landlord shall, at no cost to Tenant, correct or repair such breach as soon as conditions reasonably permit and as to which, in either case, Tenant shall have given notice to Landlord, as aforesaid. The “Warranty Expiration Date” shall be defined as the date eleven (11) months and two (2) weeks after the Term Commencement Date. Except to the extent to which Tenant shall have given Landlord notice of respects in which Landlord has breached Landlord’s Warranty or Landlord has otherwise failed to perform Landlord’s construction obligations under this Exhibit 4, Tenant shall be deemed conclusively to have: (i) approved Landlord Work, (ii) waived any claim that Landlord has breached Landlord’s Warranty, and (iii) have agreed that Tenant has no claim that Landlord has failed to perform any of Landlord’s obligations under this Work Agreement. The provisions of this Section 10(a) sets forth the Tenant’s sole remedies for any breach of the Landlord’s Warranty; however nothing in this Section 10(a) shall be deemed to relieve the Landlord of its responsibilities to perform maintenance and repairs as required pursuant to Section 10.1 of the Lease or affect or limit the provisions of Section 10.7 of the Lease. With respect to any latent defects in Landlord’s Work discovered by Tenant after the Warranty Expiration Date, Landlord shall, upon request of Tenant, assign to Tenant its rights against any

EXHIBIT 4, Page 4

contractor, subcontractor, and/or designer engaged by Landlord in connection with Landlord Work to the extent necessary to enable Tenant to assert claims against such contractor, subcontractor and/or designer in connection with such latent defect.
11.    Limitations on Application of Landlord’s Contribution. Except as set forth in this Section 11, any portion of Landlord’s Contribution which exceeds the Cost of the Landlord’s Work shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto. Notwithstanding the foregoing (i) no more than $138,805.00 of Landlord’s Contribution (i.e., $2.50 per rentable square foot of the Premises) may be used by Tenant for any move-related expenses, including the purchase and installation of furniture, fixtures and equipment, and (ii) no portion of Landlord’s Contribution may be applied by Tenant towards the payment of Rent.
12.    Landlord’s Test Fit Plan Contribution. In addition to providing Landlord’s Contribution, Landlord shall provide $4,441.76 (i.e., $.08 per rentable square foot of the Premises) (“Landlord’s Test Fit Plan Contribution”) towards the cost of the test fit plan prepared by Tenant’s architect.
13.    Miscellaneous
(a)    Tenant’s Authorized Representative. Tenant designates Sandra Morales (“Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than three (3) business days advance written notice to Landlord.
(b)    Landlord’s Authorized Representative. Landlord designates Robert Albro (“Landlord’s Representative”) as the only person authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than three (3) business days advance written notice to Tenant.
(c)    Tenant shall have the right, during the performance of Landlord’s Work, to have Tenant’s Representative and Tenant’s other representatives participate in weekly construction meetings with Landlord and the Design-Build Contractor as to the status of the performance of Landlord’s Work.
(d)    Tenant shall have access to the Premises prior to the Commencement Date in accordance with the provisions of Section 1.6 of the Lease.

EXHIBIT 4, Page 5

14.    Disputes.
Any disputes relating to provisions or obligations in this Lease in connection with the Landlord’s Work or this Exhibit 4 shall be submitted to arbitration in accordance with the provisions of applicable state law, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Notwithstanding the foregoing, the parties hereby agree that the arbitrator for any disputes relating to Landlord’s Work shall be a construction consultant experienced in the construction of office/laboratory buildings in the cities of Boston and Cambridge, as mutually agreed upon by the parties, or, if not then designated by the parties, within ten (10) days after either party makes a request for arbitration hereunder, or (if the parties do not mutually agree upon such arbitrator) as designated by the Boston office of the American Arbitration Association upon request by either party. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in Boston, Massachusetts. The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. Except where a specified period is referenced in this Lease, no arbitrable dispute shall be deemed to have arisen under this Lease prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof. In connection with the foregoing, it is expressly understood and agreed that the parties shall continue to perform their respective obligations under the Lease during the pendency of any such arbitration proceeding hereunder (with any adjustments or reallocations to be made on account of such continued performance as determined by the arbitrator in his or her award).
II.    TENANT’S WORK
Tenant, at Tenant’s sole cost and expense (subject to Tenant’s right to apply Landlord’s Contribution towards such costs, as set forth in Section 11 of Part I of this Exhibit 4), shall be responsible for the purchase, installation, and maintenance of Tenant’s laboratory specific systems, including, without limitation, the Acid Neutralization Tank, and the Nitrogen Tank.
III.    MISCELLANEOUS.
This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or

EXHIBIT 4, Page 6

otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

EXHIBIT 4, Page 7

EXHIBIT 4-2
TENANT’S EQUIPMENT LIST
[See attached.]

EXHIBIT 4-2, Page 1

Concert Pharmaceuticals
65 Hayden Ave, 3rd Floor
Lexington, MA

Equipment Utility Matrix - Final for Budget

December 13, 2017

						GENERAL DESCRIPTION	EQUIPMENT DETAILS		STATUS		PHYSICAL					PLUMBING / PIPING																	HVAC REQUIREMENTS				ELECTRICAL REQUIREMENTS													
Equipment ID #	Existing Location @ 99 Hayden	Existing to	Relocated from	New	Future	ROOM AND EQUIPMENT NAMES 65 HAYDEN	MODEL NUMBER	SERIAL NUMBER	SUPPLIED	INSTALLED	QUANTITY	Width	Depth	Height	Image #	COMPRESSED	VACUUM (VAC)	CARBON	NITROGEN (N2)	SPECIALITY	Zero air	Hydrogen	Helium	PROCESS	DOMESTIC	DOMESTIC HOT	PROTECTED	PROTECTED	TEMPERED	D.I. WATER	SANITARY	SPECIAL	TEMP REQMTS (Celcius)	HUMIDITY REQMT	CLEAN RM REQMTS	EXHAUST (CFM)	VOLTS	PHASE	AMPS	WATTS (kw)	STAND BY PWR	UPS	CLASS 1, DIV 2	ALARM POINT	DATA / WIFI	TELEPHONE	Internet or WiFi	SECURITY ACCESS	PROCESS MANUFACTURI	COMMENTS
						ANALYTICAL LAB																																												
						Casework																																												
						Sink (Epoxy) w/ Eyewash																					x	x		x		x																		
						Fume Hoods																																												
						Spot Exhaust																																												
1				1		8' Fume Hood					1					x	x		x																										X					2 of each per hood.
2		1				6' Fume Hood					1					x	x		x																															
						Floor Mounted (Equipment Zone)																																												
3	Chemistry			1		Fridge/Freezer					1	32	32	60																							120	1	1.5											Do no relocate. Purchase new explosion proof
5					1	ES2000 CL-BT light stability chamber					1	41	35	53																							220	1	30											representative model
6	Chemistry		8			Mobile benches (HPLCs and GCs)						43.5	19	67																																				Makes sense to divide these benches between all the labs as needed
						Bench Top Equipment																																												
7	Dungeon		1			831 KF Coulometer (oven)					1	32	32	22																						yes	120	1		200					X					6 pieces all held within a dim
8	Chemistry		1			TA Q2000 MDSC w/ Autosampler					1	20	23	20					x																		120	1		1400					X					requires CPU and Heat Exchanger CPU 22x22x20 HE 11x21x11 shares CPU with Q500
9	Chemistry		1			TGA Q500 Auto Hi-Res MTGA and Ac					1	19	23	24					x																	yes	120	1		1400					X					requires CPU and Heat Exchanger sits on granite slab HE 6.5x16x6.5
10	Chemistry		1			Benchtop Temp/Humidity Chamber, 4 cu. ft.					1	32	34	45.5																x		fd					115	1	14			x								sits on sink counter
11	Chemistry		1			Moisture Analyzer HC 103					1	13	16	7																						yes	120	1	4											sits inside fumehood
12	Chemistry		1			Hydrogen Generator					1	13	18.5	17.5																							120	1		160										Hydrogen cylinder sits on floor in storage
13	Dungeon		1			Controlled Environment Chamber					1	54	27	37																							120	1	?											water contain on shelf above 11x20x9
14	Dungeon		1			Varian Dissolution System, VK 7000. D.					1	64	28	41																							120	1	2											3 pieces, sits on table bench, bench dimensions
15	Dungeon		1			Mastersizer 3000 w vacuum					1	24	28	20		x																					24	1		200					X					Pump Below 4 pieces plus CPU , vacuum is 13x13x30 shares computer with Nick Ronson
16	Dungeon		1			Wrist Action Shaker					1	50	17	16																							115	1	3.6											
17					1	Sonicator (e.g. Branson ultrasonic bath CPX-952-118R) (x1 new)					1	13	13	11.5																							115	1	2											
18	Dungeon		1			SensIR 3200 Bathless Disintegration System, 2 Pos, 115V						13	18	29																							120	1	6											
19					2	Milli-Q Reference Water Purification System						16	18	28																x																				Plumb RO or RODI, whatever is available
20	Chemistry		1	1		Vacuum oven for samples					2																									yes	115	1	10											
21	Chemistry		1			Glassware oven (Brett's bench)					1																										115	1	9											
22				2		Toploading Balance (x2 new)					2	11	12	11																							12	1		6										
23				2		Analytical balances (x2 new)					2	12	20	12																							12	1	2.25											sits on granite block 20 x 13 x 2, balancer in enclosure
24				2		Powder enclosure						31	25	49																																				
						Chromatography																																												
25	Chemistry		1			GC-MS (Agilent 7890A + 7683B + 5975C)					1	35	26	35							x	x	x													yes						X			X					all three components, has CPU and pump, also attached unit C1888 19x25x22
						7890A																															120	1		2250										
						7683B																															120	1		700										
						5975C																															120	1		750										
26					1	NEW- GC-MS (like Agilent 7890A + 7683B + 5975C)					1	35	26	35							x	x	x													yes						X			x					Could share CPU with existing GC-MS
27	Chemistry		1			Adrian Belew Agilent 1290					1	16	18	40																															X					shares CPU with other HPLC Cobain. May need own cpu
						DEGRASSER																															120	1		30										
						BIN PUMP																															120	1		220										
						HIPALS																															120	1		300										
						TCC																															120	1		320										
						DAD																															120	1		160										
						PC																															120	1	4						X					
29	Dungeon		1			George Harrison Agilent 1100					1	16	18	47																															X					shares CPU with Waters. May need own cpu
						DEGRASSER																															120	1		30										
						BIN PUMP																															120	1		220										
						DAD																															120	1		160										
						COLCOMP																															120	1		320										
						ALS																															120	1		300										
						ALS THERM																															120	1		260										
						PC																															120	1	4						X					
30	Dungeon		1			Roger Waters Agilent 1200 + Thermo CAD					1	34	18	39					x																										X					Shares CPU with Harrison. May need own cpu
						DEGRASSER																															120	1		30										
						QUAT PUMP																															120	1		180										
						ALS																															120	1		300										

12/14/2017

Page 1 of 10

EXHIBIT 4-2, Page 2

Concert Pharmaceuticals
65 Hayden Ave, 3rd Floor
Lexington, MA

Equipment Utility Matrix - Final for Budget

December 13, 2017

						GENERAL DESCRIPTION	EQUIPMENT DETAILS		STATUS		PHYSICAL					PLUMBING / PIPING																	HVAC REQUIREMENTS				ELECTRICAL REQUIREMENTS													
Equipment ID #	Existing Location @ 99 Hayden	Existing to	Relocated from	New	Future	ROOM AND EQUIPMENT NAMES 65 HAYDEN	MODEL NUMBER	SERIAL NUMBER	SUPPLIED	INSTALLED	QUANTITY	Width	Depth	Height	Image #	COMPRESSED	VACUUM (VAC)	CARBON	NITROGEN (N2)	SPECIALITY	Zero air	Hydrogen	Helium	PROCESS	DOMESTIC	DOMESTIC HOT	PROTECTED	PROTECTED	TEMPERED	D.I. WATER	SANITARY	SPECIAL	TEMP REQMTS (Celcius)	HUMIDITY REQMT	CLEAN RM REQMTS	EXHAUST (CFM)	VOLTS	PHASE	AMPS	WATTS (kw)	STAND BY PWR	UPS	CLASS 1, DIV 2	ALARM POINT	DATA / WIFI	TELEPHONE	Internet or WiFii	SECURITY ACCESS	PROCESS MANUFACTURI	COMMENTS
						TCC																															120	1		320										
						DAD																															120	1		160										
						THERMO CAD																															120	1		250										
						INTERFACE																															120	1		25										
31	Chemistry		1			Rory Gallagher Agilent 1100					1	16	18	54																															X					shares CPU with Townsend. May need own cpu
						DEGRASSER																															120	1		30										
						BIN PUMP																															120	1		220										
						ALS																															120	1		300										
						TCC																															120	1		320										
						ALS THERM																															120	1		260										
						COLCOMP																															120	1		320										
						DAD																															120	1		160										
						PC																															120	1	4						X					
32	Chemistry		1			Janis Joplin Agilent 1200					1	16	18	41																															X					Shares CPU with Hendrix. May need own cpu
						DEGRASSER																															120	1		30										
						QUAT PUMP																															120	1		180										
						DAD																															120	1		160										
						TCC																															120	1		320										
						ALS																															120	1		300										
						FC/ALS THERM																															120	1		260										
						PC																															120	1	4			X			X					
33	Chemistry		1			Jimi Hendrix Agilent 1200					1	16	18	44																															X					Shares CPU with Joplin. May need own cpu.
						DEGRASSER																															120	1		30										
						QUAT PUMP																															120	1		180										
						DAD																															120	1		160										
						TCC																															120	1		320										
						ALS																															120	1		300										
						FC/ALS THERM																															120	1		260										
34	Dungeon		1			Agilent 1100 Series Mick Ronson					1	16	18	46																															X					Has own cpu.
						DEGRASSER																															120	1		30										
						BIN PUMP																															120	1		220										
						ALS																															120	1		300										
						TCC																															120	1		320										
						ALS THERM																															120	1		260										
						COLCOMP																															120	1		320										
						DAD																															120	1		160										
						PC																															120	1	4						X					
35					2	New HPLC (Agilent 1260 equivalent)					2	16	18	40																																				
36	Chemistry		1			GC-02 (Agilent 7890B + 7693 + 7697A)					1	40.5	22	37							x	x	x													yes									X					Will need own CPU until future GC. Two pieces connected by hose 7697A 20.5x26.5x31.5
						7890B																															120	1		2250										
						7693																															120	1		700										
						7697A																															120	1		750										
40	Chemistry		1			LC-QTOF (Agilent 1290 + Agilent 6230 QTOF)					1	72	28	52					x																	yes						X			X					Own CPU
																																					(2) 208	1		210										
																																					120	1		350										
																																					120	1		150										
																																					120	1		110										
						PC																															120	1	4			X			X					
						Misc. Supplies / Storage																																												
37	Chemistry		2		1	Glassware Cabinet					3	48	22	84																																				
38			1			Flammable solvent cabinet					1	43.5	19	67																																				
39				2		Corrosive cabinets					2																																							Under hoods as in existing facility. Can be relocated if acceptable.
						Formulation Room 1																																												
1	Kilo Lab		1			High-Shear Granulator (ProCept MiPro w ss cabinet)					1	43	26	80																							220	1	16											
2	Par room		1			Roller compactor (Vector TFC-Lab Micro)					1	24	14	23																						yes	120	1		250										
3	Dungeon		1			Comil (Quadro U5)					1	27	16	22																						yes	115	1		375										
4	Par room		1			Sieve Shaker (AS 200)					1	16	14	33																						yes	120	1	2											
5	Par room		1			Turbula Shaker/Mixer (WAB # T2F)					1	19	24	16																							120	1		1800										

12/14/2017

Page 2 of 10

EXHIBIT 4-2, Page 3

Concert Pharmaceuticals
65 Hayden Ave, 3rd Floor
Lexington, MA

Equipment Utility Matrix - Final for Budget

December 13, 2017

Equipment ID #	Existing Location @ 99 Hayden	Existing to	Relocated from	New	Future	GENERAL DESCRIPTION: ROOM AND EQUIPMENT NAMES 65 HAYDEN	EQUIPMENT DETAILS: MODEL NUMBER	SERIAL NUMBER	STATUS: SUPPLIED	INSTALLED	PHYSICAL: QUANTITY	Width	Depth	Height	Image #	PLUMBING / PIPING: COMPRESSED	VACUUM (VAC)	CARBON	NITROGEN (N2)	SPECIALITY	Zero air	Hydrogen	Helium	PROCESS	DOMESTIC	DOMESTIC HOT	PROTECTED	PROTECTED	TEMPERED	D.I. WATER	SANITARY	SPECIAL	HVAC REQUIREMENTS: TEMP REQMTS (Celcius)	HUMIDITY REQMT	CLEAN RM REQMTS	EXHAUST (CFM)	ELECTRICAL REQUIREMENTS: VOLTS	PHASE	AMPS	WATTS (kw)	STAND BY PWR	UPS	CLASS 1, DIV 2	ALARM POINT	DATA / WIFI	TELEPHONE	Internet or WiFi	SECURITY ACCESS	PROCESS MANUFACTURI	COMMENTS
6	Dungeon		1			Jet Mill (Glen Mills Jet-o-Mizer)					1	20	14	14					x																		120	1	5											
7	N/A			1		Powder Hood (HEPA filtered)					1	72	36	48																																				estimated dimensions
8	N/A			1		Top Loading Balance					1	11	12	11																																				inside powder hood
						Formulation Room 2																																												
1	Par room		1			Tablet Press (Riva Piccola 8-station)					1	25	28	69																						yes	220	1	0.34											will stay on rolling cart
2	Par room		1			Tablet Hardness Tester (Varian VK200)					1	11	10	6																							115	1	1.5											
3	Dungeon		1			Friabilator					1	14	16	19																							115	1		82										
4	Cage		1			Pan Coater (O'Hara LCBT)					1	28	24	63		x																					220	1	20											
5	Cage		1			Fette Tablet Deduster					1	18	36	48																							120	1	1											(230V coverted into 120V by manufacturer)
6	N/A			1		Analytical Balance					1	12	20	12																																				
7	Par Room		1			Movex, FF 50-115, AirVacuum					1	24	16	22																						yes	115	1		270										
						XRPD Lab																																												
1	Dungeon		1			Bruker FTIR Tensor 27 Spectrometer/Miracle ATR Unit						26	21	12					x																		24	1	3.75						X					Current shares CPU with microscope.
2	Dungeon		1			Bruker D2 Phaser XRD						29	23	24.5																							120	1	5											Needs designated Area for Xrays
3	Dungeon		1			AccuPyc II 1340 Auto Gas Pycnometer						11	14	8									x														120	1		30										requires Helium
4	Dungeon		1			GeoPyc 1360 Automatic Envelope density analyzer					1	22	16	12																							120	1		95										
	Chemistry		2			Mobile benches (HPLCs and GCs)						43.5	19	67																																				Makes sense to divide these benches between all the labs as needed
						PROCESS/MED CHEMISTRY LAB																																												
						Casework																																												
		1		8		Sink (Epoxy) w/ Eyewash																																												
1				16		Flammable Storage Cabinet below Casework					16	50																																						under each FH. Likely need new ones
2				16		corrosive storage cabinets						24																																						located under each hood.
						Fume Hoods																																												
3						Spot Exhaust																																												
4						8' Fume Hood					16					x	2x		2x																										X					2 vacuum and 2 nitrogen per hood. 1 compressed air OK.
5		1				6' Fume Hood					1					x	x		x																		120	1	16											
						Floor Mounted																																												
6	Chemistry			1	1	Gas tank - argon (x2 new)					2																																							Free-standing large argon tanks strapped at hoods for med chem use
7	Cage		1		1	Flammable-appropriate full-size fridge for reagent storage (x1 new)					2	32	31	71																											X									
8	Cage		1		2	Flammable-appropriate full-size freezer for reagent storage (x1 new; -20 OK, -70 not needed)					3	32	31	71																											X									
9	Chemistry		4			Lab Chiller for Reactions					4	15	21	33																							115	1	14.4											
10					1	Lab Glove Box/Dry Box					1	72	48	60			X		X																		115	1							X					Nitrogen
11	Chemistry		1	1		Dry Ice on castors					2	28	20	31																																				
12	Chemistry		1			Dry Ice on castors					1	24	22	27																																				
						~~Chiller water loop with 2 outlets per hood~~																																												
						Bench Top Equipment																																												
13	Chemistry		12		4	Chiller for condensers (x4 new; similar to whatever Pharm Dev currently uses)					16	11	18	23																							115	1	16											Each med chemist needs his/her own
14	Chemistry		2		2	ISCO Combiflash purification system (x2 new)					4	15	18	36																						Yes	120	1	2						X					Can go in a spare Med Chem hood for immediate year or two; later if group grows to 4 ppl we will need to put on benchtop in exhausted enclosures
15	Chemistry		2	1	1	Toploading Balance inside powder enclosure					4	11	12	11																							12	1		6										
16	Chemistry		3		1	Analytical balances inside powder enclosure					4	12	20	12																							12	1	2.25											sits on granite block 20 x 13 x 2, balancer in enclosure
17	Chemistry		2	0	2	Powder enclosures (takes 2 balances)					4	31	25	49																						1 Exhaust	120	1	0.58											
18	Chemistry		4	5	5	Heidolph Benchtop Rotovap (with dry ice traps)					14	27	20	33																						Yes	115	1		110										Each med chemist needs his/her own. Preserve option to provide vac from either house vac or KNF diaphragm pump.
																																					115	1		5										
																																					115	1		1800										
				10	4	Computer terminal for ELN, etc																															115	1							X					
19	Chemistry				1	lyophilizer (x1 new)					1	26	26	26																							115	1												
20	Chemistry				1	KNF Laboport diaphragm pump for lyophilizer (x1 new)					1	7	13	9																							115	1												Will sit beside lyophilizer unit on a benchtop.
21	Chemistry		16	0	0	KNF Laboport diaphragm pumps for rotavaps (x4 new)					16	7	13	9																							115	1		280										Each med chemist needs his/her own. Would probably sit next to rotovap.
22	Chemistry		4	0	0	KNF Laboport diaphragm pumps for hood manifolds					12	7	13	9																							115	1	5.6											Each med chemist needs his/her own; would probably be in pump cabinet beneath hood
23	Chemistry		1		2	benchtop drying ovens for glassware, syringes/needles (x2 new)					3	22	8	11																							120	1	10											inside cabinet
24	Chemistry		2	1	1	benchtop vacuum oven					4	20	25	32			x		x																	~~yes~~	120	1	10											Sending one to analytical lab
25	Chemistry		1		2	benchtop drying oven for samples					3	21	20	33			x		x																		120	1	10											sending one to analytical lab

12/14/2017

Page 3 of 10

EXHIBIT 4-2, Page 4

Concert Pharmaceuticals
65 Hayden Ave, 3rd Floor
Lexington, MA

Equipment Utility Matrix - Final for Budget

December 13, 2017

						GENERAL DESCRIPTION	EQUIPMENT DETAILS		STATUS		PHYSICAL					PLUMBING / PIPING																	HVAC REQUIREMENTS				ELECTRICAL REQUIREMENTS													
Equipment ID #	Existing Location @ 99 Hayden	Existing to	Relocated from	New	Future	ROOM AND EQUIPMENT NAMES 65 HAYDEN	MODEL NUMBER	SERIAL NUMBER	SUPPLIED	INSTALLED	QUANTITY	Width	Depth	Height	Image #	COMPRESSED	VACUUM (VAC)	CARBON	NITROGEN (N2)	SPECIALITY	Zero air	Hydrogen	Helium	PROCESS	DOMESTIC	DOMESTIC HOT	PROTECTED	PROTECTED	TEMPERED	D.I. WATER	SANITARY	SPECIAL	TEMP REQMT'S (Celcius)	HUMIDITY REQMT	CLEAN RM REQMTS	EXHAUST (CFM)	VOLTS	PHASE	AMPS	WATTS (kw)	STAND BY PWR	UPS	CLASS 1, DIV 2	ALARM POINT	DATA / WIFI	TELEPHONE	Internet or WiFii	SECURITY ACCESS	PROCESS MANUFACTURI	COMMENTS
26					1	microwave reactor (e.g. Biotage Initiator+Robot8, part# 356001) (x1 new)					1	23	26	20		X																						120	1							X					Ideally will live in a Med Chem hood for immediate year or two; later if group grows to 4 ppl we will need to put on benchtop in exhausted enclosure
27	Chemistry		3	1	1	Bel-Art Dry-Keeper dessicator storage cabinet for glassware, syringes/needles (x2 new)					5	24	15	14																								120	1	10											existing model is sanpia
28	Chemistry		2		2	Bel-Art Dry-Keeper dessicator storage cabinet for chemicals (x2 new)					4	13	16.5	20.5																								120	1	10											existing model is secador
29	Chemistry		1		2	Sonicator (e.g. Branson ultrasonic bath CPX-952-118R) (x2 new)					3	13	13	11.5																								115	1	2											
30	Chemistry		3		4	EasyMax Synthesis Workstation (x1 new)					3																											115	1		1000										located in fume hood.
31	Chemistry		1			ReactIR					1	7	9	10																								115	1	6											
32	Chemistry			2		Milli-Q Reference Water Purification System						16	18	28																																					Plumb from DI water/ wall mounted? TBD
33	chemistry		1			Flow chemistry - Asia						16	18	24																								115	1	2											located in fume hood.
						Chromatography																																												
34					1	New Agilent LC/MS (Single Quad w/ ELSD)					1	43	31	32					x																						X			X					ELSD needed. Could theoretically share CPU with existing LC/MS
35	Chemistry		1			Eric Clapton Agilent LC-MS Single Quad + ELSD					1	43	31	32					x																	yes	208					X			X					requires CPU and waste storage under counter
						DEGRASSER																															120	1		30										
						BIN PUMP																															120	1		220										
						HIP ALS																															120	1		300										
						TCC																															120	1		320										
						DAD																															120	1		160										
						PC																															120	1	4						X					
36	Chemistry		1			Kurt Cobain Agilent 1200					1	23	18	36																															X					requires CPU and waste storage under counter
						DEGRASSER																															120	1		30										
						BIN PUMP																															120	1		220										
						ALS																															120	1		300										
						TCC																															120	1		320										
						DAD																															120	1		160										
						PC																															120	1	4						X					
37	Chemistry		1			Carlos Santana Agilent 1100					1	16	18	46																															X					requires CPU and waste storage under counter
						DEGRASSER																															120	1		30										
						QUAT PUMP																															120	1		180										
						COLCOMP																															120	1		320										
						ALS																															120	1		300										
						ALS THERM																															120	1		260										
						PC																															120	1	4						X					
38	Chemistry		1			Joe Strummer Agilent 1100					1	16	18	46																															X					requires CPU and waste storage under counter
						DEGRASSER																															120	1		30										
						QUAT PUMP																															120	1		180										
						DAD																															120	1		160										
						COLCOMP																															120	1		320										
						ALS																															120	1		300										
						ALS THERM																															120	1		260										
						PC																															120	1	4						X					
39	Chemistry		1			Pete Townsend Agilent 1200					1	16	18	39																															X					requires CPU and waste storage under counter
						DEGRASSER																															120	1		30										
						QUAT PUMP																															120	1		180										
						ALS																															120	1		300										
						TCC																															120	1		320										
						DAD																															120	1		160										
40	Chemistry		1			Jimmy Page Agilent 1200					1	16	18	41																																				requires CPU and waste storage under counter
						DEGRASSER																															120	1		30										
						QUAT PUMP																															120	1		180										
						ALS																															120	1		300										
						TCC																															120	1		320										
						DAD																															120	1		160										
						PC																															120	1	4						X					
41	Chemistry		1			David Gilmour Agilent 1200					1	16	18	41																																				requires CPU and waste storage under counter
						DEGRASSER																															120	1		30										
						QUAT PUMP																															120	1		180										
						ALS																															120	1		300										
						DAD																															120	1		160										

12/14/2017

Page 4 of 10

EXHIBIT 4-2, Page 5

Concert Pharmaceuticals
65 Hayden Ave, 3rd Floor
Lexington, MA

Equipment Utility Matrix - Final for Budget

December 13, 2017

						GENERAL DESCRIPTION	EQUIPMENT DETAILS		STATUS		PHYSICAL					PLUMBING / PIPING																	HVAC REQUIREMENTS				ELECTRICAL REQUIREMENTS													
Equipment ID #	Existing Location @ 99 Hayden	Existing to	Relocated from	New	Future	ROOM AND EQUIPMENT NAMES 65 HAYDEN	MODEL NUMBER	SERIAL NUMBER	SUPPLIED	INSTALLED	QUANTITY	Width	Depth	Height	Image #	COMPRESSED	VACUUM (VAC)	CARBON	NITROGEN (N2)	SPECIALITY	Zero air	Hydrogen	Helium	PROCESS	DOMESTIC	DOMESTIC HOT	PROTECTED	PROTECTED	TEMPERED	D.I. WATER	SANITARY	SPECIAL	TEMP REQM'TS (Celcius)	HUMIDITY REQMT	CLEAN RM REQMTS	EXHAUST (CFM)	VOLTS	PHASE	AMPS	WATTS (kw)	STAND BY PWR	UPS	CLASS 1, DIV 2	ALARM POINT	DATA / WIFI	TELEPHONE	Internet or WiFi	SECURITY ACCESS	PROCESS MANUFACTURI	COMMENTS
						PC																															120	1	4						X					
42	Chemistry		1			John Bonham Agilent 1200					1	16	18	33																																				requires CPU and waste storage under counter
						DEGRASSER																															120	1		30										
						BIN PUMP SL																															120	1		220										
						HIP ALS-SL																															120	1		300										
						TCC																															120	1		320										
						DAD SL																															120	1		160										
						PC																															120	1	4						X					
43	Chemistry		1			GC-01 (Agilent 7890B + 7693)					1	40.5	22	37							x	x	x													yes	208	1	?						x					requires CPU and waste storage under counter
																																					120	1	?											
																																					120	1	?											
44					1	New GC (Agilent 7890B + 7693)					1	40.5	22	37							x	x	x													yes									x					Could share CPU with existing GC
48	Chemistry		1			Prep HPLC Agilent 1200					1	30	18	36																															x					requires CPU, has vacuum pump under table 12x31x28
						DEGRASSER																															120	1		30										
						BIN PUMP																															120	1		220										
						ALS																															120	1		300										
						ALS THERM																															120	1		260										
						COLCOMP																															120	1		320										
						DAD																															120	1		160										
						RID																															120	1		160										
						PC																															120	1	4						X					
45	Dungeon		1			Microscope, Olympus CX31					1	11	12	20																							115	1		102					X					Currently sharing with FTIR, but will need own CPU
						Misc. Supplies / Storage																																												
46	Various		2			Flammable Cabinets					2	43.5	19	67																																				Reagent storage
47				3	2	Glass front Cabinet for chemical storage					5	48	22	84																						yes														
						KILO LAB																																												***Some equipment can interchange between storage***
						Casework																					x	x		x		x																		
						Sink (Epoxy) w/ Eyewash																																												
						Fume Hoods																																												
						Spot Exhaust																																												
1						10' Walk - In Fume Hood					2					X	X		X																										X					
						Floor Mounted (Equipment Zone)																																												
2	Cage		1			Spray Dryer w Inert Loop (Buchi B290 & 295)					1	26	26	73					x																		208	1		2900										two pieces, each needs 220V. Can live in equipment storage room
																																					208	1		1400										
3	Cage		1			Huber large chillers, 50 L (x1)					1	17	17	26																							208	1	18.5			X								on a rolling cart
4	Kilo Lab		1			50L Jacketed Pilot Plant React					1	48	30	84																							220		?											In Fume Hood
5	Kilo Lab		2			20L reactors (2)					2	31	30	78																							115	1		2000										In Fume Hood, there are 2 same dim each. Can live in equipment storage room
6	Kilo Lab		1			10L reactors					1	24	21	76																							115	1		2000										In Fume Hood, none. Can live in equipment storage room
7	Kilo Lab		1			5L reactor					1	24	21	58																							115	1		2000										In Fume Hood, none. Can live in equipment storage room
8	Kilo Lab		1			20L rotovap chiller (Heidolph)						29	29	39																							208	1		3500										
9	Kilo Lab		1			20L rotovap (Heidolph)						40	29	88			X																				230	1		4600										Equipment made up of 2 pieces: 40x29x88 and 29x29x39
10	Kilo Lab		1			Vacuum Pump for Heidloph Rotovap																															120	1	4											
11	Kilo		3			Lab Chiller for Reactions					3	15	21	33																							208	1	18.5											
			1			**Bench Top Equipment**																																												
12	Kilo Lab		2			(2) VWR OVEN VAC w/shelf for Kil (2)					2	24	24	27			X		X																		120	1		1700										both ovens are connected to 1 pump
13	Kilo Lab		1			Pump for VWR Oven Vacs					1	16	18	20																							120	1	10											
14	Kilo Lab		1			Toploading Balance x 1 (kilo lab)					1	11	12	11																							115	1		5										In enclosure
15	Cage		1			Neutsch Filter (10L)						21.5	26	63																																				Currently in storage.
16	Cage		1			20 L Flask																																												Currently in storage.
17	Cage		1			20 L Filter stainless steel																																												Currently in storage.
18	Kilo Lab		2			Distillation Cart x 2 (Chemglass)					2																																							
						Misc. Supplies / Storage																																												
				1		Storage Cabinet																																												
						Equipment Room																																												
6				1		Ice Maker					1																																							
1	Storage		1			Lab Chiller (Julabo)					1	24	30	46																							230	1	13											Too big to keep in Kilo Lab when not in use
2	Storage		1			Buchi Pressflow Gas Controller, 6010. (1)					1	10	21	22																							230	1	13											3 pieces, 1st piece
3	Storage		1			Buchi Pressflow Gas Controller, 6010. (2)					1	12	10	7																																				3 pieces, 2 together second dimension

12/14/2017

Page 5 of 10

EXHIBIT 4-2, Page 6

Concert Pharmaceuticals
65 Hayden Ave, 3rd Floor
Lexington, MA

Equipment Utility Matrix - Final for Budget

December 13, 2017

						GENERAL DESCRIPTION	EQUIPMENT DETAILS		STATUS		PHYSICAL					PLUMBING / PIPING																	HVAC REQUIREMENTS				ELECTRICAL REQUIREMENTS													
Equipment ID #	Existing Location @ 99 Hayden	Existing to	Relocated from	New	Future	ROOM AND EQUIPMENT NAMES 65 HAYDEN	MODEL NUMBER	SERIAL NUMBER	SUPPLIED	INSTALLED	QUANTITY	Width	Depth	Height	Image #	COMPRESSED	VACUUM (VAC)	CARBON	NITROGEN (N2)	SPECIALITY	Zero air	Hydrogen	Helium	PROCESS	DOMESTIC	DOMESTIC HOT	PROTECTED	PROTECTED	TEMPERED	D.I. WATER	SANITARY	SPECIAL	TEMP REQMTS (Celcius)	HUMIDITY REQMT	CLEAN RM REQMTS	EXHAUST (CFM)	VOLTS	PHASE	AMPS	WATTS (kw)	STAND BY PWR	UPS	CLASS 1, DIV 2	ALARM POINT	DATA / WIFI	TELEPHONE	Internet or WiFii	SECURITY ACCESS	PROCESS MANUFACTURI	COMMENTS
4	Storage		1			Buchi hydrogenator					1	26	17	44																																				requires a chiller. Could be used with Julabo
5	Cage		2			Lab Chiller for Reactions					2	15	21	33																																				Not sure if these still work
Analyt 4					2	ES2000 CDM stability chambers (New)					2	41	35	92																X							220	1	30			x								representative model
						Sample storage (Pharm Dev)																																													
				1		Powder Enclosure																																													
	Cage		1			Analytical Balance																																													
						CHEMICAL WASTE STORAGE																																													
						Fume Hoods									x	x		x																																	
2						8 ft Walk-In Fume Hood																																													
						Misc. Supplies / Storage																																													
1	Cage		3	1		Flammable Cabinets					4	43.5	19	67																																				
						Solvent storage																																													
						Misc. Supplies / Storage																																													
1	Various		6			Flammable Cabinets					6	43.5	19	67																																				
						BIOANALYTICAL LAB																																													
						Casework																					x	x		x		x																			
						Sink (Epoxy) w/ Eyewash																																													
						Benches																																													
						Fume Hoods																																													
1		1				6' Fume Hood					1					x	x		x																															Relocated from 65 Hayden ACF
						Floor Mounted (Equipment Zone)																																													
2	Lab		1			Explosion Proof Under the counter refrigerator					1	23.5	28.5	33.5																							115	1	1.5		X									
3	Lab		1			Under the counter refrigerator					1	24	24.5	34.5																							115	1	1.5		X									
4	Lab		1			Explosion Proof Freezer (-20)					1	32	29	71																							115	1	5		X									This Freezer was originally slated for freezer room
						Bench Top Equipment					1																																							
6	Bioanalytical Lab			1		Sciex API6500/ HTC PAL/ Agilent 1200 -3 modules BUCK BOOST					1	72	30	35.5					x		X																208	1		42		X			X					Equipment made up of 2 tables: 72x30x35.5 and 56.5x28x64
																																					208	1	12											
																																					120	1		30										
																																					120	1		30										
																																								220										
																																								220										
																																							4.5											
																																							4.5											
																																					120	1	4											
																																					120	1	4			X			X					
7	Bioanalytical Lab		1			~~Sciex API6500/ HTC PAL/ Agilent 1200 -3 modules modules?~~						56.5	28	64					x		X																208	1		42		X			X					Equipment made up of 2 tables: 72x30x35.5 and 56.5x28x64
																																					208	1	12											
																																					120	1		30										
																																					120	1		30										
																																								220										
																																								220										
																																							4.5											
																																							4.5											
																																					120	1	4											
																																					120	1	4			X			X					
8	Bioanalytical Lab		1			AB Sciex Qtrap 5500/ Shimadzu UFLC-XR/ Agilent- 5 modules					1	72	30	60					x		X															yes	208	1	1			X			X					zero air: Equipment made up of 2 tables (72x30x60 and 72x30x72) and 1 flr mounted unit that consist of 2 pieces (40x32x53)
																																					208	1	12											
																																					120	1		30										
																																					120	1		220										
																																							6.3											
																																								400										
																																								600										
																																								160										

12/14/2017

Page 6 of 10

EXHIBIT 4-2, Page 7

Concert Pharmaceuticals
65 Hayden Ave, 3rd Floor
Lexington, MA

Equipment Utility Matrix - Final for Budget

December 13, 2017

						GENERAL DESCRIPTION	EQUIPMENT DETAILS		STATUS		PHYSICAL					PLUMBING / PIPING																	HVAC REQUIREMENTS				ELECTRICAL REQUIREMENTS													
Equipment ID #	Existing Location @ 99 Hayden	Existing to	Relocated from	New	Future	ROOM AND EQUIPMENT NAMES 65 HAYDEN	MODEL NUMBER	SERIAL NUMBER	SUPPLIED	INSTALLED	QUANTITY	Width	Depth	Height	Image #	COMPRESSED	VACUUM (VAC)	CARBON	NITROGEN (N2)	SPECIALITY	Zero air	Hydrogen	Helium	PROCESS	DOMESTIC	DOMESTIC HOT	PROTECTED	PROTECTED	TEMPERED	D.I. WATER	SANITARY	SPECIAL	TEMP REQM'TS (Celcius)	HUMIDITY REQMT	CLEAN RM REQMTS	EXHAUST (CFM)	VOLTS	PHASE	AMPS	WATTS (kw)	STAND BY PWR	UPS	CLASS 1, DIV 2	ALARM POINT	DATA / WIFI	TELEPHONE	Internet or WiFi	SECURITY ACCESS	PROCESS MANUFACTURI	COMMENTS
																																								200										
						PC																															120	1	4			X			X					
~~9~~	~~Bioanalytical Lab~~		~~1~~			~~AB Sciex Qtrap 5500/ Shimadzu UFLC-XR/ Agilent- 5 modules~~						72	32	72					x			X														yes	208	1	1			X			X					zero air: Equipment made up of 2 tables (72x30x60 and 72x30x72) and 1 flr mounted unit that consist of 2 pieces (40x32x53)
																																					208	1	12											
																																					120	1		30										
																																					120	1		220										
																																							6.3											
																																								400										
																																								600										
																																								160										
																																								200										
						PC																															120	1	4			X			X					
~~10~~	~~Bioanalytical Lab~~		~~1~~			~~AB Sciex Qtrap 5500/ Shimadzu UFLC-XR/ Agilent floor-mounted piece (2 units)~~						40	32	53					x			X														yes	208	1	1			X			X					zero air: Equipment made up of 2 tables (72x30x60 and 72x30x72) and 1 flr mounted unit that consist of 2 pieces (40x32x53)
																																					208	1	12											
																																					120	1		30										
																																					120	1		220										
																																							6.3											
																																								400										
																																								600										
																																								160										
																																								200										
						PC																															120	1	4			X			X					
11					2	Sciex API6500/ HTC PAL/ Agilent 1200 -3 modules					2	180?	42	72					x		X															yes	208					X								zero air, 30 AMP, 230 Volts Maybe needed
12					1	Q Exactive (high mass res)					1	180?	42	72					x		X	X														yes	208					X								zero air, 30 AMP, 230 Volts Maybe needed
13				1		Balance with HEPA enclosure (NEW) existing balance inenclosure					1	50.25	29.5	60																						yes														
14	Bioanalytical Lab		1			Olis DW2000 Conversion Digital Spectrophotometer					1	48	22	12																							120	1		1000										
						UNIT																															120	1	5											
						PC																															120	1	4											
15	Lab		1			Centrifuge					1	30	27	16																							120	1	12											
16	Lab			1		Biotage Turbo vap 96					1	18	24						X																		120	1	6											Located in fume hood
17	Lab		1			Sonicator					1	17	16	15																							120	1	?	700										Assumed 700W
18	Lab		1			96 Well dryer					1																										120	1	5											
						Misc. Supplies / Storage																																												
						Movable benches																																												
						COMPOUND ROOM																																												
						Casework																																												
						Sink (Epoxy) w/ Eyewash																					x	x		x		x																		
1	DMPK		x			Flammable Storage Cabinet						43.50	19	67																																				
						3ft of bench for sample management																																												
						Floor Mounted (Equipment Zone)																																												
2	DMPK		x			Thermo Scientific Pharmacy Fridge-double					1	56.5	35	78																							120	1	10.2		X			X						
3	DMPK		x			Thermo Pharmacy Refrigerator-single					1	28	35	78.5																							120	1	9.4		X			X						
4				x		New-Thermo Pharmacy refrigerator #2 double					1	56.5	35	78																											X			X						
5					x	New-Thermo Pharmacy refrigerator #3 double					1	56.5	35	78																											X			X						
						Bench Top Equipment																																												
6	DMPK			x		Analytical Balance with HEPA enclosur bal table					1	36	36	70																																				
				x		Computer Station next to 3ft of open bench																																												
						Misc. Supplies / Storage																																												
						DMPK/PHARMACOLOGY LAB																																												
						Casework																																												
						Sink (Epoxy) w/ Eyewash																					x	x		x		x																		
1	DMPK		1			Flammable Storage Cabinet						35	23	35																																				
	DMPK		1			Lab Gasses nitrogen in hood																																												
						Fume Hoods																																												
						Spot Exhaust																																												
2		1				remain)					1																																							

12/14/2017

Page 7 of 10

EXHIBIT 4-2, Page 8

Concert Pharmaceuticals
65 Hayden Ave, 3rd Floor
Lexington, MA

Equipment Utility Matrix - Final for Budget

December 13, 2017

						GENERAL DESCRIPTION	EQUIPMENT DETAILS		STATUS		PHYSICAL					PLUMBING / PIPING																	HVAC REQUIREMENTS				ELECTRICAL REQUIREMENTS													
Equipment ID #	Existing Location @ 99 Hayden	Existing to	Relocated from	New	Future	ROOM AND EQUIPMENT NAMES 65 HAYDEN	MODEL NUMBER	SERIAL NUMBER	SUPPLIED	INSTALLED	QUANTITY	Width	Depth	Height	Image #	COMPRESSED	VACUUM (VAC)	CARBON	NITROGEN (N2)	SPECIALITY	Zero air	Hydrogen	Helium	PROCESS	DOMESTIC	DOMESTIC HOT	PROTECTED	PROTECTED	TEMPERED	D.I. WATER	SANITARY	SPECIAL	TEMP REQM'TS (Celcius)	HUMIDITY REQMT	CLEAN RM REQMTS	EXHAUST (CFM)	VOLTS	PHASE	AMPS	WATTS (kw)	STAND BY PWR	UPS	CLASS 1, DIV 2	ALARM POINT	DATA / WIFI	TELEPHONE	Internet or WiFii	SECURITY ACCESS	PROCESS MANUFACTURI	COMMENTS
3				1		MilliQ																																												wall mounted
						Floor Mounted (Equipment Zone)																																												
4	DMPK		1			Refrigerator, under-counter (4 °C) #7 sticker					1	24	24	34																							115	1	3.3		X									
5	DMPK		1			Refrigerator, under-counter (4 °C) #9 sticker					1	23.5	25	33.5																							115	1	5		X									
6	DMPK		1			Refrigerator, under-counter (4 °C) RC Sticker					1	21.5	24	34																							115	1	3.3		X									
7	Culture		1			Refrigerator, under-counter (4 °C)					1	24	24	34																							115	1	3.3		X									
8	DMPK		1			Undercounter freezer (-20 °C) no # label					1	21.5	24	33																							115	1	1	115	X									
9	DMPK		1			Undercounter freezer (-20 °C) No # label					1	21.5	24	34																							115	1	1.1	127	X									
10	DMPK		1			Undercounter freezer (-20 °C) A sticker					1	21.5	24	33.5																							115	1	1	115	X									
11	DMPK				1	Undercounter freezer (-20 °C)					1	21.5	24	33.5																							115	1	1		X									
12				1		Tecan Automation System					1	76	42	75		X		X																																with automation table equipment sits on top of table
13				1		Double wide pharma or deli thermo Refrigerator					1	54	30	78.5																							120		10.2	1224										Note: We want to purchase this new to get one with interior outlets.
						Bench Top Equipment																																												
14	DMPK		1			Balance HEPA Enclosure w marble table					1	31.5	24.5	38.5																							12	1		6										on granite slab slab dims 35x24x31.5
15	DMPK		1			Balance-toploader ~~Enclosure 77 W marble will be inside enclosure~~					1	32.25	24.75	34																							115	1		50										~~sits inside hepa enclosure~~ This does not require an enclosure
16	DMPK		1			Waterbath	30	78.5			1	36.5	14	12																							115	1	12.9											sits on table and has cover that can be removed fits bottles
17	DMPK		1			VWR Incubator					1	30.5	30.5	33.25																							120	1	5.2											sits on table
18	DMPK		1			VIAFLO Pipetting Platform					1	15	14	17																							115	1		75										sits on table
19	DMPK		1			Mantis Liquid Handling System					1	14	11	8																							115	1		100										sits on table
20	DMPK		1			Softmax Pro plate reader					1	23	16	9																							115	1	3.1											sits on table .
21	DMPK		1			Desicator					1	13	16	24.5																							115	1		35										
22	DMPK		1			pH Meter					1	16	16	19																							115	1	?											sits on table
23	DMPK		1			DMPK Lab Centrifuge needs to be on end cap of bench					1	30	27.5	16																							115	1	12											sits on table, has lid that opens
24	DMPK		1			Biotek ELX-405RS microplate wash					1	30	20	16																							120	1	8											plus 10x10x8 pump
						PUMP																															120	1	5											
						Misc. Supplies / Storage																																												
						Freezer Room																																												
						Floor Mounted (Equipment Zone)																																												
1	Cage/Freezer Rm		1			Thermo-Fisher Freezers -80 (Numbers 1 thru 7)					7	45	39	78																							208	1	9		X		X							largest dimension for -80
2						~~New Freezers -80 (Numbers 7 & 8)~~					2	45	39	78																											X		X							
3	shipping/receiving		1			VWR Cryotank requires a nitrogen tank 28x28x55 next to it					1	28	28	48																											X		X							
4	glassware		1			MRE Cryotank requires a nitrogen tank 28x28x55 next to it					1	32	34	55																											X		X							
5pl	~~Lab~~		1			~~Explosion Proof Freezer (-20)~~					1	32	29	71																											X									Freezer has a motor on top, dim to top of motor 75.5
						BL-2 Sample Prep Lab																																												
						Casework																																												
						Floor Mounted (Equipment Zone)																																												
1	e		1			4ft BioSafety Cabinet					1	53.5	30	88																																				
						TISSUE CULTURE ROOM																																												
						Casework																																												
						Sink (Epoxy) w/ Eyewash																					x	x		x		x																		
1			1			Mobile table						48	25	36																																				One of these can be in lieu of built in bench
2			1			Mobile table						72	36	35.5																																				One of these can be in lieu of built in bench
						Floor Mounted (Equipment Zone)																																												
3	Tissue Culture		1	1		6' BioSafety Cabinet (this is from TC Lab in old space)					2	78	30	88			x																				120	1	16											Move existing and purchase new one
4	Culture		1			Thermo CO2 Incubator-stacked					1	26.5	31	33.75				x																			120	1	5.2		X				X					
5	Culture		1			Thermo CO2 Incubator on platform with castors					1	26.5	31	41.25				x																			120	1	5.2		X				X					
6					2	New-Thermo CO2 Incubator					1	26.5	31	41.25				x																																This will be purchased for new space and stacked

12/14/2017

Page 8 of 10

EXHIBIT 4-2, Page 9

Concert Pharmaceuticals
65 Hayden Ave, 3rd Floor
Lexington, MA

Equipment Utility Matrix - Final for Budget

December 13, 2017

						GENERAL DESCRIPTION	EQUIPMENT DETAILS		STATUS		PHYSICAL					PLUMBING / PIPING																	HVAC REQUIREMENTS				ELECTRICAL REQUIREMENTS													
Equipment ID #	Existing Location @ 99 Hayden	Existing to	Relocated from	New	Future	ROOM AND EQUIPMENT NAMES 65 HAYDEN	MODEL NUMBER	SERIAL NUMBER	SUPPLIED	INSTALLED	QUANTITY	Width	Depth	Height	Image #	COMPRESSED	VACUUM (VAC)	CARBON	NITROGEN (N2)	SPECIALITY	Zero air	Hydrogen	Helium	PROCESS	DOMESTIC	DOMESTIC HOT	PROTECTED	PROTECTED	TEMPERED	D.I. WATER	SANITARY	SPECIAL	TEMP REQMTS (Celcius)	HUMIDITY REQMT	CLEAN RM REQMTS	EXHAUST (CFM)	VOLTS	PHASE	AMPS	WATTS (kw)	STAND BY PWR	UPS	CLASS 1, DIV 2	ALARM POINT	DATA / WIFI	TELEPHONE	Internet or WiFi	SECURITY ACCESS	PROCESS MANUFACTURI	COMMENTS
7				1		Refrigerator ~~undermount size~~ This will be a full size refrigerator					1	24	25.5	71																																				This will be purchased for new space
						Bench Top Equipment																																												
8	Culture		1			Microscope					1	10	18	20																							115	1	?											
9	Tissue Culture		1			Microscope cell counter					1	6	8	14																							115	1	2.25											Requires space for the computer (laptop) that comes with cell counter
10	Culture		1			Water Bath					1	25	15	15																							115	1	8											
11	Culture		1			Centrifuge					1	24.5	25	38																							115	1	12											
12	Culture		1			VWR Incubator					1	22	22	27																							115	1	6.3											
13				1		Computer station					1																										120	1	4											this anticipates moving to ELN
						Misc. Supplies / Storage																																												
						NMR SUITE																																												
						Floor Mounted (Equipment Zone)																																												
1	NMR		x			Bruker Advance III 400 NMR						72	72	144																							208	1	10						x					
2	NMR		x			RF Cabinet						86	30	29																																				
						Bench Top Equipment										X																																		
3						computer station						86	30	29																							120	1	4											
						GLASSWASH																																												
						Casework																																												
						Sink (Epoxy) w/ Eyewash																					x	x				x																		
						Lab Gasses																																												
						Floor Mounted (Equipment Zone)																																												
1	Glasswash		x			Glasswasher there are 2 both diff sizes						32	28	35													x	x		x		fd					208	1	60 DIS											there are 2 glasswashers: 32x28x35 and 24x25x34
2			x			Glasswasher there are 2 both diff sizes						24	25	34													x	x		x		fd					208	3	20											
3	Glasswash		x			Icemaker					1	24	27	39													x	x		x		fd					115	1	9.8											
4	Shipping		x			CO2 Manifold						12	8	15																							N/A													wall mounted
5	Chemistry		x			Helium Manifold						15	11	15																							N/A													wall mounted
						Bench Top Equipment																																												
6					x	Autoclave						28	33	21																																				
						Misc. Supplies / Storage																																												
						PHARMA EQUIPMENT ROOM																																												
						Casework																																												
						Bench						91	30	36.25																																				
						Table						72	30	35.5																																				
						Floor Mounted (Equipment Zone)																																												
						Bench Top Equipment																																												
1	DMPK		x			BectonDickinson FACSCalibur Flow Cytometer						36	24.5	27.5																							120	1	15						x					sits on bench not table
2	DMPK		x			LiCor Odyssey Infra-red imaging						22	23	15																							120	1	8						x					sits on table not bench
3	DMPK		x			PerkinElmer Enspire 2300, Multi Mode Reader						20	25	32																							120	1		300					x					
4	DMPK		x			Biorad QPCR						13.5	20	15																							120	1	?						x					located outside of pharma equip room on separate table
5	DMPK		x			Aushon multiplex ELISA plate readed						11	24	12																							120	1		75										
6					x	NEW MSD ELISA Plate reader					1	27	31	30																																				could relocate to DMPK/Pharmacol if space needed
7	Culture		1			QiaCube					1	36	24	50																							115	1		650										could relocate to DMPK/Pharmacol if space needed
						Utilities																																												
						Zero Air Compressor																																												
						High Density Shelving																																												
1	Cage Storage					Floor System		location TBD				200.5	125																																					
2	Cage Storage					Shelf 1		location TBD				204	38	101.5																																				
3	Cage Storage					Shelf 2		location TBD				204	44	101.5																																				
						TBD																																												
4				x		Icemaker		location TBD			1	24	28	39																																				

12/14/2017

Page 9 of 10

EXHIBIT 4-2, Page 10

Concert Pharmaceuticals
65 Hayden Ave, 3rd Floor
Lexington, MA

Equipment Utility Matrix - Final for Budget

December 13, 2017

Equipment ID #	Existing Location @ 99 Hayden	Existing to	Relocated from	New	Future	GENERAL DESCRIPTION: ROOM AND EQUIPMENT NAMES 65 HAYDEN	EQUIPMENT DETAILS: MODEL NUMBER	EQUIPMENT DETAILS: SERIAL NUMBER	STATUS: SUPPLIED	STATUS: INSTALLED	PHYSICAL: QUANTITY	PHYSICAL: Width	PHYSICAL: Depth	PHYSICAL: Height	PHYSICAL: Image #
						Server Room									
	Server Room		X			dell server (PowerEdge R430)									
	Server Room		X			dell server (PowerEdge R430)									
	Server Room		X			hp server (DL380 G8)									
	Server Room		X			hp server (DL380 G8)									
	Server Room		X			Switch									
				X		hp server (Gen10)									
				X		hp server (Gen10)									
	Server Room		X			Barracuda Email 300									
	Server Room		X			Pure Storage //m10									
	Server Room		X			Netapp 2240									
	Server Room		X			zyxel XS3700-24									
	Server Room		X			zyxel XS3700-24									
						MDF									
			X			switch									
			X			core switch									
			X			Passive PoE Injector									
			X			PoE Injector									
			X			PoE Switch									
			X			PoE Switch									
			X			Fortigate 200D									
			X			Peplink Balance 580									
			X			arctic wolf appliance									
			X			data domain DD2200 (7 HDD)									
			X			Multitech FaxFinder FF240									
						IDF									
			X			switch	100W	UPS							
			X			Passive PoE Injector	60W	UPS							
			X			PoE Injector	100W	UPS							
			X			PoE Switch	180W	UPS							
						Kitchen									
	Kitchen		X			Beverage Fridge									
	Kitchen		X			General fridge/ freezer									
	kitchen		X			General fridge/ freezer									
	Kitchen		X			Concert-provided food fridge/freezer									
				X		Vending Machine									

PLUMBING / PIPING: COMPRESSED	VACUUM (VAC)	CARBON	NITROGEN (N2)	SPECIALITY	Zero air	Hydrogen	Helium	PROCESS	DOMESTIC	DOMESTIC HOT	PROTECTED	PROTECTED	TEMPERED	D.I. WATER	SANITARY	SPECIAL	HVAC REQUIREMENTS: TEMP REQMT'S (Celcius)	HUMIDITY REQMT	CLEAN RM REQMTS	EXHAUST (CFM)

ROOM AND EQUIPMENT NAMES 65 HAYDEN	ELECTRICAL REQUIREMENTS: VOLTS	PHASE	AMPS	WATTS (kw)	STAND BY PWR	UPS	CLASS 1, DIV 2	ALARM POINT	DATA / WIFI	TELEPHONE	Internet or WiFi	SECURITY ACCESS	PROCESS MANUFACTURI	COMMENTS
Server Room														
dell server (PowerEdge R430)	120	1		600		X								
dell server (PowerEdge R430)	120	1		600		X								
hp server (DL380 G8)	120	1		600		X								
hp server (DL380 G8)	120	1		600		X								
Switch	120	1		100		X								
hp server (Gen10)	120	1		1600		X								
hp server (Gen10)	120	1		1600		X								
Barracuda Email 300	120	1	1.2A AC			X								
Pure Storage //m10	120	1		625		X								
Netapp 2240	120	1		400		X								
zyxel XS3700-24	120	1		161 (max		X								
zyxel XS3700-24	120	1		161 (max		X								
MDF														
switch				100		X								
core switch				400		X								
Passive PoE Injector				60		X								
PoE Injector				100		X								
PoE Switch				180		X								
PoE Switch				180		X								
Fortigate 200D				max		X								
Peplink Balance 580				max		X								
arctic wolf appliance				400		X								
data domain DD2200 (7 HDD)		406V A/AC		394		X								
Multitech FaxFinder FF240				13.05 max		X								
IDF														
switch				100		X								
Passive PoE Injector				60		X								
PoE Injector				100		X								
PoE Switch				180		X								
Kitchen														
Beverage Fridge														
General fridge/ freezer														
General fridge/ freezer														
Concert-provided food fridge/freezer														
Vending Machine														

12/14/2017

Page 10 of 10

EXHIBIT 4-2, Page 11

EXHIBIT 4-3
LANDLORD/TENANT RESPONSIBILITY MATRIX

Landlord/Tenant Operational Responsibility Matrix
65 Hayden Ave., Lexington, MA
	Landlord	Tenant	Notes

Utilities
Building Electricity	X		Tenant premises will be separately sub-metered.
Exterior lot lighting	X
Gas	X
Water and Sewer	X
Water and Sewer - Irrigation	X
Telephone Loading Dock Intercom	X
Telephone - Elevator/Fire Alarm Panel	X

Janitorial
Contract - Common Areas	X
Contract - Tenant Premises		X
Supplies/other - Common Areas	X
Supplies/other - Tenant Premises		X
Interior Window Washing		X
Exterior Window Washing	X
Trash and Recycling (non-hazardous)	X		Landlord will provide a dumpster at the loading dock for tenant's use.
Biohazard Disposal Services		X

Roads and Grounds
Landscape Maintenance	X
Parking Lot Maintenance	X
Snow removal	X
Sidewalk/Other	X
Common Maintenance	X

Life Safety Systems
Fire & Sprinkler Annual Testing	X
Fire Alarm System Maint.	X
Generator PM - Base Building	X
TT Supplemental Generators		X

EXHIBIT 4-3, Page 1

Extinguishers - Common Areas	X
Extinguishers - Tenant Premises		X

Repairs & Maintenance
Electrical R&M - Common	X
Electrical R&M - Tenant Premises		X
Bulbs and Ballast - Common Areas	X
Bulbs and Ballast - Tenant Premises		X
Elevator Contract and Maint.	X
HVAC Repairs/Supplies	X
HVAC - Supplemental Units/Supplies		X
Plumbing R&M - Common Areas	X
Plumbing R&M - Tenant Premises		X
Façade Repairs/Structural	X
Pest Control - Common Areas	X
Pest Control - Tenant Premises		X
Roof Repairs	X
Door Repair		X
Keys and Locks		X
Access Control - Base Building	X
Access Control - Tenant Premises		X
Contract Security Services	X

Lab Services
RODI Maintenance	X
Vacuum System	X
Waste PH System		X
Compressed Air	X
Compressed Gasses		X

EXHIBIT 4-3, Page 2

EXHIBIT 5
EXISTING BASE BUILDING SYSTEMS AND CAPACITIES
Tenant Maximum Capacity:

Base Building Generator: 152,660 Watts
Air Flow (CFM): 70,525
Electrical: 457,980 Watts
RODI Water: 18 megohm water with a flow rate of 42 gallons per minute

EXHIBIT 5, Page 1

EXHIBIT 6
FORM OF LETTER OF CREDIT
________________________
[Name of Financial Institution]
Irrevocable Standby
Letter of Credit
No.
Issuance Date:
Expiration Date:
Applicant:

Beneficiary
[[[LANDLORD NAME]]]
________________
________________
Ladies/Gentlemen:
We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of ____________________ U.S. Dollars ($____________________) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.	An original copy of this Irrevocable Standby Letter of Credit.

2.
Beneficiary’s dated statement signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to this Lease (the “Lease”) dated ________________ by and between ____________________, as Landlord, and __________________, as Tenant and/or any amendment to the lease or any other agreement between such parties related to the lease.

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date or applicable anniversary thereof, we notify you in writing by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to:

EXHIBIT 6, Page 1

_______________________. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.
This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.
We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.
All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at ______________________________________________ to the attention of __________________________________.
Very truly yours,

[name]
[title]

EXHIBIT 6, Page 2

EXHIBIT 6-1
ELEVATION SHOWING LOCATION OF TENANT’S MONUMENT SIGN

MERCK
CoNCERT Pharmaceuticals Inc.
65 Hayden
RESEARCH CAMPUS
KSP King Street Properties
STREET / WEST BOUND
Flush, changeable tenant panels with white vinyl film logo
17'-0"
18"
9 1/2"
5'-0"
LED uplights (by others) Recommend (3) per side
EAST BOUND
SIDE VIEW

1 **Elevation**
Scale: 3/8"=1'-0"

omloop
it's all connected

21 Bantry Road
Framingham, MA 01701
508.733.6440

omloopdesign.com

DATE

12.12.17

These drawings are not for construction. This office shall review contractor's shop drawings and details prior to fabrication. Contractors shall be responsible for verification of all dimensions and field conditions prior to performing the work, and inform this office of any variations.

PROJECT NAME

KSP

HAYDEN AVENUE
ENVIRONMENTAL
GRAPHICS
LEXINGTON, MA

PROJECT #

DRAWN BY

BP

SHEET TITLE

ID1 ENTRY MONUMENTS
Concert Pharmaceuticals, Inc.

SHEET NUMBER

GS.1

EXHIBIT 6-1, Page 1

65 Hayden
RESEARCH CAMPUS
CoNCERT
MERCK
75 Hayden
Shire

omloop
it's all connected

21 Bantry Road
Framingham, MA 01701
508.733.6440

omloopdesign.com

DATE

12.12.17

These drawings are not for construction. This office shall review contractor's shop drawings and details prior to fabrication. Contractors shall be responsible for verification of all dimensions and field conditions prior to performing the work, and inform this office of any variations.

PROJECT NAME

KSP

HAYDEN AVENUE
ENVIRONMENTAL
GRAPHICS
LEXINGTON, MA

PROJECT #

DRAWN BY

BP

SHEET TITLE

ID1 ENTRY MONUMENTS
Concert Pharmaceuticals, Inc.

SHEET NUMBER

GS.2

EXHIBIT 6-1, Page 2

EXHIBIT 7
LANDLORD’S SERVICES
1.    Hot and cold water to the Common Area lavatories and the Premises, including both office and laboratory space
2.    Electricity for Building Common Areas and the Premises [Note: Electricity to the Premises shall be submetered.]
3.    HVAC services to the Building Common Areas and the Premises, including both office and laboratory space. The maximum air flow capacity available to Tenant is 70,525 CFM

4.	Elevator service. The maximum electrical capacity available to Tenant is 457,980 Watts
5.    Trash removal
6.    Snow removal
7.    Exterior grounds and parking maintenance
8.    Management services
9.    Campus security systems, including (i) security personnel staffing a security station in the lobby of the Building during normal business hours and (ii) security personnel located on the Campus, with periodic patrols, 24 hours per day, 7 days per week.
10.    Maintenance of life safety systems (fire alarm and sprinkler)
11.    Access to the following shared laboratory systems on a pro-rata basis:
a)    Vacuum
b)    Compressed Air

c)	RO/DI Water: The maximum capacity available to Tenant is 18 megohm water with a flow rate of 42 gallons per minute
12.    Such other services as Landlord reasonably determines are necessary or appropriate for the Property.
13.    Landlord shall keep the Premises and the Building equipped with appropriate safety appliances to the extent required by applicable laws or insurance requirements, and Landlord shall responsible for the maintenance and repair of the base building life safety systems as set forth on Exhibit 4-3.

EXHIBIT 7, Page 1

EXHIBIT 8
TENANT’S HAZARDOUS MATERIALS
[See attached.]

EXHIBIT 8, Page 1

EXHIBIT 9-1
BUILDING RULES AND REGULATIONS
65 HAYDEN AVENUE, LEXINGTON, MA
A.     General
1. Tenant and its employees shall not in any way obstruct the sidewalks, halls, stairways, or exterior vestibules of the Building, and shall use the same only as a means of passage to and from their respective offices. At no time shall Tenants permit its employees, contractors, or other representatives to loiter in Common Areas or elsewhere in and about the Property.
2. Corridor doors, when not in use, shall be kept closed.
3. Areas used in common by tenants shall be subject to such regulations as are posted therein.
4. Any Tenant or vendor sponsored activity or event in the Common Area must be approved and scheduled through Landlord’s representative, which approval shall not be unreasonably withheld.
5. No animals, except Seeing Eye dogs, shall be brought into or kept in, on or about the Premises or Common Areas, except as approved by Landlord or stated in the Lease.
6. Alcoholic beverages (without Landlord’s prior written consent), illegal drugs or other illegal controlled substances are not permitted in the Common Areas, nor will any person under the influence of the same be permitted in the Common Areas. Landlord reserves the right to exclude or expel from the Building any persons who, in the judgment of the Landlord, is under the influence of alcohol or drugs, or shall do any act in violation of the rules and regulations of the Building.
7. No firearms or other weapons are permitted in the Common Areas.
8. No fighting or “horseplay” will be tolerated at any time in the Common Areas.
9. Tenant shall not cause any unnecessary janitorial labor or services in the Common Areas by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.
10. Smoking and discarding of smoking materials by Tenant and/or any Tenant Party is permitted only in exterior locations designated by Landlord. Tenant will instruct and notify its employees and visitors of such policy.
11. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

EXHIBIT 9-1, Page 1

12. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages food, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of tenant’s employees and located within the Tenant Premises.
13. Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenant, its employees, agents and contractors shall cooperate with said policy, and Tenant shall cooperate and use best efforts to prevent the same by Tenant’s invitees.
14. Fire protection and prevention practices implemented by the Landlord from time to time in the Common Areas, including participation in fire drills, must be observed by Tenant at all times.
15. Except as provided for in the Lease, no signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building that are visible from the exterior of the Building unless approved in writing by the Landlord.
16. The restroom fixtures shall be used only for the purpose for which they were constructed and no rubbish, ashes, or other substances of any kind shall be thrown into them. Tenant will bear the expense of any damage resulting from misuse.
17. Tenant will not interfere with or obstruct any building central HVAC, electrical, or plumbing systems.
18. Tenant shall utilize the pest control service designated by Landlord to control pests in the Premises. Except as included in Landlord’s Services, tenants shall bear the cost and expense of such pest control services.
19. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which unless such equipment: (i) either bears the U/L (Underwriters Laboratories) seal of approval or is not objected to by the Building Department of the Town of Lexington, and (ii) would not overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as reasonably determined by Landlord, taking into consideration the overall electrical system and the present and future requirements of the Building.
20. Tenants shall not use more than its proportionate share of telephone lines available to service the Building without Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed.
21. Tenants shall not perform improvements or alterations within the Building or their Premises, if the work has the potential of disturbing the fireproofing which has been applied on the surfaces of structural steel members, without the prior written consent of Landlord, subject to the provisions of the Lease.

EXHIBIT 9-1, Page 2

22. Tenant shall manage its waste removal and janitorial program, at its sole cost and expense, keeping any recyclables, garbage, trash, rubbish and refuse in vermin proof containers for Tenants sole use within the Landlord designated area until removed with all work to be performed during non-business hours.
23. Lab operators who travel in the Common Areas of the Building must abide by the one glove rule and remove lab coats where predetermined.
24. Chemical lists and MSDS sheets must be readily available to Landlord. In the event of an emergency, first responders will require this information in order to properly evaluate the situation.
25. Tenant shall provide Landlord, in writing, the names and contact information of two (2) representatives authorized by Tenant to request Landlord services, either billable or non-billable and to act as a liaison for matters related to the Premises.
26. Parking of any trailers, trucks, motor homes, or unregistered vehicles in the parking lots is prohibited.
27. Tenants shall not use more than its proportionate share of base building Central HVAC or electrical capacity, subject to the provisions of the lease.
B.     Access & Security
1. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during the hours Landlord may deem advisable for the adequate protection of the Property. Use of the Building and the leased premises before 8 AM or after 6 PM, or any time during Saturdays, Sundays or legal holidays shall be allowed only to persons with a key/card key to the Building or guests accompanied by such persons. Any persons found in the Building after hours without such keys/card keys are subject to the surveillance of building staff. Tenant shall have the right, subject to Landlord’s prior approval of plans and specifications for same, to design a key/card key access system for the Premises that shall be compatible with the card key access system for the Building so that Tenant and its employees only need one key/card key to access the Premises and the Building.
2. Tenant shall not place any additional lock or locks on any exterior door in the Premises or Building or on any door in the Building core within the Premises, including doors providing access to the telephone and electric closets and the slop sink, without Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned, or delayed. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys shall be returned to landlord at the expiration or earlier termination of this Lease.
3. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents, provided that Tenant shall have access to the Building 24 hours per day, 7 days a week. Tenant, Tenant’s

EXHIBIT 9-1, Page 3

agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable requirements relative thereto. Landlord shall cause the Building lobby security station to be staffed 24 hours per day, 7 days per week. After-hours Building access is also provided by a card reader access system.
4. Tenant acknowledges that Property security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Common Areas. Accordingly, Tenant agrees to cooperate and cause its employees, contractors, and other representatives to cooperate fully with Landlord in the implementation of any reasonable security procedures concerning the Common Areas.
5. Tenant and its employees, agents, contractors, invitees and licensees are limited to the Premises and the Common Areas. Tenants and its employees, agents, contractors, invitees and licensees may not enter other areas of the Project (other than the Common Areas) except when accompanied by an escort from the Landlord.
C.     Shipping/Receiving
1. Dock areas for the Building shall not be used for storage or staging by Tenant except in the Loading Dock Premises as permitted in the Lease.
2. In no case shall any truck or trailer be permitted to remain in a loading dock area for more than 60 minutes, except with prior written notice to Landlord, which notice may be given via email, provided that, in any event Landlord shall have the right, in good faith, to require Tenant to adjust its schedule for the use of the dock areas based upon the needs of the other tenants of the Building and Building operations.
3. There shall not be used in any Common Area, either by Tenant or by delivery personnel or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sole guards.
4. Lab operators carrying any lab related materials may only travel within the Premises. At no time should any lab materials travel in the Common Areas, except at the Loading Dock and Freight Elevator.
5. Any dry ice brought into the building must be delivered through the loading dock.
6. All nitrogen tanks must travel through the loading dock and should never be left unattended outside of the Premises.

EXHIBIT 9-1, Page 4

EXHIBIT 9-2
CONSTRUCTION
RULES AND REGULATIONS
THE RULES MUST BE POSTED AT THE JOB SITE AT ALL TIMES!

1.
Access. Building entrances; lobbies, passages, corridors, public elevators, stairways, and other common areas will not be encumbered or obstructed by the contractor, or contractor’s agents during construction of the tenant’s lease premises. Contractors are not to use the main building entrances, access should be through the loading dock entrance only.

All work must be scheduled through the Management Office in advance and include a list of contractors performing work. Work to be performed after hours must be scheduled through the Management Office 24 Hours before the activity will occur. All after hours work must be supervised by the general contractor.
Each contractor is responsible for their subcontractor(s), and the actions of their personnel including clean-up and construction traffic. Contractors are not to use Tenant phones, or Restrooms under any circumstances. Construction personnel found using phones or restrooms located in the tenant’s suite will be asked to leave the premises and not allowed to return.

Break areas for construction personnel are subject to LPC approval.

ALL PASSENGER ELEVATORS AND PUBLIC AREAS, INCLUDING THE BUILDING FITNESS CENTER, SHALL BE RESTRICTED AND OFF LIMITS TO ALL CONSTRUCTION PERSONNEL.

2.
Cleanliness and Damages. Prior to commencement and upon completion of each job, a walk-through of public areas will be made, i.e. restrooms, freight elevators, loading dock, etc., and any subsequent damages will be the responsibility of the contractor. The contractor shall be responsible for cleaning these areas each day at his own expense. LPC reserves the right to require that General Contractor provide proof of a pest control plan at any time throughout the construction project.

3.
Parking. Parking areas are designated by the Management Office and subject to change at any time. Failure to park in a designated area will result in the towing of the vehicle at the owner’s expense. The General Contractor is required to designate a single badge holder to stand at the entrance gate each morning to provide access for other contractors parking in the lot.

EXHIBIT 9-2, Page 1

4.
Safety and Protection of Property. Contractors shall police ongoing construction operations and activities at all times, keeping the premises orderly, maintaining cleanliness in and about the premises, and ensuring safety and protection of all areas, including loading docks, elevators, lobbies and all other public areas which are used for access to the premises. Contractor shall provide adequate protection to all carpets, wall surfaces, doors and trim in public areas through which materials are transported. Any damage to existing walls, carpets, doors or trim during construction shall be repaired by the Contractor.

Construction materials shall only be stored in the premises where they are to be installed. No storage of materials will be permitted in any public areas, loading docks or corridors leading to the premises, nor in any mechanical rooms, electrical rooms, etc. Materials left in unauthorized areas may be disposed of by LPC.

5.
Noise and Vapor Restrictions. Work that would cause an inconvenience to the tenant or other tenants in the building, or work to be performed in an occupied space must be performed after hours or on the weekend. Noise generating activities include, but are not limited to floor penetrations created with the use of core drilling machines, pneumatic hammers, attaching wall track etc. These tasks shall be performed before 7:30 a.m. or after 7:00 p.m. Likewise, any construction techniques causing dust, or vapors etc. must be conducted during these hours.

When construction is on an occupied multi-tenant floor, noise (i.e., radios, loud talking, equipment, etc.) must be kept to a minimum. The Property Manager will have the sole authority to determine if an operation is causing excessive noise, dust, or vapor.

6.
Building Standards. Lincoln Property Company has the right to inspect work at any time and may reject work that does not conform to code, tenant’s plans, or work that may affect the exterior appearance, structural components, or building system. Mechanical and electrical shop drawings must be reviewed and approved by Landlord’s engineer, or representative. All panels and transformers are to match the building standard systems and all materials and methods used to connect panels and transformers must be approved by Landlord.

a.	If project requires modification of existing ductwork, duct should be hard capped. The use of plastic is not acceptable.

7.
Fees. Contractor is responsible for all costs incurred by the Landlord in association with the project. This is including but not limited to; fire alarm and sprinkler disconnects, City of Cambridge master box fees, security details, additional required cleaning and trash

EXHIBIT 9-2, Page 2

removal, and overtime engineering labor costs.

8.
Shutdowns and Outages. Unscheduled outages of any utility, or building service is strictly prohibited. Building services include but are not limited to; fire alarm and sprinkler systems, BAS system, air handling, exhaust, etc. Work to any base building system to accommodate work directed by the tenant or unforeseen interference (i.e., sprinkler head conflicts) which is not part of the Work, will be performed by the tenant’s contractor at tenant’s sole expense.

All planned utility outages and fire and life safety system impairments must be coordinated in advance with the management office. Utility shutdowns that impact base building and/or other tenant systems must be coordinated at least two weeks in advance. All fire alarm and sprinkler system shutdown requests must be submitted to the management office two full business days in advance of the work with a completed shutdown request form.

9.
Dust and Odor Control. Dust and odors are to be controlled with temporary partitions which are sealed adequately to prevent entry outside of the construction area. Common areas must be kept clean at all times and free from hazards. A general clean-up of the space under construction is to be performed on a daily basis. Floor sweep or a comparable material will be used when sweeping concrete or tile floors. Final clean-up will be the responsibility of the contractor, which is to include all vacuuming and dusting as required.

10.	Hot Work. At no time is any welding or cutting with a torch to be used in the building without prior approval and coordination from the Management Office.

11.
Loading Dock and Freight Use. All material deliveries must be made through the loading dock and transported directly to the job site utilizing the designated freight elevator only. The contractor may not use the passenger elevators for the transportation of materials at any time. All vehicles are to be removed from the dock as soon as the delivery is complete. Unattended vehicles will be towed at the contractor’s expense. Extended deliveries of sheetrock, MEP equipment and construction materials must be scheduled with the management office for delivery after normal business hours. The building’s freight elevator is available during normal business hours for routine deliveries of one or two trips.

12.
Waste Removal. The Contractor is responsible for removing all construction debris and trash from the construction site. Under no circumstances shall trash or construction debris be allowed to accumulate. Dumpster locations are subject to approval by the Management Office. Containers may be delivered and picked up between the hours of 4PM – 10AM. Under no circumstances is the Landlord’s dumpster to be used.

EXHIBIT 9-2, Page 3

13.	Punch List. It shall be the responsibility of the general contractor to complete all punch list items before the tenant move-in date or the stipulated completion date.

14.	Insurance. Contractors will be required to carry standard requirements incorporating both the owner and LPC Commercial Services, Inc. as additionally insured parties.

15.
Posting. A copy of these regulations shall be posted on the job site for all parties to observe. Contractor is responsible for instructing all of his personnel and subcontractors to comply with these regulations.

Lincoln Property Company reserves the right to change or modify these rules and regulations at any time.

Your signature below signifies that you have read the rules above and agree to abide by all of them.

__________________________
__________________________
Signature                Date:__________    Firm Name:__________________

Effective Date:__________

EXHIBIT 10
TENANT WORK INSURANCE REQUIREMENTS
Tenant shall, at its own expense, maintain and keep in force, or cause to be maintained and kept in force by any general contractors, sub-contractors or other third party entities where required by contract, throughout any period of Alterations to the Premises or the Building by Tenant, the following insurance coverages:
(1)    Property Insurance. “All-Risk” or “Special” Form property insurance, and/or Builders Risk coverage for major renovation projects, including, without limitation, coverage for fire, earthquake and flood; boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief coverage on all equipment, furniture, fixtures, fittings, tenants work, improvements and betterments, business income, extra expense, merchandise, inventory/stock, contents, and personal property located on or in the Premises. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO “All-Risk” or “Special” form, when such coverage is supplemented with the coverages required above. Property policy shall also include coverage for Plate Glass, where required by written contract.
Builders Risk insurance coverage may be provided by the general contractor on a blanket builders risk policy with limits adequate for the project, and evidencing the additional insureds as required in the Lease.
(2)    Liability Insurance. General Liability, Umbrella/Excess Liability, Workers Compensation and Auto Liability coverage as follows:

(a) General Liability	$1,000,000 per occurrence
$1,000,000 personal & advertising injury
$2,000,000 products/completed operations aggregate
The General Contractor is required to maintain, during the construction period and up to 3 years after project completion, a General Liability insurance policy, covering bodily injury, personal injury, property damage, completed operations, with limits to include a $1,000,000 limit for blanket contractual liability coverage and adding Landlord as additional insured as respects the project during construction and for completed operations up to 3 years after the end of the project. Landlord requires a copy of the ISO 20 10 11 85 Additional Insured endorsement, showing Landlord as an additional insured to the GC’s policy.

(b) Auto Liability	$1,000,000 combined single limit (Any Auto) for bodily injury and property damage, hired and non-owned cover.
(c) Workers Compensation	Statutory Limits
Employers Liability	$1,000,000 each accident*
$1,000,000 each employee*
$1,000,000 policy limit* * or such amounts as are customarily obtained by operators of comparable businesses
General Contractor shall ensure that any and all sub-contractors shall maintain equal limits of coverage for Workers Compensation/EL and collect insurance certificates verifying same.

(d) Umbrella/Excess Liability	$5,000,000 per occurrence
(e)    Environmental Insurance – To the extent reasonably required by Landlord Contractors’ commercial general liability/umbrella insurance policy(ies) shall include Landlord and Landlord’s designees as additional insureds’, and shall include a primary non-contributory provision. Liability policy shall contain a clause that the insurer may not cancel or materially change coverage without first giving Landlord thirty (30) days prior written notice, except cancellation for non-payment of premium, in which ten (10) days prior written notice shall be required.
(3)    Deductibles. If any of the above insurances have deductibles or self-insured retentions, the Tenant and/or contractor (policy Named Insured) shall be responsible for the deductible amount.
All of the insurance policies required in this Exhibit 10 shall be written by insurance companies which are licensed to do business in the State where the property is located, or obtained through a duly authorized surplus lines insurance agent or otherwise in conformity with the laws of such state, with an A.M. Best rating of at least A and a financial size category of not less than VII. Tenant shall provide Landlord with certificates of insurance upon request, prior to commencement of the Tenant/contractor work, or within thirty (30) days of coverage inception and subsequent renewals or rewrites/replacements of any cancelled/non-renewed policies.

EXHIBIT 11
ADDITIONAL PROVISIONS
I.    RIGHT OF FIRST OFFER—SECOND FLOOR--SOUTH:
A.     Grant of Option. Subject to the provisions of this Section I, Tenant shall have a one-time right of first offer (the “RFO”) to lease each RFO Premises, as hereinafter defined, or any portion thereof, at the time that as hereinafter set forth, at the time that such RFO Premises, or any portion thereof, becomes available for lease, as hereinafter defined.
B.    Definition of RFO Premises. The “RFO Premises” consist of: (i) an area (“Second Floor RFO Premises”) located on the second floor of the South wing of the Building, containing 78,899 rentable square feet, on the second (2nd) floor of the Building, South, as shown on Exhibit 1C, Sheet 1, attached hereto and incorporated herein, (ii) an area (“Third Floor RFO Premises”) located on the third (3rd) floor of the South wing of the Building, containing 25,730 rentable square feet, as shown on Exhibit 1C, Sheet 2, attached hereto and incorporated herein; and (iii) an area (“First Floor Hazardous Waste Storage RFO Premises”) located on the first (1st) floor of the Building, containing 446 rentable square feet, as shown on Exhibit 1C, Sheet 3, attached hereto an incorporated herein. The parties hereby acknowledge and agree that:
(i) the Second Floor RFO Premises are currently occupied by Merck Sharp & Dohme Corp. (the “Merck”), pursuant to a lease (the “Merck Lease”), the term of which expires as of November 27, 2019. The RFO shall not apply to the Second Floor RFO Premises until after the expiration, or prior termination, of the initial lease of the Second Floor RFO Premises, or any portion thereof, by Landlord to a third party (“Initial Second Floor Tenant”) or other than Merck (or its successor);
(ii) the Third Floor RFO Premises are presently vacant. The parties expressly agree that the RFO shall not apply to the Third Floor RFO Premises, or any portion thereof, until after expiration or prior termination of the initial lease of the Third Floor RFO Premises, or such portion thereof, to a third party (“Initial Third Floor Tenant”); and

(iii)
the First Floor Hazardous Waste Storage RFO Premises are currently occupied by Merck pursuant to the Merck Lease. The RFO shall not apply to the First Floor Hazardous Waste Storage RFO Premises until after the expiration, or prior termination, of the Merck Lease with the First Floor Hazardous Waste Storage RFO Premises, or any portion thereof, as the Merck Lease with respect to the First Floor Hazardous Waste Storage RFO Premises may be extended or renewed.

The Initial Second Floor Tenant and the Initial Third Floor Tenant is each sometimes referred to herein as “Initial Tenant”.
C.    Available for Lease to Tenant. Each RFO Premises, or any portion thereof, shall be deemed to be “available for lease to Tenant”, if, in Landlord’s bona business judgment: (i) Landlord’s lease with respect to either of the RFO Premises, or any portion thereof, will terminate, and (ii) all Superior Rights to such lease such RFO Premises, or such portion thereof, have lapsed unexercised, been irrevocably waived, or will not occur, as the case may be. “Superior Rights” shall be defined as: (i) the right of the Initial Tenant of a RFO Premises to extend or renew the term of its lease of such RFO Premises, or the applicable portion thereof, and (ii) Landlord to enter into an agreement with the then holder of Initial Tenant’s interest under Landlord’s lease of such RFO Premises, or the applicable portion thereof, renewing or extending such lease.
D.    Procedures for Exercising RFO. At such time as either RFO Premises, or any portion thereof, becomes available for lease to Tenant, Landlord shall, subject to the provisions of this Section I, give a written offer (the “Offer”) to Tenant of the terms under which Landlord is prepared to lease the RFO Premises to Tenant, including the Base Rent (which shall be based upon Landlord’s good faith judgment of the fair market rental value of the RFO Premises in question, Tenant’s improvement allowance, if any, renewal term and all other terms. Tenant may lease the RFO Premises under such terms, by delivering written notice (the “Acceptance”) to Landlord accepting such Offer within ten (10) business days after Landlord gives such Offer to Tenant. If Tenant disputes the Base Rent set forth in the Offer, Tenant shall have the right, in its Acceptance, to submit such dispute to appraisal (Tenant hereby confirming and agreeing that Tenant shall be unconditionally bound by the result of such appraisal). In such event, the Base Rent applicable to such RFO Premises shall be determined in accordance with the same procedure set forth in Section 1.2(c) of the Lease of the Lease, except that: (i) the Acceptance shall be deemed to be “Tenant’s Response Notice” and the Base Rent applicable to such RFO Premises shall be deemed to be the “Extension Term Base Rent”.
E.    Conditions to RFO. The RFO is subject to the following conditions, and, without limiting the foregoing, Landlord shall have no obligation to give an Offer to Tenant with respect to either RFO Premises, or any portion thereof, if any of the following conditions (“Conditions”) are not satisfied:
(i)    an Event of Default by Tenant (as said term is defined in Section 20 of the Lease) exists at the time that Landlord would otherwise deliver the Offer; or
(ii)    no more than twenty-five (25%) percent of the Premises is sublet (other than to an Affiliated Entity or Successor, as defined in Section 13.7 of the Lease) at the time Landlord would otherwise deliver the Offer; or
(iii)    the Lease has been assigned (other than to an Affiliated Entity or Successor) prior to the date Landlord would otherwise deliver the Offer; or
(iv) Tenant is not occupying more than seventy-five (75%) percent of the Premises on the date Landlord would otherwise deliver the Offer; or
(v)    less than three (3) years remain in the Term; provided, however, that if, at the time that Landlord would otherwise be required to give an Offer to Tenant, Tenant has a right, pursuant to Section 1.2 of the Lease, to extend the Term of the Lease which has not been waived or lapsed unexercised, then Landlord shall nevertheless give the Offer and Tenant may elect to exercise the RFO Premises provided that, simultaneously with giving the Notice of Exercise, Tenant gives Landlord an Extension Notice under Section 1.2 of this Lease).
F.    Termination of Right of First Offer. Tenant’s right to Lease either RFO Premises, or any portion of either RFO Premises, as the case may be, pursuant to this Section I shall terminate, and Tenant shall have no further right to lease such RFO Premises, or such portion thereof, upon the earlier to occur of: (i) Tenant’s failure to give a timely Acceptance within the ten-(10)-business-day period provided in Section D above; or (ii) the date Landlord would have provided Tenant an Offer if Tenant had not failed to satisfy one or more of the Conditions set forth in Section E above.
G.    Terms of Lease Applicable RFO Premises. The terms applicable to Tenant’s demise of either RFO Premises, or any portion thereof, shall be upon the terms set forth in the applicable Offer, and otherwise upon the terms and conditions of the Lease, to the extent that the provisions of the Lease are not inconsistent with such Offer, and as follows:
(i)    The term for such RFO Premises, or portion thereof, shall, subject to clause (iii) below, commence upon the commencement date stated in the Offer and expire on the Expiration Date of the Lease (as it may be extended pursuant to Section 1.2 above).
(ii)    Tenant shall pay Base Rent and Additional Rent for such RFO Premises, or portion thereof, in accordance with the terms and conditions of the Offer, unless Tenant, in its Acceptance, submits its dispute as to Base Rent for such RFO Premises to appraisal, in which event such Base Rent shall be determined by appraisal, as set forth above.
(iii)    The First Floor Hazardous Waste Storage RFO Premises may only be used for the purposes which Tenant is permitted to use the Hazardous Waste Storage Premises.
(iv)    Such RFO Premises, or portion thereof, shall be accepted by Tenant in its condition (including improvements and personalty, if any) and as-built configuration existing on the earlier of the date Tenant takes possession of such RFO Premises, of portion thereof, or as of the date the term for such RFO Premises, or portion thereof, commences, and Landlord shall have no obligation to provide any Landlord Contribution or free rent with respect to such RFO Premises, or portion thereof, unless otherwise provided in such Offer. Without limiting the foregoing, Landlord shall have no obligation to construct any improvements or provide any allowance to Tenant in order to use the First Floor Hazardous Waste Storage RFO Premises for its Permitted Use.
H.    Offering Amendment. If Tenant exercises the RFO with respect to either RFO Premises, or any portion thereof, Landlord shall prepare an amendment (the “Offering Amendment”) adding such RFO Premises, or portion thereof, to the Premises on the terms set forth in the Offer and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Parking Spaces, and other mutually agreeable appropriate terms. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Acceptance sent by Tenant to Landlord, and, if the terms and conditions of the Offering Amendment are reasonably acceptable to Tenant, then Tenant shall execute and return the Offering Amendment to Landlord within fifteen (15) days thereafter, but an otherwise valid exercise of the RFO shall be fully effective whether or not the Offering Amendment is executed.
I.    If Tenant does not give Landlord a written Acceptance on or before the date (“Last Acceptance Date”) which is ten (10) business days after Landlord gives the Offer to Tenant, Landlord shall have the right to enter into a lease the subject RFO Premises on any terms to any party within 365 days after the earlier of: (i) the date that Tenant gives Landlord written notice declining to accept the Offer, or (ii) the Last Acceptance Date, failing which, Landlord shall be again obligated to deliver an Offer to Tenant in accordance with the provisions of this Section I before leasing the subject RFO Premises to a third party.
II.    EMERGENCY GENERATORS
A.    Existing Generator. Reference is made to the fact the Building is served by a 400 kw 480/277 3 phase 4 wire (“Existing Generator Capacity”) emergency generator (the “Existing Generator”). Tenant shall have the right, subject to obtaining Landlord’s prior written approval, which approval shall not be unreasonably withheld, to connect its equipment in the Premises to the Existing Generator, provided that the aggregate electrical demand of all equipment connected by Tenant to the Existing Generator at any time shall not exceed 152,660 watts. Landlord’s sole obligation to Tenant with respect to the Existing Generator shall be to contract with a reputable third party (“Generator Servicer”) to maintain the Existing Generator as per the manufacturer’s standard maintenance guidelines. Landlord shall have no obligation to supervise, oversee or confirm that the Generator Servicer is maintaining the Existing Generator per the manufacturer’s standard guidelines or otherwise, and Landlord shall have no obligation or liability to Tenant in the event that the Existing Generator is not operational.

B.    Tenant’s Generator. In addition to, Tenant’s right to connect its equipment to the Existing Generator, as set forth above, Tenant shall have the right, at Tenant’s election to demise the Generator Area, as hereinafter defined, if Tenant, in its sole discretion, determines that either: (i) the Generator Servicer is failing to maintain the Existing Generator in operable condition, or (ii) the Existing Generator is insufficient to provide enough power to the Premises to service Tenant’s needs. In either such event, Landlord shall demise and lease the Generator Area, as hereinafter defined, to Tenant, and Tenant shall hire and take the Generator Area from Landlord. The “Generator Area” shall be defined as an area outside of the Building, which shall be mutually agreed upon by Landlord and Tenant. Tenant shall have the right to use the Generator Area solely for the purpose of installing a concrete pad and for the installation and use of Tenant’s own emergency generator (“Tenant’s Generator”) in accordance with the provisions of this Section B. The term of the Lease with respect to the Generator Area shall commence as of the date that Tenant first commences work installing said concrete pad (“Commencement Date in respect of Tenant’s Generator”) and shall terminate as of the Expiration Date of the Lease, as such date may be extended pursuant to Section 1.2 of this Lease (Tenant’s Generator and the Generator Area are deemed to be the “Generator Premises”). Said demise of Tenant’s Generator Area shall be upon all of the same terms and conditions of the Lease, except as set forth herein. Tenant shall not install or operate Tenant’s Generator until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses, and authorizations necessary for the installation and operation of Tenant’s Generator. In addition, Tenant shall comply with all reasonable construction rules and regulations promulgated by Landlord in the maintenance and operation of Tenant’s Generator. Tenant shall be permitted to use Tenant’s Generator Area solely for the maintenance and operation of Tenant’s Generator, and Tenant’s Generator and Generator Area are solely for the benefit of Tenant. All electricity generated by Tenant’s Generator may only be consumed by Tenant in the Premises.

(i)    Tenant shall, at Tenant’s cost, landscape or screen, as directed by Landlord, the area around Tenant’s Generator Area.

(ii)    Tenant shall have no obligation to pay Base Rent, costs and expenses of the Common Areas, or Taxes in respect of Tenant’s Generator Area.

(iii)    Landlord shall have no obligation to provide any services including, without limitation, electric current, to Tenant’s Generator Area; provided, however, that Tenant, at Tenant’s sole cost, shall, subject to the provisions of this Lease (including, without limitation, Section 11 hereof) shall have the right to install wiring in locations designated by Landlord in order to connect Tenant’s Generator to Tenant’s electrical system serving the Prime Premises.

(iv)    Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements (collectively “Installations”) to Tenant’s Generator Area without Landlord’s prior written consent, which consent Landlord may withhold in its sole but bona fide business judgment.

(v)    Tenant may remove Tenant’s Generator and any Installations at any time during the Term of the Lease upon prior written notice to Landlord, provided that Tenant restores Tenant’s Generator Area to the same condition as the area surrounding Tenant’s Generator at the time of such removal.

(vi)    Tenant shall be responsible for the cost of repairing any damage to the Building caused by the installation of Tenant’s Generator and/or any Installations.

(vii)    Tenant shall have no right to sublet Tenant’s Generator Area or to assign its interest hereunder, other than to an Affiliated Entity or Successor as defined in Section 13.7 of this Lease.

(viii)    To the maximum extent permitted by law, Tenant’s Generator and all Installations in Tenant’s Generator Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that Tenant’s Generator or any Installations are damaged for any reason, except to the extent caused by the negligent acts, negligent omissions or willful misconduct of Landlord or any Landlord Parties.

(ix)    Tenant shall take Tenant’s Generator Area “as-is” in the condition in which Tenant’s Generator Area is in as of the Commencement Date in respect of Tenant’s Generator, without any obligation on the part of Landlord to prepare or construct Tenant’s Generator Area for Tenant’s use or occupancy. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of Tenant’s Generator Area for the installation and operation of Tenant’s Generator. Notwithstanding the foregoing, at Tenant’s written election, Tenant may include the installation of Tenant’s Generator on Tenant’s Generator Area as part of Landlord’s Work, in which event, the costs incurred by Landlord in installing so installing Tenant’s Generator shall be included as part of the Cost of Landlord’s Work.

(x)    In addition to and without limiting Tenant’s obligations under the Lease, Tenant shall comply with all applicable environmental and fire prevention laws, ordinances and regulations in Tenant’s use of Tenant’s Generator Area.

(xi)    In addition to and without limiting Tenant’s obligations under the Lease, Tenant covenants and agrees that Tenant’s use of Tenant’s Generator and Installations shall not adversely affect the insurance coverage for the Building. If for any reason, the installation or use of Tenant’s Generator and/or the Installations shall result in an increase in the amount of the premiums for such coverage, then Tenant shall be liable for the full amount of any such increase.

(xii)    Tenant shall, at Tenant’s sole cost and expense, repair and maintain Tenant’s Generator and Installations.

(xiii)    In addition to and without limiting the insurance provisions of the Lease, Tenant shall procure, keep in force and pay for Commercial General Liability Insurance in respect of Tenant’s Generator Area of not less than One Million ($1,000,000.00) Dollars in the event of personal injury to any number of persons or damage to property, arising out of any one occurrence and such insurance shall name Landlord as an additional insured party. Tenant shall have the right to maintain the aforesaid insurance under umbrella coverages.

(xiv)    In addition to and without limiting the indemnification provisions set forth in the Lease, Tenant shall, to the maximum extent permitted by law and subject to Section 14.5, indemnify, defend, and hold Landlord harmless from any and all claims, losses, demands, actions, or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant’s use of Tenant’s Generator Area, except to the extent caused by the negligent acts, negligent omissions or willful misconduct of Landlord or any Landlord Parties.

EXHIBIT 12
PLAN SHOWING LOADING DOCKS/RECEIVING AREA/FREIGHT ELEVATORS/NON-HM STORAGE PREMISES

LEGEND
NON-HAZARDOUS STORAGE
FREIGHT ELEVATORS

PROJECT NAME

CONCERT PHARMACEUTICALS

65 HAYDEN AVE
LEXINGTON, MASSACHUSETTS

R.E. DINNEEN ARCHITECTS & PLANNERS, INC.
123 North Washington Street Boston, Massachusetts 02114-2143 tel 617 227 7727 fax 617 227 1870

TITLE:

LOADING DOCK STORAGE AREA
FIRST FLOOR PLAN

PROJECT NO.	:	17185
ISSUE DATE	:	12/11/17
SCALE	:	NTS
DRAWN BY	:	MJO

E12

EXHIBIT 13
LIST OF REQUIRED REMOVABLES

EXHIBIT 14-1
MASTER DEED OF THE HAYDEN SCIENCE CENTER CONDOMINIUM
See The Hayden Science Center Condominium, which was established by Master Deed dated December 1, 2017, recorded in Book 70325, Page 108, in the Middlesex South District Registry of Deeds and filed as Document No. 195793 in the Middlesex South Registry District of the Land Court.

EXHIBIT 14-2

DECLARATION OF TRUST
OF THE HAYDEN SCIENCE CENTER CONDOMINIUM

See the Declaration of Trust of The Hayden Science Center Condominium Trust dated December 1, 2017, recorded in Book 70325, Page 148, in the Middlesex South District Registry of Deeds and filed as Document No. 195794 in the Middlesex South Registry District of the Land Court.
EXHIBIT 14-3

THE HAYDEN SCIENCE CENTER CONDOMINIUM PLANS

See the Condominium Floor Plans and Site Plans dated December 1, 2017, and filed with the Middlesex Registry of Deeds, Southern District, as Plan No. 1090, Pages 1 through 13.

EXHIBIT 9-2, Page 4